Exhibit 10.14

Execution Copy

Combination Agreement

entered into by

Fenix Parts, Inc.,

John J. Brennan

and

Leesville Auto Wreckers, Inc.

August 18, 2014

Table of Contents

Article 1 Definitions		1

Article 2 The Transaction		2

2.1	Consideration for Shares of Company Stock	2
2.2	Company Indebtedness	2
2.3	Estimated Working Capital	2
2.4	Accounts Receivable	3
2.5	Capital Expenditures	4
2.6	Other Closing Actions and Events	4

Article 3 Closing		5

Article 4 Representations and Warranties of the Shareholder		6

4.1	Shareholder Ownership and Authorization	6
4.2	Organization, Authorization and Enforceability	6
4.3	Capital Stock	7
4.4	No Violation	7
4.5	No Consent Required	8
4.6	Financial Statements	8
4.7	Books and Records	8
4.8	Title to Assets	8
4.9	Equipment and Trucks	9
4.10	Inventory and Accounts Receivable	9
4.11	Facility Leases	9
4.12	Contracts	10
4.13	Permits	11
4.14	Intellectual Property	12
4.15	Undisclosed Liabilities	12
4.16	Taxes	13
4.17	No Material Adverse Change	13
4.18	Employee Benefits	13
4.19	Insurance	14
4.20	Compliance	15
4.21	Legal Proceedings	15
4.22	Absence of Certain Events	15
4.23	Environmental Matters	16
4.24	Employees	17
4.25	Labor Relations	17
4.26	Certain Payments	17
4.27	Related Parties	18
4.28	IPO	18
4.29	No Intention To Dispose of Fenix Stock	18
4.30	Broker’s Fee	18
4.31	Disclosure	18

i

Article 5 Representations and Warranties of Fenix		18

5.1	Organization, Authorization and Enforceability	18
5.2	Capital Stock	19
5.3	No Violation	20
5.4	No Consent Required	20
5.5	Balance Sheet	20
5.6	Legal Proceedings	20
5.7	Fenix Stock	20
5.8	Other Combining Companies	20
5.9	Investment in Shares	20
5.10	Broker’s Fee	21
5.11	Due Diligence	21

Article 6 Pre-Closing Events		21

6.1	General	21
6.2	Conduct of Business	21
6.3	Access to Information	21
6.4	Confidentiality and Information Sharing	22
6.5	Notice of Developments	22
6.6	Supplements to Schedules	22
6.7	Exclusivity	22
6.8	Filings by the Company	23
6.9	Filings by Fenix	23
6.10	Cooperation in Preparation of Registration Statement	23

Article 7 Post-Closing Tax Matters		23

7.1	Post-Closing Company Tax Returns	23
7.2	Cooperation on Tax Matters	24

Article 8 Conditions to Closing		24

8.1	Fenix Closing Conditions	24
8.2	Shareholder Closing Conditions	25

Article 9 Termination		26

9.1	Termination	26
9.2	Effect of Termination	27

Article 10 Indemnification		27

10.1	Indemnification of Fenix	27
10.2	Indemnification of the Shareholder	28
10.3	Threshold and Cap	28
10.4	Survival	28
10.5	Notice of Indemnification Claim	29
10.6	Resolution of Claims	29
10.7	Third Party Suits	29
10.8	Remedies	30
10.9	Specific Performance	30

ii

Article 11 Miscellaneous		31

11.1	Expenses	31
11.2	Schedules	31
11.3	Parties’ Review	31
11.4	Publicity	31
11.5	Notices	31
11.6	Performance by the Company	32
11.7	Further Assurances	32
11.8	Waiver	32
11.9	Entire Agreement	33
11.10	Assignment	33
11.11	No Third Party Beneficiaries	33
11.12	Construction	33
11.13	Severability	33
11.14	Counterparts	33
11.15	Governing Law	33
11.17	Binding Effect	33

Annex I		1

Exhibits

Form of Employment Agreement (Joe Goodman)	A
Form of Consulting Agreement (John J. Brennan)	B
Form of Consulting Agreement (Kathleen Brennan)	C
Form of Finder’s Agreement (Shareholder)	D
Form of Noncompetition Agreement (Shareholder)	E
Form of Registration Rights Agreement (Shareholder)	F
Form of Lease (Gin-Jac Facility)	G-1
Form of Lease (Loki-Lot I Facility)	G-2
Form of Lease (Loki-Lot II Facility)	G-3
Form of Lease (PPP Group Facility)	G-4
Retention Bonuses	H

iii

Combination Agreement

This Combination Agreement (this “Agreement”) is entered into as of August 18, 2014 by Fenix Parts, Inc., a Delaware corporation (“Fenix”), John J. Brennan (sole “Shareholder”), and Leesville Auto Wreckers, Inc., a New Jersey corporation (the “Company”).

Background:

A. Fenix has entered into combination agreements for, or intends to negotiate or is currently negotiating the terms of combination agreements for, the combination of several companies (the “Combining Companies”) engaged in the business of providing alternative vehicle collision replacement products (the “Business”), in exchange for cash and shares of Fenix common stock (the “Consideration”). The Company is one of the Combining Companies.

B. Concurrently with the closing of an underwritten initial public offering (“IPO”) of Fenix common stock (“Fenix Stock”) and as part of a single transaction that includes the IPO, the stockholders or other equity interest holders of each Combining Company will transfer to Fenix, in exchange for the Consideration all of the stock of, or other equity interests in the Combining Companies. The Shareholder is the owner of all of the stock of the Company.

C. After the combination of the Combining Companies, the Company will continue to operate under its own name in order to preserve the value of the Company’s goodwill.

D. The constitutive transactions with the Combining Companies are intended to constitute Tax-free transfers of property by the stockholders or other equity interest holders of the Combining Companies under Section 351 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to the extent of the receipt by the stockholders or other equity interest holders of shares of Fenix common stock.

E. The IPO and the combination of the Combining Companies will be described in a registration statement on Form S-1 that Fenix will file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to be declared effective by the SEC prior to the commencement of sales of Fenix Stock in the IPO (the “Registration Statement”).

F. Fenix expects to file the Registration Statement with the SEC as promptly as practicable following the completion of an audit of the financial statements of the Company and the other Combining Companies by BDO USA, LLP.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

Article 1

Definitions

Certain capitalized terms used in this Agreement are defined in Annex I.

Article 2

The Transaction

2.1	Consideration for Shares of Company Stock

(a) Pursuant to the terms of this Agreement, at Closing:

(1) the Shareholder shall assign, transfer, and deliver to Fenix the certificate or certificates representing all of their respective shares of the Company’s common stock and collectively representing all of the Company’s issued and outstanding shares of capital stock, with each certificate duly endorsed for transfer to Fenix or accompanied by a duly executed assignment separate from certificate; and

(2) Fenix will acquire the shares of the Company’s capital stock from the Shareholder for Consideration consisting of (i) $11,727,500 in cash, which shall be paid to the Shareholder by a wire transfer of immediately available funds upon Fenix’s receipt of the net proceeds from the IPO, and (ii) 207,000 shares of Fenix Stock (or if the IPO Price is less than $10.00, a number of shares of Fenix Stock equal to the quotient obtained by dividing $2,070,000 by the greater of $9.00 or the IPO Price (rounding any fractional share upwards to a whole share)), which shall be paid by delivery of stock certificates registered in the Shareholder’s name.

(b) The number of shares of the Company’s capital stock that the Shareholder owns and will deliver to Fenix and the cash and number of shares of Fenix Stock to be delivered to the Shareholder (assuming that the IPO Price is $10.00) are shown on Schedule 2.1(b).

(c) The cash component of the Consideration shall be subject to adjustment as provided in Sections 2.2, 2.3, 2.4 and 2.5.

2.2	Company Indebtedness

At or prior to Closing, the Parties shall agree on the aggregate outstanding Indebtedness of the Company as of the Closing Date (excluding Indebtedness taken into account in the determination of Working Capital) (“Closing Date Indebtedness”), and the cash component of the Consideration payable at Closing shall be reduced by the amount of the Company’s Closing Date Indebtedness.

2.3	Estimated Working Capital

(a) At Closing (having delivered a draft estimate no later than five Business Days prior to Closing), the Shareholder shall deliver to Fenix his good faith estimate of the Company’s Working Capital as of the Closing Date (the “Estimated Working Capital Statement”), calculated in the manner shown on Schedule 2.3 for illustration purposes. Inventory shall be included in the Estimated Working Capital Statement only to the extent it is less than 30 days old, the quantity is consistent with the six-month historical trend, and the value included is the actual vehicle cost less the price of the parts previously sold.

(b) The cash component of the Consideration payable at Closing shall be increased by the amount of the Estimated Working Capital. It is a Fenix closing condition that the Company has cash as of Closing of $525,000, as provided in Section 8.1.

(c) As promptly as practical but no later than 90 days after the Closing Date, Fenix shall prepare and deliver to the Shareholder a proposed final statement of the Company’s Working Capital as of the Closing Date (the “Proposed Final Working Capital Statement” or “Proposed Statement”) calculated in the manner shown on Schedule 2.3 for illustration purposes.

(1) If the Shareholder accepts the Proposed Final Working Capital Statement, or if they fail to give written Notice to Fenix of an objection to the Proposed Statement within 30 days after receipt of a copy, the Proposed Statement shall become final (the “Final Working Capital Statement”). Any Notice of objection to the Proposed Statement shall specify in reasonable detail each item on the Statement that the Shareholder disputes and the basis of their objection.

(2) If the Shareholder gives written Notice of an objection to the Proposed Final Working Capital Statement within 30 days after receipt of a copy, Fenix and the Shareholder shall attempt in good faith to resolve their differences. In this regard, Fenix shall make copies of its workpapers and other relevant records and information available to the Shareholder and his accounting representative. If Fenix and the Shareholder are able to resolve all of their differences, the Proposed Statement, as modified to reflect the resolution of their differences, shall be final and become the Final Working Capital Statement.

(3) If Fenix and the Shareholder are unable to resolve all of their differences within 20 days after the Shareholder gives written Notice to Fenix of an objection to the Proposed Final Working Capital Statement, Fenix and the Shareholder shall submit any remaining disputed items to a mutually acceptable independent accounting firm for a determination of the correct treatment of the disputed items. The accounting firm’s determination shall be binding and conclusive on Fenix and the Shareholder, and the Proposed Statement, as modified to reflect (i) those differences, if any, that Fenix and the Shareholder were able to resolve and (ii) the determination of the accounting firm regarding the disputed items, shall be final and become the Final Working Capital Statement. Each Party shall pay a percentage of the accounting firm’s fees and expenses based on the dollar value of the disputed items found in the other Party’s favor as a percentage of the total dollar value of the disputed items.

(d) No later than five Business Days after the Final Working Capital Statement is determined, the Parties shall reconcile payments in respect of the Company’s Working Capital: (i) if the Working Capital shown on the Final Working Capital Statement exceeds the Working Capital shown on the Estimated Working Capital Statement, Fenix shall pay an amount equal to the excess to the Shareholder by a wire transfer of immediately available funds; and (ii) if the Working Capital shown on the Final Working Capital Statement is less than the Working Capital shown on the Estimated Working Capital Statement, the Shareholder shall pay an amount equal to the shortfall to Fenix by a wire transfer of immediately available funds.

2.4	Accounts Receivable

(a) Following Closing, Fenix shall cause the Company to use reasonable efforts consistent with its historical practice to collect its Accounts Receivable as of the Closing Date (the Company’s “Closing Date Accounts Receivable”), but the Company shall not be required to resort to litigation or referral to a collection agency. Fenix shall cause the Company not to consent to or accept any reduction, discount or settlement of any Closing Date Account Receivable without the Shareholder’s prior written approval.

(b) The Company shall turn over to the Shareholder at regular weekly intervals any collections of the Company’s Closing Date Accounts Receivable. Payments on Accounts Receivable received after the Closing Date shall be applied first to the applicable payables with the oldest due dates, unless specifically advised otherwise by a customer. Payments on Accounts Receivable received after the Closing Date shall be applied first as may be reasonably determined based on reference to an invoice, reference to an order or based or the amount paid, and otherwise shall be applied to the applicable Accounts Receivable with the oldest due dates.

2.5	Capital Expenditures

At or prior to Closing, the Parties shall agree on the Company’s aggregate capital expenditures during the six-month period ending on the Closing Date (“Pre-Closing Capital Expenditures”), and the cash component of the Consideration payable at Closing shall be increased by the amount of the Pre-Closing Capital Expenditures, up to a maximum increase of $200,000.

2.6	Other Closing Actions and Events

At Closing, the following shall also occur:

(a) the Shareholder and the lead underwriters shall enter into a market standoff (or “lockup”) agreement in substantially the same form as the market standoff agreement entered into by the stockholders and other equity interest holders of the other Combining Companies but in no event for a term longer than 180 days from the Closing Date;

(b) Fenix and Joe Goodman shall enter into a five-year employment agreement substantially in the form of the attached Exhibit A;

(c) Fenix and John J. Brennan shall enter into a three-year consulting agreement substantially in the form of the attached Exhibit B;

(d) Fenix and Kathleen Brennan shall enter into a three-year consulting agreement substantially in the form of the attached Exhibit C;

(e) Fenix shall offer employment to Paul Maurer, Mark Goodman, Kevin Kennedy, and David Brennan on mutually acceptable terms;

(f) Fenix shall enter into a finder’s agreement with the Shareholder and with Joe Goodman substantially in the form of the attached Exhibit D;

(g) Fenix and the Shareholder shall enter into noncompetition agreements substantially in the form of the attached Exhibit E;

(h) Fenix and the Shareholder shall enter into a piggyback registration rights agreement substantially in the form of Exhibit F;

(i) the Company and the landlord shall enter into new 15-year triple-net leases of each of the Leased Facilities substantially in the form of the attached Exhibit G-1, Exhibit G-2, Exhibit G-3, and Exhibit G-4;

(j) Fenix shall assume the existing parking lot lease with the Township;

(k) Fenix shall enter into agreements to pay retention bonuses to certain key Company employees, as identified and in those amounts set forth in Exhibit H (the “Retention Bonuses”), which in the aggregate will consist of (i) $1,812,500 in cash and (ii) 244,000 shares of Fenix Stock (or if the IPO Price is less than $10.00, a number of shares of Fenix Stock equal to the quotient obtained by dividing $2,070,000 by the greater of $9.00 or the IPO Price (rounding any fractional share upwards to a whole share)), which shall be paid by delivery of stock certificates registered in the respective employee’s name;

(l) the Shareholder shall deliver a signed certificate to Fenix certifying that:

(i) the Shareholder’s representations and warranties in Article 4, as qualified or limited by any exceptions in the Schedules to Article 4, were true and correct as of the date of this Agreement (other than representations and warranties that address matters as of a certain date, which were true and correct as of that date) and are true and correct on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters as of a certain date, which were true and correct as of that date);

(ii) the Shareholder and the Company have performed, complied with or satisfied in all material respects all of the obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy prior to or at Closing; and

(iii) resolutions in the form attached to the certificate were duly adopted by the Company’s board of directors and the shareholder to authorize the Company’s execution, delivery and performance of this Agreement;

(m) Fenix shall deliver a certificate, signed by its president or another executive officer, certifying to the Shareholder that:

(i) Fenix’s representations and warranties in Article 5 were true and correct as of the date of this Agreement and are true and correct on the Closing Date as if made at and as of Closing;

(ii) Fenix has performed, complied with or satisfied in all material respects all of the obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy prior to or at Closing; and

(iii) resolutions in the form attached to the certificate were duly adopted by Fenix’s board of directors to authorize its execution, delivery and performance of this Agreement; and

(n) the Shareholder shall deliver all other documents and instruments that Fenix or its counsel reasonably request (for example, (i) a completed IRS Form W-9 from the Shareholder and (ii) signature cards to change the signatories on the Company’s bank accounts as Fenix directs); and Fenix shall deliver all other documents and instruments that the Shareholder or his counsel reasonably request.

Article 3

Closing

Subject to the satisfaction or waiver of the conditions described in Sections 8.1 and 8.2 (other than those conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at Closing), the closing of the Transaction (“Closing”) shall take place concurrently with the closing of the Fenix IPO. Closing shall occur at the offices of Johnson and Colmar at 2201 Waukegan Road, Suite 260, Bannockburn, Illinois 60015, unless another place is agreed to in writing by Fenix and the Shareholder. The date on which Closing actually takes occurs is referred to in this Agreement as the “Closing Date.”

Article 4

Representations and Warranties of the Shareholder

In order to induce Fenix to enter into this Agreement, the Shareholder represents and warrants to Fenix as follows in this Article 4. All of the Shareholder’s representations and warranties are made jointly and severally with the exception of the representations and warranties in Section 4.1.

The Shareholder’s representations and warranties in Section 4.6 shall not be considered to have been made until the Shareholder and Fenix agree on the Financial Statements and the Interim Financial Statements; and when the Shareholder and Fenix have agreed on the Financial Statements and the Interim Financial Statements, the Shareholder’s representations and warranties in Section 4.6 shall be considered to have been made as of the date this Agreement.

4.1	Shareholder Ownership and Authorization

(a) The Shareholder is the sole owner of record, beneficial owner and holder, free and clear of any Liens (other than restrictions on transfer under the Securities Act and state securities Laws), of the number of shares of the capital stock of the Company listed against the Shareholder’s name on the attached Schedule 4.1(a) (the Shareholder’s “Shares”).

(b) Except as set forth on Schedule 4.1(b), the Shareholder is not a party to or bound by (i) any shareholders agreement, buy-sell agreement, option agreement or other Contract (other than this Agreement) relating to the sale, transfer or other disposition of any of the Shareholder’s Shares or (ii) any voting trust, proxy or other Contract relating to the voting of any of the Shareholder’s Shares. Any such Contract set forth on Schedule 4.1(b) shall be terminated as of Closing.

(c) The Shareholder has the legal capacity and power and authority to execute and deliver this Agreement and each of the Shareholder’s Closing Documents and to perform the Shareholder’s obligations under this Agreement and each of the Shareholder’s Closing Documents.

(d) This Agreement constitutes a legal, valid and binding obligation of the Shareholder, and upon the Shareholder’s execution and delivery of the Shareholder’s Closing Documents (and assuming execution and delivery by the other party or parties, if any), each of the Shareholder’s Closing Documents will constitute a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.2	Organization, Authorization and Enforceability

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(b) Except as disclosed on Schedule 4.2(b), the Company is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each other state or jurisdiction in which qualification is required by applicable Law.

(c) The Company has full corporate power and authority to execute and deliver this Agreement and each of its Closing Documents and to perform its obligations under this Agreement and each of its Closing Documents.

(d) The Company’s execution, delivery and performance of this Agreement and each of its Closing Documents has been duly authorized by all necessary action required by its Organizational Documents and applicable Law.

(e) This Agreement constitutes, and upon the Company’s execution and delivery of its Closing Documents (and assuming due execution and delivery by the other party or parties, if any), each of its Closing Documents will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.3	Capital Stock

(a) The Company’s authorized capital consists of 1,000 shares of common stock, no par value, of which 500 shares are issued and outstanding, and 3,000 shares of 8% preferred stock, $100 par value, none of which are outstanding. The Shareholder’s Shares constitute all of the Company’s issued and outstanding shares of capital stock. All of the Shareholder’s Shares are duly authorized, validly issued, fully paid and nonassessable, and none of the Shareholder’s Shares was issued in violation of the Securities Act or any state securities or other Law or in violation of or subject to any preemptive rights.

(b) Except as set forth on Schedule 4.3(b), the Company does not have any debt securities convertible into or exchangeable for shares of its common stock, and there are no options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which the Company is a party or by which it is bound providing for the issuance of any shares of its common stock or any other equity securities. Any such convertible debt securities or Contracts set forth on Schedule 4.3(b) will not exist as of Closing.

(c) Except as disclosed on Schedule 4.3(c), there are no shareholders agreements, buy-sell agreements, voting trusts or other Contracts to which the Company is a party or by which it is bound relating to the voting or disposition of any shares of its common stock or creating any obligation on its part to repurchase, redeem or otherwise acquire or retire any shares of its common stock.

(d) Except as disclosed on Schedule 4.3(d), the Company does not own any shares of stock or an equity interest in any other corporation, partnership, limited liability company or other Person.

4.4	No Violation

Except as disclosed on Schedule 4.4, the execution, delivery and performance of this Agreement by the Shareholder and the Company and the closing of the Transaction will not, either directly or indirectly, and with or without Notice or the passage of time or both:

(a) violate or conflict with the Company’s Organizational Documents or any resolution adopted by its board of directors or stockholders;

(b) result in a Default under any Contract to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound;

(c) result in the imposition or creation of a Lien upon any of the Shareholder’s Shares or any of the assets that the Company owns or uses;

(d) violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Transaction or to obtain any other relief under, any Law or Order to which the Company or the Shareholder is subject; or

(e) violate or conflict with, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any Environmental or other Permit issued to or held by the Company.

4.5	No Consent Required

Except as disclosed on Schedule 4.5, execution, the delivery and performance of this Agreement by the Shareholder and the Company, and their execution, delivery and performance of each of their Closing Documents, do not require the Shareholder or the Company to give any Notice to, make any filing with, or obtain any Permit from or other Consent of any Governmental Authority or other Person.

4.6	Financial Statements

(a) The Financial Statements (which are attached as Schedule 4.6(a)) fairly present in all material respects the financial position and results of operations of the Company as of the dates indicated and for the two years then ended.

(b) The Interim Financial Statements (which are attached as Schedule 4.6(b)) fairly present in all material respects the results of operations of the Company for the six months ended June 30, 2014.

4.7	Books and Records

The information reflected in the Company’s Books and Records are complete and correct in all material respects. The corporate minutebooks of the Company contain materially accurate and complete records of all meetings and corporate actions taken without a meeting by the written consent of its board of directors and its shareholder. All of the Company’s Books and Records (including its corporate minutebooks) will be in its possession at Closing.

4.8	Title to Assets

(a) The Company owns or has a leasehold interest in all of the tangible and intangible assets of any type or kind that it purports to own or lease, including (i) all of the assets that it purported to own or lease as of June 30, 2014 and (ii) all of the assets that it purchased or otherwise acquired after June 30, 2014, except for assets that were sold or disposed of in the Ordinary Course of Business prior to the date of this Agreement.

(b) Except as disclosed on Schedule 4.8(b), the Company has good and marketable title to all of its assets that it purports to own, free and clear of any Liens other than Permitted Liens.

(c) Except as disclosed on Schedule 4.8(c), the Company’s assets constitute all of the tangible and intangible assets relating to, used or held for use in the conduct of the Business and are sufficient to enable the Business to be conducted in the same manner that it is currently conducted.

(d) Except as disclosed on Schedule 4.8(d), none of the tangible and intangible assets that the Company uses or holds for use in the conduct of the Business is owned by, leased from or otherwise made available by a Related Party.

4.9	Equipment and Trucks

(a) To the Shareholder’s Knowledge, Schedule 4.9(a) contains complete and accurate lists of the following assets owned by the Company as of the date of this Agreement: (i) all Equipment (excluding IT Equipment) having an original purchase price of more than $5,000, identifying each piece of Equipment by manufacturer, description, model number, serial number and location; (ii) all IT Equipment having an original purchase price of more than $1,000, identifying each piece of IT Equipment by manufacturer, description, model number, serial number and location; and (iii) all Trucks, identifying each Truck by make, year, vehicle identification number and location.

(b) Except as disclosed on Schedule 4.9(b), to the Shareholder’s Knowledge, each piece of Equipment, IT Equipment and Truck listed on Schedule 4.9(a) (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair, except for normal wear and tear, (iii) is free from patent defects other than minor defects that do not interfere with its continued use and (iv) is suitable for the purposes for which it is currently used.

4.10	Inventory and Accounts Receivable

(a) Except as disclosed on Schedule 4.10, to the Shareholder’s Knowledge, the Company’s Inventory is fit for the purposes for which it was purchased.

(b) All of the Accounts Receivable of the Company are properly reflected on its Books and Records and, subject to the Company’s reserve for doubtful accounts, if any, constitute bona fide, valid and binding receivables, except for normal trade discounts for early payment.

4.11	Facility Leases

The Company does not own any real property or have any interest in real property other than its leasehold interests in the Facility Leases. In respect of each Facility Lease:

(a) the Company is the tenant and has a good and valid leasehold interest in the Facility Lease free and clear of any Liens except for Permitted Liens and easements, covenants and other encumbrances and restrictions of record that do not materially impair the Company’s current use of the Leased Facility;

(b) the Company’s current use of the Leased Facility does not violate any applicable Law, Order or Permit; the Company has obtained all Permits required for the Leased Facility’s current use; and the Company has not assigned or subleased its leasehold interest;

(c) the Company is not, and to the Shareholder’s Knowledge, the landlord is not, in Default in a material respect under the Facility Lease; the Company has not received any Notice asserting a violation of or a Default under the Facility Lease; and to the Shareholder’s Knowledge, no event has occurred or circumstance exists that, with or without Notice or the passage of time or both, would result in a Default in a material respect under the Facility Lease or would give the landlord the right to exercise any remedy under the Facility Lease or to cancel, terminate or modify the Facility Lease; and

(d) the Leased Facility is now and will be at the time of Closing in good operating condition and repair, except for normal wear and tear; to the Shareholder’s Knowledge, the Leased

Facility is structurally sound and free of defects, and no material alterations, repairs or restorations are required under the Facility Lease or any applicable Law, Order or Permit; and the Leased Facility is supplied with adequate utilities and other services necessary for the current use of the Leased Facility.

4.12	Contracts

(a) Schedule 4.12(a) contains complete and accurate lists of the following types of Contracts relating to the Business to which the Company is a party or by which it is bound as of the date of this Agreement (listing each Contract in all lists applicable to the Contract):

(1) all Equipment Leases, identifying each Equipment Lease by (i) manufacturer, description, model number, serial number and location of the leased Equipment, (ii) lessor, lessee, term of lease and rent payable and (iii) whether the lease has been classified as an operating lease or a capital lease;

(2) all Truck Leases, identifying each Truck Lease by (i) make, year, vehicle identification number and location of the Truck, (ii) lessor, lessee, term of lease and monthly payables and (iii) whether the lease has been classified as an operating lease or capital lease;

(3) all Contracts to purchase goods or services;

(4) all Contracts to furnish goods or services to another Person;

(5) all Contracts under which it has created, incurred, assumed or secured any Indebtedness;

(6) all Contracts under which it has made or secured any loan or advance to another Person;

(7) all Contracts under which it has guaranteed the contractual performance of or payment by another Person;

(8) all powers of attorney and other Contracts under which it has appointed another Person as its attorney-in-fact;

(9) all Contracts creating a partnership or joint venture with another Person;

(10) all Contracts providing for exclusivity of rights or obligations or restricting or purporting to restrict the scope or geographical area of the Company’s business activities or those of another Person, whether through noncompetition or nonsolicitation covenants or otherwise;

(11) all Contracts granting it or another Person a right of first refusal or right of first negotiation;

(12) all Contracts with any Related Party; and

(13) all Contracts or groups of related Contracts entered into outside of the Ordinary Course of Business and involving payments or consideration of more than $25,000 in the aggregate.

(b) Except as disclosed on Schedule 4.12(b):

(1) each Contract listed on Schedule 4.12(a) is legal, valid, binding, enforceable and in full force and effect, and to the Shareholder’s Knowledge, will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms upon the closing of the Transaction;

(2) the Company is not and, to the Shareholder’s Knowledge, no other party is in Default in a material respect under any Contract listed on Schedule 4.12(a), and to the Shareholder’s Knowledge, no event has occurred or circumstance exists that, with or without Notice or the passage of time or both, reasonably could be expected to result in a Default in a material respect under any Contract listed on Schedule 4.12(a) or give any party the right to exercise any remedy under the Contract or to cancel, terminate or modify the Contract;

(3) the Company has not given Notice to or received any Notice from any other Person relating to an alleged or potential default under, or an intention to terminate or not renew, any Contract listed on Schedule 4.12(a); and

(4) no Contract listed on Schedule 4.12(a) contains a provision requiring the Consent of any other party to the change of control of the Company upon the closing of the Transaction; and

(5) to the Shareholder’s Knowledge, each piece of Equipment and Truck leased under an Equipment Lease or Truck Lease listed on Schedule 4.12(a) (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair, except for normal wear and tear, (iii) is free from patent defects other than minor defects that do not interfere with its continued use and (iv) is suitable for the purposes for which it is currently used.

4.13	Permits

(a) Schedule 4.13(a) contains a complete and accurate list of all of the Permits held by the Company as of the date of this Agreement.

(b) Except as disclosed on Schedule 4.13(b):

(1) all of the Permits listed on Schedule 4.13(a) are valid and in full force and effect, and no other Permits are required for the lawful conduct of the Business as it is currently conducted;

(2) the Company is in compliance in all material respects with the Permits listed on Schedule 4.13(a);

(3) to the Shareholder’s Knowledge, no event has occurred or circumstance exists that, with or without Notice or the passage of time or both, reasonably could be expected to (i) constitute or result in a violation of or failure to comply with any Permit listed on Schedule 4.13(a) or (ii) result in the revocation, withdrawal, suspension, cancellation, termination or material modification of any listed Permit;

(4) the Company has not received any Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation of or failure to comply with any of the Permits listed on Schedule 4.13(a) or (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination or modification of any of the listed Permits; and

(5) the Company has duly filed on a timely basis all applications that were required to be filed for the renewal of the Permits listed on Schedule 4.13(a), and has duly made on a timely basis all other filings required to have been made in respect of the listed Permits.

4.14	Intellectual Property

(a) Schedule 4.14(a) contains complete and accurate lists and descriptions of:

(1) all of the Company’s Patents, Marks and Copyrights for which an application has been filed with or a registration has been issued by a Governmental Authority, all of its other Patents and Marks and all of the Software that it owns (collectively, the Company’s “Proprietary Intellectual Property”);

(2) all of the Company’s licenses, sublicenses and other material Contracts from or with third parties by which it uses or has the right to use a third party’s Intellectual Property (collectively, the Company’s “Licensed Intellectual Property”); and

(3) all of the licenses, sublicenses and other Contracts by which the Company has licensed, sublicensed or otherwise granted a third party the right to use its Proprietary Intellectual Property or Licensed Intellectual Property.

(b) Except as disclosed on Schedule 4.14(b):

(1) the Company (i) has good and marketable title to all of its Proprietary Intellectual Property, free and clear of any Liens, and (ii) possesses all of the rights necessary to use all of the Intellectual Property that it uses in the conduct of the Business as it is currently conducted;

(2) to the Shareholder’s Knowledge, (i) the Company’s Proprietary Intellectual Property is not violating or infringing and has not violated or infringed any third party’s Intellectual Property, and (ii) no third party is violating or infringing or has violated or infringed the Company’s Proprietary Intellectual Property;

(3) no Suit is pending or, to the Shareholder’s Knowledge, Threatened that challenges the legality, validity, enforceability, use or the Company’s exclusive ownership of any of its Proprietary Intellectual Property;

(4) the Company is not in Default in a material respect under a license, sublicense or other Contract included in its Licensed Intellectual Property; and

(5) the Company has not given Notice to or received any Notice from any other Person relating to an alleged or potential Default under, or an intention to terminate or not renew, any license, sublicense or other Contract included in its Licensed Intellectual Property.

4.15	Undisclosed Liabilities

The Company does not have any Liabilities as of the date of this Agreement except for (i) Liabilities reflected on the Interim Balance Sheet, (ii) Liabilities that have arisen since the date of the Interim Balance Sheet in the Ordinary Course of Business and did not result from or arise out of a breach of Contract, tort or violation of any Law or Order and (iii) Liabilities disclosed on other Schedules to this Agreement.

4.16	Taxes

(a) Except as set forth on Schedule 4.16(a), the Company has filed all Tax Returns that it was required to file prior to the date of this Agreement and will timely file all Tax Returns that it is required to file on or after the date of this Agreement and prior to the Closing Date. All Tax Returns that the Company filed prior to the date of this Agreement were correct and complete in all material respects, and all Taxes due in connection with those returns have been paid. All Tax Returns that the Company files on or after the date of this Agreement and prior to the Closing Date will be correct and complete in all material respects, and all Taxes due in connection with these returns will be paid when due.

(b) Except as disclosed on Schedule 4.16(b), no Tax Return that the Company filed prior to the date of this Agreement is currently under audit or examination, and the Company has not received Notice from any Governmental Authority that (i) any Tax Return that it filed will be audited or examined or that (ii) it is or may be liable for additional Taxes in respect of any Tax Return or for the payment of Taxes in respect of a Tax Return that it did not file (because, for example, it believed that it was not subject to taxation by the jurisdiction in question).

(c) The Company has withheld and paid to the proper Governmental Authority all Taxes that it was required to withhold and pay in respect of compensation, benefits or other amounts paid or provided to any employee or independent contractor.

(d) Except as disclosed on Schedule 4.16(d), since January 1, 2012, the Company has not extended the time in which to file any Tax Return that has not yet been filed, waived the statute of limitations for any Tax or agreed to any extension of time for a Tax assessment or deficiency.

(e) Schedule 4.16(e) contains a complete and accurate list of all Tax Returns that the Company has filed since January 1, 2012.

4.17	No Material Adverse Change

Since January 1, 2012 and except as described in Schedule 4.17 or on other Schedules to this Agreement, (i) no material adverse change has occurred in the Company’s assets, financial condition, operations, operating results or prospects, and (ii) to the Shareholder’s Knowledge, no event has occurred or circumstance exists that, individually or in the aggregate, reasonably could be expected to result in such a material adverse change.

4.18	Employee Benefits

(a) Schedule 4.18(a) contains a complete and accurate list of all of the current Employee Benefit Plans under which the Company has any Liability or obligation, or had any Liability or obligation at any time since January 1, 2012, whether contingent or otherwise.

(b) Except as disclosed on Schedule 4.18(b), in the case of each Employee Benefit Plan listed on Schedule 4.18(a):

(1) the plan (and any related trust or insurance policy) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Internal Revenue Code, as the case may be (or complied in form and operation while the Company maintained or contributed to or was bound by the plan or its employees participated in the plan);

(2) all required contributions to or premiums or other payments in respect of the plan have been paid, and all required reports and descriptions have been filed with the proper Governmental Authority or distributed to participants as required;

(3) there have been no “reportable events” (as defined in §4043 of ERISA) or non-exempt “prohibited transactions” (as defined in §406 of ERISA and §4975 of the Internal Revenue Code) in respect of the plan; and

(4) no Suit in respect of the administration of the plan or the investment of plan assets is pending or, to the Shareholder’s Knowledge, Threatened, and to the Shareholder’s Knowledge, there is no basis for any such Suit.

(c) Except as disclosed on Schedule 4.18(c) or to the extent of continuation coverage required by §4980B of the Internal Revenue Code, the Company does not provide health or other welfare benefits to any retired or former employee and is not obligated to provide health or other welfare benefits to any active employee following his or her retirement or other termination of service.

(d) The Company does not maintain and has never maintained an Employee Benefit Plan that is or was subject to the “minimum funding standards” under §302 of ERISA or that is or was subject to Title IV of ERISA.

(e) Except as disclosed on Schedule 4.18(e), the employees of the Company are not required to be treated as employed by a single employer with the employees of another entity for purposes of §§414(b), (c) or (m) of the Internal Revenue Code.

(f) Except as disclosed on Schedule 4.18(f), the Company does not contribute to and has never been required to contribute to any “multiemployer plan” (as defined in §3(37) of ERISA), incurred any “withdrawal liability” (as defined in §4021 of ERISA) in respect of any multiemployer plan, or withdrawn from any multiemployer plan in a “complete withdrawal” or a “partial withdrawal” (as defined in §§4203 and 4205 of ERISA).

(g) Except as disclosed on Schedule 4.18(g), neither the execution of this Agreement nor the closing of the Transaction will result in (i) an increase in benefits under any Employee Benefit Plan listed on Schedule 4.18(a) or any Contract with any current, former or retired employee of the Company or (ii) an acceleration of the time of payment or vesting of any such benefits.

4.19	Insurance

(a) Schedule 4.19(a) contains complete and accurate lists of: (i) all insurance policies under which the Company is insured or covered or was insured or covered at any time since January 1, 2011; and (ii) all self-insurance arrangements by the Company.

(b) Schedule 4.19(b) contains complete and accurate lists of or provides: (i) a summary, by year, since January 1, 2011, of the loss experience, as applicable, under each insurance policy listed on Schedule 4.19(a); (ii) the amount and a brief description of each claim in excess of $25,000 since January 1, 2011 under each insurance policy listed on Schedule 4.19(a); and (iii) a summary of the loss experience, as applicable, for all claims since January 1, 2011 under each self-insurance arrangement listed on Schedule 4.19(a).

4.20	Compliance

Except as disclosed on Schedule 4.20:

(a) the Company is, and has been at all times since January 1, 2012, in compliance in all material respects with all Laws and Orders that are or were applicable to it or to its conduct of the Business;

(b) to the Shareholder’s Knowledge, no event has occurred or circumstance exists that, with or without Notice or the passage of time or both, could (i) constitute or result in the Company’s violation of or its failure to comply with, in a material respect, any Law or Order applicable to the Business or (ii) give rise to any legal obligation of the Company to undertake or bear all or any portion of the cost of any remedial or corrective action of any kind; and

(c) since January 1, 2012, the Company has not received any Notice from any Governmental Authority or other Person regarding (i) its actual, alleged or potential violation of or failure to comply with any applicable Law or Order or (ii) its actual, alleged or potential obligation to undertake or bear all or any portion of the cost of any remedial or corrective action of any kind.

4.21	Legal Proceedings

(a) Schedule 4.21 contains a complete and accurate list of all pending Suits in which the Company is a party and all other Suits in which the Company was a party at any time since January 1, 2012.

(b) To the Shareholder’s Knowledge, (i) no Suit against the Company is Threatened (including any Suit that challenges the Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction) and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for any Suit to be brought or Threatened against the Company.

4.22	Absence of Certain Events

Except as disclosed on Schedule 4.22, since the date of the Interim Balance Sheet, the Company has not:

(a) sold, leased, transferred or disposed of any of its assets except in the Ordinary Course of Business;

(b) entered into any Contract except in the Ordinary Course of Business;

(c) terminated, accelerated or modified any Contract to which it is or was a party or by which it is or was bound, or has agreed to do so, or has received Notice that another party has done so or intends to do so, except in the case of Contracts that expired in accordance with their terms or that were terminated in the Ordinary Course of Business;

(d) imposed or permitted any Lien, other than Permitted Liens, on any of its assets except in the Ordinary Course of Business;

(e) delayed or postponed (beyond its normal practice) payment of its accounts payable and other current liabilities;

(f) cancelled, compromised, waived or released any material claim or right outside of the Ordinary Course of Business;

(g) experienced any material damage, destruction or loss to any of its assets, whether or not covered by insurance;

(h) changed the base compensation or other terms of employment of any of its employees;

(i) paid a bonus to any employee or made a dividend or other distribution to any stockholder;

(j) adopted a new Employee Benefit Plan, terminated any existing plan or increased the benefits under or otherwise modified any existing plan except as contemplated in this Agreement;

(k) amended its Organizational Documents;

(l) issued, sold, redeemed or repurchased any equity interests or other securities or retired any Indebtedness;

(m) made any capital expenditures in excess of $25,000 in the aggregate;

(n) made any material change in its accounting principles or methods; or

(o) entered into any Contract to do any of the matters described in the preceding clauses (a)–(n).

4.23	Environmental Matters

Except as disclosed on Schedule 4.23:

(a) to the Shareholder’s Knowledge, the Company is in compliance in all material respects with all Environmental Laws and was in compliance in all material respects with all Environmental Laws at all times in the past;

(b) to the Shareholder’s Knowledge, the Company has, and is in compliance in all material respects with, all Environmental Permits required to conduct the Business as it is currently conducted, and had, and was in compliance in all material respects with, all Environmental Permits required to conduct the Business as it was conducted at all times in the past;

(c) the Company has not received and, to the Shareholder’s Knowledge, there is no reasonable basis to expect it to receive, Notice from any Governmental Authority, any private citizen acting in the public interest, the current or prior owner or operator of any current or former Facility, or any other Person, of (i) any actual or alleged violation or failure to comply with any material requirement under any Environmental Law or Occupational Safety and Health Law or (ii) any actual or alleged Cleanup Liability or other Environmental Liability;

(d) to the Shareholder’s Knowledge, the Company does not have any Cleanup Liability or other Environmental Liability in respect of any current or former Facility, any property adjoining any such Facility, or any assets used or held for use in the conduct of the Business;

(e) to the Shareholder’s Knowledge, except for Hazardous Materials stored, used or processed in the Ordinary Course of Business and in compliance with all Environmental Laws and Environmental Permits, there are no Hazardous Materials at the Leased Facility; and except for Hazardous Activities conducted in the Ordinary Course of Business and in compliance with all Environmental Laws and Environmental Permits, the Company has not permitted or conducted any Hazardous Activity at any current or former Facility;

(f) to the Shareholder’s Knowledge, there has not been any Release or threatened Release by the Company of any Hazardous Materials at or from any current or former Facility or any property adjoining any such current or former Facility; and

(g) to the Shareholder’s Knowledge, the Company has not assumed, undertaken, provided an indemnity in respect of or otherwise become subject to any Cleanup Liability or other Environmental Liability of another Person.

4.24	Employees

(a) Schedule 4.24(a) contains a complete and accurate list of the Company’s employees as of the date of this Agreement, including employees on leave of absence: name, job title, date of hire and current base compensation.

(b) Schedule 4.24(b) contains a complete and accurate list of the Company’s written employment, consulting, independent contractor, bonus, incentive, severance, confidentiality, noncompetition, proprietary rights and other related Contracts or programs with its employees, consultants and independent contractors.

(c) The Company has complied in all material respects with all applicable documentation requirements of the U.S. Immigration and Customs Enforcement in respect of its employees.

(d) Except for Contracts with the Company listed on Schedule 4.24(b), to the Shareholder’s Knowledge, no employee of the Company is a party to or is otherwise bound by any confidentiality, noncompetition or proprietary rights Contract with any Person that limit or restrict the scope of his or her duties as an employee of the Company (or of Fenix following Closing).

(e) The Company is not a party to any employee-leasing Contract.

4.25	Labor Relations

(a) The Company is not and has never been a party to any collective bargaining agreement or other labor Contract.

(b) The Company is not experiencing and has not experienced at any time since January 1, 2012, (i) any strike, slowdown, picketing or work stoppage by or lockout of its employees, (ii) any Suit relating to any alleged violation of any Law or Order relating to labor relations or employment matters (including any charge or complaint filed by an employee or union with the U.S. National Labor Relations Board or Equal Employment Opportunity Commission or any other comparable Governmental Authority, or (iii) any activity to organize or establish a collective bargaining unit, trade union or employee association.

4.26	Certain Payments

With the exception of cash political contributions in compliance with applicable Law, neither the Company nor the Shareholder nor, to the Shareholder’s Knowledge, any officer, director, employee or agent of the Company or any other Person associated with or acting for the Company, has directly or indirectly made or paid any contribution, gift, bribe, rebate, payoff, kickback or other payment, whether in money, property or services or any other form, to any Person in order to gain or pay for favorable treatment in obtaining business or in violation of any Law.

4.27	Related Parties

Except as disclosed on Schedule 4.27, no Shareholder or any Related Party has or had at any time since January 1, 2012 a direct or indirect financial or other interest in any transaction or any other business dealings with the Company, whether as a customer, supplier, vendor or in any other capacity, except as an officer, director or employee of the Company, or as an owner of a Facility.

4.28	IPO

The Shareholder and the Company understand and acknowledge that (i) there is no firm commitment, binding agreement, promise or other assurance of any kind, whether express or implied, and whether oral or written, that the Registration Statement will become effective or that the IPO pursuant the Registration Statement will occur at a particular price or within a particular range of prices or occur at all and that (ii) neither Fenix nor any of its officers, directors, agents or representatives, nor any Underwriter, will have any liability to the Company or the Shareholder for any failure of the Registration Statement to become effective or any failure of the IPO to occur at a particular price or within a particular range of prices or to occur at all.

4.29	No Intention To Dispose of Fenix Stock

The Shareholder is acquiring the shares of Fenix common stock to be delivered to them at Closing for investment purposes and not with a view to a distribution of those shares. No Shareholder has any present plan, intention, commitment, binding agreement or arrangement to dispose of any of the shares of Fenix common stock that the Shareholder receives at Closing.

4.30	Broker’s Fee

Except as disclosed on Schedule 4.30, neither the Company nor the Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder or agent in respect of the Transaction.

4.31	Disclosure

(a) The Shareholder and the Company have provided or made available to Fenix true and complete copies of authentic originals of the documents referred to in this Article 4 or listed on the Schedules to this Article 4.

(b) No Notice given by the Shareholder pursuant to Section 6.5 will contain an untrue statement or omit to state a material fact necessary to make any statement in the Notice, in light of the circumstances in which it was made, not misleading.

Article 5

Representations and Warranties of Fenix

In order to induce the Shareholder and the Company to enter into this Agreement, Fenix represents and warrants to the Shareholder as follows:

5.1	Organization, Authorization and Enforceability

(a) Fenix is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(b) Fenix is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each other state or jurisdiction in which qualification is required by applicable Law.

(c) Fenix has full corporate power and authority to execute and deliver this Agreement and each of its Closing Documents and to perform its obligations under this Agreement and each of its Closing Documents.

(d) Fenix’s execution, delivery and performance of this Agreement and each of its Closing Documents has been duly authorized by all necessary action required by its Organizational Documents and applicable Law.

(e) This Agreement constitutes, and upon Fenix’s execution and delivery of its Closing Documents (and assuming due execution and delivery by the other party or parties, if any), each of Fenix’s Closing Documents will constitute, a legal, valid and binding obligation of Fenix, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

5.2	Capital Stock

(a) As of the date of this Agreement, Fenix’s authorized capital consists of 1,250 shares of common stock, no par value, of which 1,101 shares are issued and outstanding. As of the Closing Date, the authorized capital of Fenix will consist of at least 10,000,000 shares of common stock, par value $.01 per share, of which the number of issued and outstanding shares will be as described in the Registration Statement.

(b) All of the issued and outstanding shares of Fenix common stock as of the date of this Agreement are owned of record and beneficially by the persons and in the amounts listed on Schedule 5.2, in each case free and clear of any Liens (other than restrictions on transfer under the Securities Act and state securities Laws). All of these shares are duly authorized, validly issued, fully paid and nonassessable, and none of them was issued in violation of the Securities Act or any state securities or other Law or in violation of or subject to any preemptive right.

(c) Except for the other combination agreements and as disclosed on Schedule 5.2(c), Fenix does not have any debt securities convertible into or exchangeable for shares of its common stock, and there are no options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which Fenix is a party or by which it is bound providing for the issuance of any shares of its common stock or any other equity securities.

(d) Except as disclosed on Schedule 5.2(d), there are no shareholders agreements, buy-sell agreements, voting trusts or other Contracts to which Fenix is a party or by which it is bound relating to the voting or disposition of any shares of its common stock or creating any obligation on its part to repurchase, redeem or otherwise acquire or retire any shares of its common stock.

(e) Except for the corporations and other entities to become subsidiaries of Fenix pursuant to the other combination agreements, Fenix does not own any shares of stock or an equity interest in any other corporation, partnership, limited liability company or other Person.

5.3	No Violation

Fenix’s execution, delivery and performance of this Agreement and the closing of the Transaction will not, either directly or indirectly, and with or without Notice or the passage of time or both:

(a) violate or conflict with Fenix’s Organizational Documents or any resolution adopted by its board of directors or stockholders;

(b) result in a Default under any Contract to which Fenix is a party or by which it is bound;

(c) result in the imposition or creation of a Lien upon any of the assets that Fenix owns or uses; or

(d) violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Transaction or to obtain any other relief under, any Law or Order to which Fenix is subject.

5.4	No Consent Required

Except as disclosed on Schedule 5.4, Fenix’s execution, delivery and performance of this Agreement and each of its Closing Documents do not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.

5.5	Balance Sheet

Fenix was incorporated on January 2, 2014. Fenix has not conducted any operations since its date of incorporation other than (i) raising $2,010,000 in equity through the sale of 201 shares of its common stock to 13 investors and (ii) entering into or negotiating to enter into this Agreement and the other combination agreements and incurring the attendant legal, accounting and other expenses. The Fenix Balance Sheet (which is attached as Schedule 5.5) fairly presents the financial position of Fenix as of the date indicated.

5.6	Legal Proceedings

No Suit against Fenix is pending, and to Fenix’s Knowledge, (i) no Suit against Fenix is Threatened (including any Suit that challenges the Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction) and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for any Suit to be brought or Threatened against Fenix.

5.7	Fenix Stock

All of the shares of Fenix common stock to be delivered to the Shareholder at Closing will be, when delivered, duly authorized, validly issued, fully paid and nonassessable.

5.8	Other Combining Companies

Schedule 5.8 contains a complete and accurate list of the names, addresses and telephone numbers of the other Combining Companies.

5.9	Investment in Shares

Fenix is acquiring the Shareholder’s Shares for investment purposes and not with a view to a distribution of the Shares.

5.10	Broker’s Fee

Fenix does not have any Liability or obligation to pay any fees or commissions to any broker, finder or agent in respect of the Transaction.

5.11	Due Diligence

Fenix has conducted a reasonable due diligence investigation with respect to the other Combining Companies, and to Fenix’s Knowledge, the Registration Statement does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Article 6

Pre-Closing Events

6.1	General

Pending Closing, the Parties shall use commercially reasonable efforts to take all actions that may be necessary to close the Transaction in accordance with the terms of this Agreement (but Fenix shall not be required to waive any of the Fenix Closing Conditions, and the Shareholder shall not be required to waive any of the Shareholder Closing Conditions). As requested by Fenix, the Shareholder and the Company shall cooperate in the audit of the Company’s financial statements by Fenix’s accountants (at Fenix’s expense) and in preparation of the Registration Statement.

6.2	Conduct of Business

Pending Closing, the Company shall:

(a) conduct the Business in the Ordinary Course of Business, and use commercially reasonable efforts to maintain the Business substantially intact and to preserve its goodwill and advantageous relationships with customers, employees, suppliers and other Persons having business dealings with the Business; and

(b) not take any affirmative action that results in the occurrence of an event described in Section 4.22, and take any reasonable action within the Company’s control that would avoid the occurrence of an event described in Section 4.22.

6.3	Access to Information

Pending Closing, the Shareholder shall:

(a) cause the Company to afford Fenix and its representatives (including its lawyers, accountants, consultants and the like) reasonable access during normal business hours, but without unreasonable interference with operations, to the Company’s Facilities and to its Books and Records and other documents relating to the Business;

(b) respond to reasonable inquires by Fenix and its representatives regarding the Company and the Business;

(c) cause the Company to furnish Fenix and its representatives with all information and copies of all documents concerning the Company and the Business that Fenix and its representatives reasonably request; and

(d) otherwise cooperate with Fenix in its due diligence activities and in preparation of the Registration Statement.

6.4	Confidentiality and Information Sharing

(a) Pending Closing, and subject to Section 6.3(b), each Party shall maintain in confidence, and, as applicable, shall cause its directors, officers, employees and representatives to maintain in confidence, and use only for the purposes contemplated by this Agreement, all written, oral or other information obtained from the other Party pursuant to this Agreement relating to (i) the Company and the Business, (ii) the other Combining Companies and (iii) the Registration Statement and IPO.

(b) Fenix, in its discretion, may share with the Shareholder at its request any information relating to the other Combining Companies and the terms of their respective combination agreements, and shall share with the Shareholder any information relating to any other Combining Company and the terms of its combination agreement corresponding to any information about the Company and this Agreement that Fenix shares with the other Combining Company. Upon request, Fenix will provide a copy of the respective combination agreements of the other Combining Companies.

6.5	Notice of Developments

Pending Closing, the Shareholder shall promptly give written Notice to Fenix of:

(a) any fact or circumstance of which the Shareholder becomes aware that causes or constitutes an inaccuracy in or breach of any of the Shareholder’s representations and warranties in Article 4 as of the date of this Agreement;

(b) any fact or circumstance of which the Shareholder becomes aware that would cause or constitute an inaccuracy in or breach of any of the Shareholder’s representations and warranties in Article 4 if those representations and warranties were made on and as of the date of occurrence or discovery of the fact or circumstance; or

(c) the occurrence of any event of which the Shareholder becomes aware that reasonably could be expected to make satisfaction of any Shareholder Closing Condition impossible or unlikely.

6.6	Supplements to Schedules

Pending Closing, the Shareholder may supplement or correct the Schedules to Article 4 as necessary to insure their completeness and accuracy. No supplement or correction to any Schedule or Schedules to Article 4 shall be effective, however, to cure any breach or inaccuracy in any of the representations and warranties in Article 4; but if Fenix does not exercise its right to terminate this Agreement under Section 9.1 and closes the Transaction, the supplement or correction shall constitute an amendment of the Schedule or Schedules to which it relates for all purposes of this Agreement.

6.7	Exclusivity

Pending Closing, neither the Shareholder nor the Company shall directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Fenix) relating to any transaction involving (i) the sale of any of the Shareholder’s Shares, (ii) the sale of the Business or any of its assets, other than sales of assets in the Ordinary Course of Business, (iii) any merger, consolidation, business combination or similar transaction involving the Company or (iv) any sale or issuance of shares of common stock or other equity securities in the Company.

6.8	Filings by the Company

As promptly as practicable after the date of this Agreement, the Company shall give each Notice, make each filing and obtain each Permit or other Consent listed on Schedule 4.5, if any. To the extent that the cooperation of Fenix is necessary or, in the Shareholder’s reasonable judgment, desirable, Fenix shall cooperate with the Company in regard to any Notices, filings, Permits and other Consents listed on Schedule 4.5.

6.9	Filings by Fenix

As promptly as practicable after the date of this Agreement, Fenix shall give each Notice, make each filing and obtain each Permit or other Consent listed on Schedule 5.4, if any. To the extent that the cooperation of the Company or the Shareholder is necessary or, in Fenix’s reasonable judgment, desirable, the Shareholder and the Company shall cooperate with Fenix in regard to any Notices, filings, Permits and other Consents listed on Schedule 4.5.

6.10	Cooperation in Preparation of Registration Statement

(a) The Shareholder and the Company shall furnish or cause to be furnished to Fenix all information concerning the Shareholder and the Company that may be reasonably required or requested for inclusion in the Registration Statement, and will cooperate with Fenix and the Underwriters in the preparation of the Registration Statement and the prospectus included in the Registration Statement.

(b) If at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Shareholder or the Company becomes inaccurate or incomplete in any material respect, the Shareholder and the Company shall promptly so advise Fenix and provide the information necessary to correct any such inaccuracy or to complete any such incomplete information. Fenix shall give the Shareholder and the Company an opportunity to review and comment on the Registration Statement and all amendments prior to their being filed.

Article 7

Post-Closing Tax Matters

7.1	Post-Closing Company Tax Returns

(a) The Shareholder shall cause to be prepared, for filing by Fenix, all Tax Returns that the Company is required to file after the Closing Date for any taxable period ending on or prior to the Closing Date, and the Shareholder shall be solely responsible for the payment of all Taxes due in connection with these returns.

(b) Fenix shall prepare and file all federal, state and local Tax Returns that the Company is required to file for any taxable period beginning on or after the Closing Date, and it shall be solely responsible for the payment of all Taxes due in connection with these returns.

(c) For all Tax Returns that the Company is required to file for any taxable period beginning before and ending after the Closing Date (a “Straddle Period”), Fenix shall prepare and file such Tax Returns and shall be responsible for the payment of all Taxes due in connection with these returns, subject to the obligation of the Shareholder to reimburse Fenix for the portion of each such Tax that is allocable to the portion of the Straddle Period ending on the Closing Date (the “Reimbursable Portion”). In this regard:

(1) in the case of a Tax for a Straddle Period that is based on or related to income or receipts or is imposed in connection with the sale of goods or services, the Reimbursable Portion of the Tax shall be equal to the amount that would have been payable if the Straddle Period had ended on (and included) the Closing Date; and

(2) in the case of a Tax for a Straddle Period that is imposed in respect of the assets of the Company or is otherwise measured by the value or level of any item, the Reimbursable Portion of the Tax shall be equal to the product of the Tax multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

(d) The Shareholder shall reimburse Fenix for the Reimbursable Portion of any Tax payable under Section 7.1(c) no later than 10 Business Days after Fenix provides the Shareholder with its calculation of the Reimbursable Portion together with a copy of the underlying Tax Return as filed with the appropriate Governmental Authority.

7.2	Cooperation on Tax Matters

(a) Fenix shall cooperate with the Shareholder to enable him to cause to be prepared all Tax Returns that he is required to cause to be prepared pursuant to Section 7.1(a); and in this regard, Fenix shall retain and make available to the Shareholder all of the Company’s Books and Records that the Shareholder reasonably requires and causes the Company to sign all Tax Returns that the Shareholder causes to be prepared. Fenix shall have the right to review and approve each such Tax Return and at least 10 Business Days in which to comment on it before it is filed.

(b) The Shareholder shall have the right to review each Tax Return for a Straddle Period that Fenix is required to file pursuant to Section 7.1(c) and at least 10 Business Days in which to comment on it before it is filed.

(c) Fenix shall promptly provide written Notice to the Shareholder of any audit, litigation or other proceeding in respect of any Tax or Tax Return relating to a taxable period ending on or before the Closing Date, and Fenix and the Shareholder shall cooperate with one another in connection with any such audit, litigation or other proceeding. In Fenix’s case, this cooperation shall include retaining and making available to the Shareholder all of the Company’s Books and Records that the Shareholder reasonably requires and, to the extent that the Shareholder reasonably considers necessary, causing the Company’s employees to be available on a mutually convenient basis to provide additional information or explanation. Prior to the Company’s destruction or discard of any Books and Records for any period prior to the Closing Date, Fenix shall give reasonable written Notice to the Shareholder and, if he requests, shall allow the Shareholder to take possession of such Books and Records.

Article 8

Conditions to Closing

8.1	Fenix Closing Conditions

Fenix’s obligation to close the Transaction is subject to the satisfaction of each of the following conditions (the “Fenix Closing Conditions”) at or prior to Closing:

(a) the Shareholder’s representations and warranties in Article 4, as qualified or limited by any exceptions in the Schedules to Article 4, are true and correct on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters as of a certain date, which were true and correct as of that date);

(b) the Shareholder has executed and delivered all of the documents and instruments that they are required to execute and deliver or enter into prior to or at Closing, and have performed, complied with or satisfied in all material respects all of the other obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy at or prior to Closing;

(c) each Notice or filing listed on Schedule 4.5 has been duly given or made, and each Consent or Permit listed on Schedule 4.5 has been obtained and is in full force;

(d) Fenix and the Shareholder have agreed on the Financial Statements and the Interim Financial Statements;

(e) the Company’s adjusted earnings before interest, taxes, depreciation and amortization for the 12-month period ended December 31, 2013 was $2,578,000 and is reasonably expected to be at least $2,578,000 for the 12-month period ending December 31, 2014;

(f) no material adverse change in the Company’s assets, financial condition, operations, operating results or prospects has occurred since the date of this Agreement;

(g) no Suit has been initiated or Threatened since the date of this Agreement that challenges or seeks damages or other relief in connection with the Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction;

(h) Fenix has received the written opinion of Grant Thornton LLP to the effect that the exchange of the Shareholder’s Shares for the Consideration will qualify as a transaction meeting the requirements of Section 351 of the Internal Revenue Code;

(i) the Registration Statement has been declared effective;

(j) Fenix has approved the pricing and other terms of the IPO;

(k) the Company shall have cash as of Closing in an amount not less than $525,000; and

(l) closing of the other combination agreements and closing of the IPO have both taken place concurrently with the closing of this Agreement.

Fenix may waive any condition specified in this Section 8.1 by a written waiver delivered to the Shareholder at any time prior to or at Closing.

8.2	Shareholder Closing Conditions

The Shareholder’s obligation to close the Transaction is subject to the satisfaction of each of the following conditions (the “Shareholder Closing Conditions”) at or prior to Closing:

(a) Fenix’s representations and warranties in Article 5 were true and correct as of the date of this Agreement and are true and correct on the Closing Date as if made at and as of Closing;

(b) Fenix has executed and delivered all of the documents and instruments that it is required to execute and deliver or enter into prior to or at Closing, and has performed, complied with or satisfied in all material respects all of the other obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy prior to or at Closing;

(c) no Suit has been initiated or threatened since the date of this Agreement that challenges or seeks damages or other relief in connection with the Transaction or that could seeks to prevent the Transaction;

(d) the Shareholder has received the written opinion of Grant Thornton LLP to the effect that the exchange of the Shareholder’s Shares for the Consideration will qualify as a transaction meeting the requirements of Section 351 of the Internal Revenue Code;

(e) the Registration Statement has been declared effective;

(f) closing of the other combination agreements and closing of the IPO have both taken place concurrently with the closing of this Agreement; and

(g) the IPO Price is $8.00 or higher.

The Shareholder may waive any condition specified in this Section 8.2 by a written waiver delivered to Fenix at any time prior to or at Closing.

Article 9

Termination

9.1	Termination

(a) This Agreement may be terminated by Fenix, upon written Notice to the Shareholder, if prior to or at Closing:

(1) the Shareholder Defaults in the performance of any of his material obligations under this Agreement and the Default is not cured within ten Business Days after Fenix gives written Notice of the Default to the Shareholder; or

(2) any Fenix Closing Condition is not satisfied as of the Outside Date (as defined below), or satisfaction of any Fenix Closing Condition is or becomes impossible (other than as a result of Fenix’s breach of or failure to perform its obligations under this Agreement), and Fenix does not waive satisfaction of the condition; or

(3) Closing has not occurred by December 15, 2014 (the “Outside Date”) (other than as a result of Fenix’s breach of or failure to perform its obligations under this Agreement); provided, however, that if the sole reason that Closing has not occurred by December 15, 2014 is that the financial information included in Fenix’s Registration Statement is required to be updated (gone “stale”) in accordance with SEC rules, March 15, 2015 will be substituted for December 15, 2014 as the Outside Date.

(b) This Agreement may be terminated by the Shareholder, upon written Notice to Fenix, if prior to or at Closing:

(1) Fenix Defaults in the performance of any of its material obligations under this Agreement and the Default is not cured within ten Business Days after the Shareholder gives written Notice of the Default to Fenix;

(2) any Shareholder Closing Condition is not satisfied as of the Outside Date (as defined below), or satisfaction of any Shareholder Closing Condition is or becomes impossible (other than as a result of the Shareholder’s breach of or failure to perform its obligations under this Agreement) and the Shareholder does not waive satisfaction of the condition; or

(3) Closing has not occurred by December 15, 2014 (the “Outside Date”) (other than as a result of the Shareholder’s breach of or failure to perform their obligations under this Agreement); provided, however, that if the sole reason that Closing has not occurred by December 15, 2014 is that the financial information included in Fenix’s Registration Statement is required to be updated (gone “stale”) in accordance with SEC rules, March 15, 2015 will be substituted for December 15, 2014 as the Outside Date.

(c) This Agreement may be terminated by the written agreement of the Parties.

9.2	Effect of Termination

If this Agreement is terminated, this Agreement shall no longer be of any force or effect, and there shall be no liability on the part of any Party or its respective directors, officers or shareholders except, in the case of termination because of a material default or material breach of a representation, warranty or covenant resulting from the wilful fault or gross negligence of the non-terminating Party, the aggrieved Party or Parties may recover from the defaulting Party the amount of expenses incurred by such aggrieved Party or Parties in connection with this Agreement and the transactions contemplated hereby. If this Agreement shall be terminated, each Party will (i) redeliver all documents, work papers and other materials of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the Party furnishing the same and (ii) destroy all documents, work papers and other materials developed by its accountants, agents, and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any Party hereto. Notwithstanding the termination of this Agreement pursuant to Section 9.1, the Parties’ confidentiality obligations under Section 6.4 shall survive termination and continue indefinitely.

Article 10

Indemnification

10.1	Indemnification of Fenix

(a) Subject to Sections 10.3 and 10.4, the Shareholder agrees to indemnify Fenix against and hold Fenix harmless from:

(1) any Indemnifiable Loss that Fenix suffers or incurs that is caused by, arises out of or relates to any inaccuracy in or breach of any representation and warranty by the Shareholder in Article 4 or in the certificate delivered at Closing pursuant to Section 2.6(h); or

(2) any Indemnifiable Loss that Fenix suffers or incurs that is caused by, arises out of or relates to the Shareholder’s breach of or failure to perform any of his obligations under Article 7 in any material respect.

(b) The benefit of the indemnification obligations of the Shareholder under this Section 10.1 shall extend to the respective officers, directors, employees and agents of Fenix and its affiliates.

10.2	Indemnification of the Shareholder

(a) Subject to Section 10.4, Fenix agrees to indemnify the Shareholder against and hold him harmless from:

(1) any Indemnifiable Loss that the Shareholder suffers or incurs that is caused by, arises out of or relates to any inaccuracy in or breach of any representation and warranty by Fenix in Article 5 or in the certificate delivered at Closing pursuant to Section 2.6(i); or

(2) any Indemnifiable Loss that the Shareholder suffers or incurs that is caused by, arises out of or relates to Fenix’s breach of or failure to perform any of its obligations under Article 7 in any material respect.

(b) The benefit of Fenix’s indemnification obligation under this Section 10.2 shall extend to the heirs and legal representatives of the Shareholder.

10.3	Threshold and Cap

(a) In respect of Fenix’s assertion of an Indemnification Claim under Section 10.1(a)(1), Fenix shall not be entitled to indemnification until the aggregate amount for which indemnification is sought exceeds 1.0% of the sum of (i) the Purchase Price and (ii) the aggregate amount of the Retention Bonuses. If this threshold is reached, Fenix may assert an Indemnification Claim for the amount of the Claim in excess of the threshold and may assert any subsequent Indemnification Claim under Section 10.1(a)(1) without regard to any threshold. No threshold shall apply, however, in the case of any Indemnifiable Loss caused by, arising out of or relating to any fraud or intentional misrepresentation.

(b) No threshold shall apply to Fenix’s assertion of an Indemnification Claim under Section 10.1(a)(2) or to the Shareholder’s assertion of an Indemnification Claim under Sections10.2(a)(1) or 10.2(a)(2).

(c) In no event shall the aggregate Liability of the Shareholder in respect of Indemnification Claims under Sections 10.1(a)(1) and 10.1(a)(2) exceed 40% of the Purchase Price; provided, however, that no cap shall apply in the case of any Indemnifiable Loss caused by, arising out of or relating to any fraud or intentional misrepresentation.

10.4	Survival

(a) An Indemnification Claim under Sections 10.1(a)(1) and 10.2(a)(1) may be asserted at any time prior to the second anniversary of the Closing Date, with the exception that:

(1) an Indemnification Claim under Section 10.(a)(1) in respect of any inaccuracy in or breach of any of the representations and warranties in Sections 4.16 (“Taxes”) and 4.23 (“Environmental Matters”) may be asserted at any time prior to the third anniversary of the Closing Date; and

(2) an Indemnification Claim under Section 10.(a)(1) in respect of any inaccuracy in or breach of any of the representations and warranties in Sections 4.1 (“Shareholder Ownership and Authorization”) and 4.8 (“Title to Assets”) may be asserted at any time without limit.

10.5	Notice of Indemnification Claim

(a) The Indemnified Party may assert an Indemnification Claim by giving written Notice of the Indemnification Claim to the Indemnifying Party. The Indemnified Party’s Notice shall provide reasonable detail of the facts giving rise to the Indemnification Claim and a statement of the Indemnified Party’s Indemnifiable Loss or an estimate of the Indemnifiable Loss that the Indemnified Party reasonably anticipates that it will suffer. The Indemnified Party may amend or supplement its Indemnification Claim at any time, and more than once, by written Notice to the Indemnifying Party.

(b) If or to the extent that the Indemnification Claim is not in respect of a Third Party Suit, Section 10.6 shall apply. If or to the extent that the Indemnification Claim is in respect of a Third Party Suit, Section 10.7 shall apply.

10.6	Resolution of Claims

(a) If the Indemnifying Party does not object to an Indemnification Claim during the 30-day period following receipt of the Indemnified Party’s Notice of its Indemnification Claim, the Indemnified Party’s Indemnification Claim shall be considered undisputed, and the Indemnified Party shall be entitled to recover the actual amount of its Indemnifiable Loss from the Indemnifying Party, subject, in the case of an Indemnification Claim by Fenix, to the threshold, if any, in Section 10.3(a).

(b) If the Indemnifying Party gives written Notice to the Indemnified Party within the 30-day objection period that the Indemnifying Party objects to the Indemnified Party’s Indemnification Claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve their differences during the 30-day period following the Indemnified Party’s receipt of the Indemnifying Party’s Notice of its objection. If they fail to resolve their disagreement during this 30-day period, either of them may unilaterally submit the disputed Indemnification Claim for binding arbitration before the American Arbitration Association in the Newark, New Jersey area in accordance with its rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators may include attorneys’ fees to the prevailing party. The prevailing Party may enforce the award of the arbitrator or panel of arbitrators in any court of competent jurisdiction.

10.7	Third Party Suits

(a) Fenix shall promptly give written Notice to the Shareholder of any Third Party Suit, which may be given by written Notice of an Indemnification Claim in respect of the Third Party Suit. Fenix’s failure or delay in giving this Notice shall not relieve the Shareholder from his indemnification obligation under this Article 10 in respect of the Third Party Suit, except to the extent that the Shareholder suffers or incurs a loss or is prejudiced by reason of Fenix’s failure or delay.

(b) Fenix shall control the defense of any Third Party Suit. The Shareholder shall be entitled to copies of all pleadings and, at his expense, may participate in, but not control, the defense and employ his own counsel. The Shareholder shall in any event reasonably cooperate in the defense of the Third Party Suit.

(c) Fenix’s settlement of a Third Party Suit shall also be binding on the Shareholder, in the same manner as if a final judgment in the amount of the settlement had been entered by a court of competent jurisdiction, if, as part of the settlement, the Shareholder receives a binding release providing that any liability of the Shareholder in respect of the Third Party Suit is being satisfied as part of the settlement. Fenix shall give the Shareholder at least 30 days’ prior written Notice of any proposed settlement, and during this 30-day period the Shareholder may reject the proposed settlement and instead assume the defense of the Third Party Suit if:

(1) the Third Party Suit seeks only money damages and does not seek injunctive or other equitable relief against Fenix or the Company;

(2) the Shareholder unconditionally acknowledges in writing to Fenix that the Shareholder is obligated to indemnify Fenix in full in respect of the Third Party Suit (except for any matters that are not subject to indemnification under this Agreement);

(3) the counsel chosen by the Shareholder to defend the Third Party Suit is reasonably satisfactory to Fenix;

(4) the Shareholder furnishes Fenix with security reasonably satisfactory to Fenix to assure that the Shareholder has the financial resources to defend the Third Party Suit and to satisfy its indemnification obligation in respect of the Third Party Suit;

(5) the Shareholder actively and diligently defends the Third Party Suit; and

(6) the Shareholder consults with Fenix regarding the Third Party Suit at Fenix’s reasonable request.

If the Shareholder assumes the defense of the Third Party Suit, Fenix shall be entitled to copies of all pleadings and, at its expense, may participate in, but not control, the defense and employ its own counsel.

(d) The Shareholder may settle a Third Party Suit in which, pursuant to Section 10.7(c), the Shareholder controls the defense only if the following conditions are satisfied:

(1) the terms of settlement do not require any admission by the Shareholder, the Company or Fenix, in respect of any matters subject to indemnification under this Article 10, that in Fenix’s reasonable judgment would have an adverse effect on the Company or Fenix; and

(2) as part of the settlement, Fenix receives a binding release providing that any liability of Fenix in respect of the Third Party Suit is being satisfied as part of the settlement.

(e) Fenix’s failure to defend a Third Party Suit shall not relieve the Shareholder of his indemnification obligation under this Article 10 if Fenix gives the Shareholder at least 30 days’ prior written Notice of Fenix’s intention not to defend the Third Party Suit and affords the Shareholder the opportunity to assume the defense without having to satisfy the conditions in Section 10.7(c) for assuming the defense.

10.8	Remedies

If Closing occurs, each Party’s sole and exclusive remedy for all claims and causes of action against the other Party, including those relating to any inaccuracy in or breach of any representation and warranty in this Agreement, shall be indemnification as provided in and limited by this Article 10. The provisions of this Section 10.8 shall not apply, however, (i) in the case of fraud or intentional misrepresentation on the part of the Shareholder or Fenix, or (ii) to the enforcement of any of the agreements described in Section 2.6.

10.9	Specific Performance

The Parties agree that irreparable damage would occur in the event that, prior to Closing, any of the provisions of this Agreement are not performed in accordance with their terms or are otherwise breached.

The Parties accordingly agree that, in addition to any other remedies available at law or in equity, prior to Closing the Parties shall be entitled to a temporary restraining order and a preliminary and permanent injunction, without the necessity of proving actual damages or posting any bond or security, to prevent a breach of this Agreement and to enforce specifically the provisions of this Agreement.

Article 11

Miscellaneous

11.1	Expenses

Each Party shall pay its own expenses in connection with the negotiation and preparation of this Agreement and the closing of the Transaction. In the event of termination of this Agreement prior to Closing pursuant to Section 9.1, each Party’s obligation to pay its own expenses shall be subject to any right of recovery as a result of a Default under this Agreement by the other Party consistent with Section 9.2.

11.2	Schedules

Nothing in any Schedule to Article 4 shall be considered adequate to constitute an exception to the related representation and warranty in Article 4 unless the Schedule describes the relevant facts in reasonable detail. Any exception in a Schedule to Article 4 shall be considered an exception to any other representation and warranty in Article 4 to which the exception relates if it is reasonably apparent on its face that the exception in question relates to such other representation and warranty.

11.3	Parties’ Review

Any Knowledge acquired by a Party (or that should have been or could have been acquired) as a result of any due diligence or other review or investigation in connection with the negotiation and execution of this Agreement and the closing of the Transaction shall not limit that Party’s right to rely on the other Party’s representations and warranties in this Agreement or circumscribe that Party’s entitlement to indemnification under this Agreement.

11.4	Publicity

Any public announcement or similar publicity regarding this Agreement or the Transaction shall be issued only as, when and in the manner and form that Fenix determines. Fenix will use commercially reasonable efforts to notify Company of any impending public announcement or similar publicity.

11.5	Notices

(a) All Notices by a Party under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, facsimile or personal delivery, as follows:

(1) if to the Shareholder or the Company, to or in care of:

Mr. John Brennan 10264 Sand Cay Lane
West Palm Beach, FL 33412 Fax: 561-799-0489

with a required copy to:

Kaplin Stewart Meloff Reiter & Stein, P.C.
Union Meeting Corporate Center

910 Harvest Drive
P. O. Box 3037
Blue Bell, PA 19422
Fax: (610) 684-2025
	Attention:	Maury B. Reiter, Esquire

(2)	if to Fenix, to:

Fenix Parts, Inc.
12901 SW 132nd Ave
Miami, FL 33186
Fax: (305) 397-1623
	Attention:	Mr. Kent Robertson
Chief Executive Officer

with a required copy to:

Johnson and Colmar
2201 Waukegan Road, Suite 260
Bannockburn, Illinois 60015
Fax: (312) 922-1980
	Attention:	Mr. Craig P. Colmar

(b) A Notice sent by certified or registered mail shall be considered to have been given three Business Days after being deposited in the mail. A Notice sent by overnight courier service, facsimile or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 11.5.

11.6	Performance by the Company

As the only stockholder of the Company, the Shareholder shall cause the Company to execute and deliver all of the documents and instruments that it is required to execute and deliver or enter into prior to or at Closing, and to perform, comply with and satisfy all of the other obligations, agreements and conditions under this Agreement that it is required to perform, comply with and satisfy at or prior to Closing.

11.7	Further Assurances

The Parties agree to (i) furnish to one another other such further information, (ii) execute and deliver to one another such further documents and (iii) do such other acts and things, that either Party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to in this Agreement.

11.8	Waiver

The failure or any delay by any Party in exercising any right under this Agreement or any document referred to in this Agreement shall not operate as a waiver of that right, and no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right. All waivers shall be in writing and signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

11.9	Entire Agreement

This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with (i) Annex I and the Exhibits, (ii) the Schedules and (iii) the Parties’ Closing Documents) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

11.10	Assignment

No Party may assign any of its rights under this Agreement without the prior written consent of the other Party.

11.11	No Third Party Beneficiaries

Nothing in this Agreement shall be considered to give any Person other than the Parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors, permitted assigns, heirs and legal representatives.

11.12	Construction

(a) All references in this Agreement to “Section” or “Sections” refer to the corresponding section or sections of this Agreement.

(b) All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires.

(c) Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(d) The captions of articles and sections of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

11.13	Severability

The invalidity or unenforceability of any term or provision, or part of any term or provision, of this Agreement shall not affect the validity and enforceability of the other terms and provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision, or part, had been omitted.

11.14	Counterparts

This Agreement may be signed in any number of counterparts (including by facsimile or portable document format (pdf)), all of which together shall constitute one and the same instrument.

11.15	Governing Law

This Agreement shall be governed by the internal Laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other state) that would cause the laws of any state other than the State of Delaware to govern this Agreement.

11.17	Binding Effect

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and permitted assigns.

In witness, the Parties have executed this Agreement.

Fenix Parts, Inc.

By
	Name:	Kent Robertson
	Title:	C.E.O.

/s/ John J. Brennan
John J. Brennan

Leesville Auto Wreckers, Inc.

By

	Name:	John J. Brennan
	Title:	Pres.

Signature page to Combination Agreement

Annex I

Definitions

Accounts Receivable means all billed accounts receivable and other rights to payment from the Company’s customers.

Agreement is defined in the preamble of this Agreement.

Books and Records means books, records, ledgers, files, documents, correspondence, lists, reports, creative materials, advertising and promotional materials and other printed or written materials.

Business is defined in Paragraph A of the “Background” section of this Agreement.

Business Day means any day other than a Saturday, Sunday or federal legal holiday.

Cleanup Liability means any liability under any Environmental Law to undertake any corrective action, including any investigation, cleanup, removal, containment or other remedial response, action or activity of the type covered by the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

Closing and Closing Date are defined in Article 3.

Closing Date Account Receivables is defined in Section 2.4(a).

Closing Date Indebtedness is defined in Section 2.2.

Closing Documents means, in respect of a Party, the documents, instruments and agreements that the Party is required to deliver or enter into at Closing pursuant to the terms of this Agreement.

Company means Leesville Auto Wreckers, Inc., a New Jersey corporation.

Combining Companies is defined in Paragraph A of the “Background” section of this Agreement.

Consent means any approval, consent, ratification, waiver or other authorization.

Consideration is defined in Paragraph A of the “Background” section of this Agreement.

Contract means any written contract, agreement, obligation, promise or undertaking.

Copyrights means all copyrights and copyrightable works (other than literary works).

Default means, in respect of a Contract, a breach or violation of or default under the Contract, or the occurrence of an event that with Notice or the passage of time or both would constitute a breach, violation or default or permit termination, modification or acceleration of the Contract.

Employee Benefit Plan means (i) an “employee pension plan” as defined in § 3(2) of ERISA, (ii) an “employee welfare benefit plan” as defined in § 3(1) of ERISA or (iii) any other employee benefit or fringe benefit plan or program, whether established by Law, a written agreement or other instrument, or custom or informal understanding.

Environmental Law means any Law or Order relating to public health and safety, pollution or the protection of the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and Resource Conservation and Recovery Act of 1976 and any other Law or Order relating to or imposing liability or standards of conduct for the use, handling, generation, manufacturing, distribution, production, importing, management, labeling, testing, processing, refinement, collection, Release, storage, transfer, transportation, treatment, disposal, clean-up or Release of Hazardous Materials.

Environmental Liability means any Cleanup Liability and any other liability of any type under any Environmental Law or Occupational Safety and Health Law.

Environmental Permit means a Permit required under any Environmental Law to conduct the Business.

Equipment means machinery, equipment, spare parts, furniture, fixtures and other items of tangible personal property of any type or kind used, held for use or useful in the conduct of the Business, (but not including any Inventory or Trucks) and IT Equipment.

Equipment Lease means a Contract for the lease of Equipment or for the purchase of Equipment under a conditional sales or title retention agreement.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations issued by the Internal Revenue Service and Department of Labor.

Estimated Working Capital Statement is defined in Section 2.3(a).

Facility means any office, yard or other facility or site that the Company currently owns or leases, or that it formerly owned or leased, in the conduct of the Business.

Facility Leases means the Company’s leases of the Gin-Jac, Loki-Lot I, Loki-Lot II (Township Parking Lot), Loki-Lot II, and PPP Group Facilities.

Fenix means Fenix Parts, Inc., a Delaware corporation.

Fenix Closing Conditions is defined in Section 8.1.

Fenix Stock is defined in Paragraph B of the “Background” section of this Agreement.

Final Working Capital Statement is defined in Section 2.3(c).

Financial Statements means the Company’s financial statements for the three years ended December 31, 2013.

GAAP means U.S. generally accepted accounting principles.

Gin-Jac Facility means the Facility at 186 Leesville Avenue, Avenel, New Jersey 07001.

Governmental Authority means (x) any federal, state, provincial, local, municipal, foreign or other government and (y) any governmental or quasi-governmental body of any kind, including any administrative or regulatory agency, department, branch, commission or other entity.

Hazardous Activity means the use, handling, generation, manufacturing, production, distribution, importing, management, labeling, testing, processing, refinement, collection, storage, transfer, transportation, treatment, disposal, clean-up or Release of Hazardous Materials.

Hazardous Materials means any waste or other substance of any kind that is listed, defined, designated, classified or regulated under any Environmental Law as hazardous, radioactive or toxic or as a pollutant or contaminant.

Indebtedness means, in respect of the Company and without duplication: (i) the Company’s obligations for borrowed money or in respect of loans or advances; (ii) the Company’s obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) the Company’s obligations in respect of letters of credit issued for the Company’s account; (iv) the Company’s capital lease obligations; (v) the Company’s guaranties of another Person’s payment obligations; and (vi) all fees, accrued and unpaid interest, premiums or penalties related to any of the matters described in the preceding clauses.

Indemnifiable Loss means any actual loss, Liability, damage, cost or expense, including reasonable attorneys’ fees and costs of litigation.

Indemnification Claim means a written claim or demand for indemnification under Sections 10.1 or 10.2.

Indemnified Party means Fenix, in respect of an Indemnification Claim under Section 10.1, or the Shareholder, in respect of an Indemnification Claim under Section 10.2, as the case may be.

Indemnifying Party means the Shareholder, in respect of an Indemnification Claim under Section 10.1, or Fenix, in respect of an Indemnification Claim under Section 10.2, as the case may be.

Intellectual Property means Patents, Marks, Copyrights and Software.

Interim Balance Sheet means the Company’s unaudited balance sheet as of June 30, 2014 included in the Interim Financial Statements.

Interim Financial Statements means the Company’s unaudited financial statements for the six months ended June 30, 2014.

Internal Revenue Code is defined in Paragraph C of the “Background” section of this Agreement.

Inventory means inventories of materials, supplies and parts used in the conduct of the Business.

IPO is defined in Paragraph B of the “Background” section of this Agreement.

IPO Price means the price to the public reflected in the prospectus of Fenix relating to the IPO that is first filed with the SEC pursuant to Rule 424(b) under the Securities Act.

IT Equipment means computer hardware, software, servers and ancillary equipment, telephones and other telecommunications products, office products such as photocopiers and fax machines, or other technology or equipment that is used in the creation, conversion, or duplication of data or information.

Knowledge means the actual awareness of a particular fact or other specified matter.

Law means any law, ordinance, code, regulation or rule of any Governmental Authority or any principle or rule of common law.

Leased Facility means the Facility leased under a Facility Lease.

Liability means any liability or obligation, whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due.

Licensed Intellectual Property is defined in Section 4.14(a)(2).

Lien means any security interest, judgment or other lien, mortgage, trust deed, claim, equitable interest, option, pledge, right of first refusal or other encumbrance or restriction of any kind.

Loki-Lot I Facility means the Facility at 391 East Inman Avenue, Block 277, Lot 20, Rahway, New Jersey 07065.

Loki-Lot II (Township Parking Lot) Facility means the Facility at 391 East Inman Avenue, Block 277, Lot 22, Rahway, New Jersey 07065.

Loki-Lot II Facility means the Facility at 20 Leesville Avenue, Block 893, Lots 90-103, Avenel, New Jersey 07001.

Marks means trademarks, service marks, trade names, assumed names, brand names and logotypes.

Notice means any notice, demand, charge, complaint or other communication from any Person.

Occupational Safety and Health Law means any Law or Order relating to worker health and safety, including the Occupational Safety and Health Act of 1970.

Order means any order, judgment, decree, ruling, consent decree, settlement agreement, stipulation, injunction or subpoena entered or issued by any court, Governmental Authority or arbitrator.

Ordinary Course of Business means, in respect of the Company, an action taken by it that (i) is consistent with its past practices and is taken in the ordinary course of the normal day-to-day operations and (ii) is not required by applicable Law or its Organizational Documents to be authorized by its board of directors.

Organizational Documents means: (i) the certificate or articles of incorporation and by-laws of a corporation; (ii) the articles of organization or certificate of formation and operating agreement of a limited liability company; (iii) the trust agreement establishing an inter vivos trust or the will establishing a testamentary trust; and (iv) the charter or similar document adopted or filed in connection with the creation, formation or organization of any other type of entity. Any reference in this Agreement to a Person’s Organizational Documents means each of those documents as amended to date.

Party means any one of Fenix, the Company and the Shareholder, and Parties means, as the context requires, any two or more of them or Fenix on the one hand and the Shareholder and the Company on the other.

Patents means patents, patent applications and patent disclosures and related reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations.

Permit means any approval, consent, license, permit, registration, certificate, confirmation or other authorization issued, granted or otherwise made available by any Governmental Authority.

Permitted Lien means any Lien for Taxes that are not yet due and payable or any carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s, landlord’s, lessor’s or similar statutory Lien incidental to the Ordinary Course of Business.

Person means any individual, corporation, limited liability company, joint venture, association, organization, estate, trust or other entity or any Governmental Authority.

PPP Group Facility means the Facility at 63 Adele Street, Rahway, New Jersey 07065.

Pre-Closing Capital Expenditures is defined in Section 2.5.

Proposed Final Working Capital Statement and Proposed Statement are defined in Section 2.3(c).

Proprietary Intellectual Property is defined in Section 4.14(a)(1).

Purchase Price means the collective consideration being paid to Shareholder pursuant to Section 2.1(a)(2).

Registration Statement is defined in Paragraph E of the “Background” section of this Agreement.

Related Party means, in respect of the Company, any Person (i) in which the Shareholder, or a family member of the Shareholder by blood, marriage or adoption, has a direct or indirect proprietary or other financial interest or (ii) for which the Shareholder, or a family member of the Shareholder by blood, marriage or adoption, is serving as an officer, director, partner, manager, trustee, consultant or advisor or in any other capacity.

Release means a spill, leak, emission, discharge, deposit, dumping or other release into the environment, whether intentional or unintentional.

Retention Bonuses is defined in Section 2.6(k).

Schedule means a schedule to this Agreement.

Securities Act is defined in Paragraph E of the “Background” section of this Agreement.

Shares is defined in Section 4.1(a).

Software means computer software, including source code, executable code, data, databases and related documentation. The term does not include commercially available off-the-shelf software.

Shareholder Closing Conditions is defined in Section 8.2.

Shareholder means John J. Brennan.

Straddle Period is defined in Section 7.1(c).

Suit means any action, suit, proceeding, arbitration, hearing or investigation (whether civil, criminal, administrative or investigative in nature, and whether formal or informal) by, before or in any court, Governmental Authority or arbitrator.

Tax means any federal, state, provincial, local, municipal or foreign income, gross receipts, capital stock, profits, withholding, social security, unemployment, real property, personal property, stamp, excise, occupation, sales, use, value added, estimated or other tax (including any related interest, fines, penalties and additions), whether disputed or not.

Tax Return means any return (including any information return), report, statement, form or other document required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

Third Party Suit means a Suit, demand or claim by a third Person against Buyer for which Buyer is entitled to indemnification under Section 10.1.

Threatened means, in respect of a Suit, that Notice has been given, or another event has occurred or any other circumstance exists, that would lead a prudent individual to conclude that the Suit is likely to be initiated or otherwise pursued in the future.

Transaction means the transactions contemplated by this Agreement, including the Parties’ execution, delivery and performance of their respective Closing Documents and the other documents, instruments, agreements and obligations that they are respectively required to execute, deliver and perform pursuant to the terms of this Agreement.

Truck Lease means a Contract for the lease of a Truck or for the purchase of a Truck under a conditional sales or title retention agreement.

Trucks means automobiles, trucks, trailers, tractors and other vehicles and transportation equipment used, held for use or useful in the conduct of the Business.

Working Capital means, in respect of the Company, an amount equal to the Company’s cash plus Inventory (only to the extent it is less than 30 days old, the quantity is consistent with the six-month historical trend, and the value included is the actual vehicle cost less the price of the parts previously sold) minus the Company’s current Liabilities, in each case determined in accordance with GAAP.

Exhibit A

(Leesville Auto Wreckers, Inc.)

Employment Agreement

(Joe Goodman)

This Agreement is entered into as of [—], 2014 (the “Effective Date”) by Fenix Parts, Inc., a Delaware corporation (“Fenix”), and Joe Goodman (“Executive”).

Background

A. Fenix has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of selling alternative vehicle collision replacement products.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of Fenix common stock in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each Combining Company have transferred to Fenix all of their stock or other equity interests in the Combining Companies.

C. Executive is an executive of Leesville Auto Wreckers, Inc., a New Jersey corporation, one of the Combining Companies (the “Company”), and is one of its key employees.

D. Fenix desires to retain Executive’s services in the management of Fenix’s operations, and Executive desires to provide those services to Fenix, on the terms of this Agreement.

E. The parties’ execution and delivery of this Agreement is required under Section 2.6(b) of the Combination Agreement dated as of August [—], 2014 entered into by Fenix, John J. Brennan and the Company (the “Combination Agreement”).

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit 1.

2.	Employment

Fenix shall employ Executive on a full-time basis as District Manager, with such management duties and responsibilities as the board of directors of Fenix or its president and/or chief executive officer may assign. Executive shall not be required to relocate from the Rahway, New Jersey area.

3.	Term

The term of this Agreement shall be five years beginning on the Effective Date and ending on the fifth anniversary of the Effective Date, subject to earlier termination as provided in Paragraph 11.

4.	Base Salary, Bonus Opportunity and Additional Compensation

(a) Fenix shall pay Executive a base salary for Executive’s services at the rate of $200,000 per year in accordance with Fenix’s normal biweekly payroll practices. Salary payments to Executive shall be reduced for applicable withholding taxes and other payroll deductions required by law or authorized by Executive.

(b) Executive shall have the opportunity to participate in Fenix’s bonus program for 2014 and future years and earn a cash bonus of 50% (up to 100%) of Executive’s base salary, depending on Fenix’s attainment of its corporate performance goals related to revenues, gross margins or earnings per share as established by Fenix’s board of directors and Executive’s achievement of mutually agreed-on individual performance goals. Fenix shall pay any bonus payable to Executive no later than 45 days after the close of the year for which the bonus is earned.

(c) At the closing of the transactions contemplated by the Combination Agreement, Fenix shall pay Executive $763,000 as additional compensation.

5.	Stock Options and RSUs

Executive shall be eligible to participate in any stock option plan that Fenix may adopt, pursuant to which, in the discretion of Fenix’s board of directors (or of the committee of the board administering the plan for executive officers and senior management), Executive may be granted (i) options to purchase shares of Fenix common stock or (ii) restricted stock units to be settled in shares of Fenix common stock or cash, or a combination of the two. The parties anticipate that (i) the exercise price of any option granted to Executive would be the closing price of Fenix common stock on the date of the option grant (the “grant date”) and that (ii) the option would vest over four years, with 25% of the option shares vesting on each of the first four anniversaries of the grant date. The parties anticipate that any award of restricted stock units to Executive would vest in a similar manner.

6.	Employee Benefits

Executive shall be entitled to participate in all health care plans and other employee benefits that Fenix may provide to its employees generally (or to its executive officers and senior management) from time to time, in accordance with the terms of participation of the plans and policies under which those benefits are provided. Notwithstanding anything herein to the contrary, Fenix agrees that: (1) the health care plans and other employee benefits provided to Executive shall, at a minimum, be substantially similar to the health care plans and other employee benefits received by Executive from the Company prior to the closing of the IPO; and (2) if, at any time, the health care plans and other employee benefits that Fenix provides to its employees generally (or to its executive officers and senior management) are not substantially similar to the health care plans and other employee benefits received by Executive from the Company prior to the closing of the IPO, Executive shall be entitled to secure such benefits from a third party and be reimbursed by Fenix for any costs or premiums associated with same.

7.	Confidentiality Covenant

(a) During Executive’s employment by Fenix and continuing indefinitely following the termination of Executive’s employment, regardless of the reason for or circumstances of Executive’s termination, Executive shall treat all Confidential Information as secret and confidential (Executive’s “Confidentiality Covenant”).

(b) Executive shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required in the normal course of Executive’s duties or by a court order or as expressly authorized by Fenix’s board of directors or its president and chief executive officer) or (ii) use any Confidential Information for Executive’s own account.

(c) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by Executive or otherwise coming into Executive’s possession, shall remain Fenix’s exclusive property. Upon the termination of Executive’s employment, or at any other time that Fenix requests, Executive shall promptly turn over to Fenix all written or tangible Confidential Information that may be in Executive’s possession or control (including all copies and summaries and notes derived from Confidential Information).

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8.	Nonsolicitation and Noncompetition Covenant

(a) Regardless of the reason for or circumstances of Executive’s termination, for a period of 12 months beginning on the date of termination of Executive’s employment and ending on the first anniversary of that date (the “Covenant Period”), Executive shall not directly or indirectly do any of the following (Executive’s “Nonsolicitation and Noncompetition Covenant”):

(1) solicit for a Competing Business any customer or account of Fenix or an Affiliate that Executive had dealings with or supervisory responsibility for, or had access to Confidential Information relating to, during the 12-month period ending on the date of termination of Executive’s employment; or

(2) solicit for employment or hire away any employee of Fenix or an Affiliate who was a full-time or part-time employee of Fenix or an Affiliate at any time during the 12-month period ending on the date of termination of Executive’s employment, regardless of whether the employee is or was employed on an “at will” basis or pursuant to a written agreement; or

(3) directly or indirectly engage in, accept employment with, or have a financial or other interest in any Competing Business.

(b) The duration of the Covenant Period shall be extended by a length of time equal to (i) the period during which Executive is in violation of Executive’s Nonsolicitation and Noncompetition Covenant and (ii) without duplication, any period during which litigation that Fenix institutes to enforce Executive’s Nonsolicitation and Noncompetition Covenant is pending (to the extent that Executive is in violation of Executive’s Nonsolicitation and Noncompetition Covenant during this period). In no event, however, shall any such extension of the Covenant Period exceed 12 months.

(c) Executive’s Nonsolicitation and Noncompetition Covenant shall apply to Executive regardless of the capacity in which Executive is acting, that is, whether as an employee, sole proprietor, partner, joint venturer, limited liability company manager or member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(d) Executive’s Nonsolicitation and Noncompetition Covenant shall not be violated, however, (i) by reason of Executive’s ownership of less than 3% of the outstanding shares of any publicly-traded corporation or other entity or (ii) if (A) Executive’s services are provided to a subsidiary, division or branch of a Competing Business but the subsidiary, division or branch is not itself a Competing Business, or if (B) the services that Executive provides as an employee of or consultant to a Competing Business are not the same or substantially similar in nature to the services that Executive provided to Fenix during the 12-month period ending on the date of termination of Executive’s employment. Notwithstanding the foregoing, Executive on behalf of Route 34 may (i) hire Mark Goodman or solicit or hire any other employee of Fenix or its Affiliates that is terminated by Fenix or its Affiliates (but not as a result of a voluntary departure by such employee) at any time after the closing of the transactions contemplated by the Combination Agreement and (ii) utilize the services, on an as needed basis, of Kevin Kennedy primarily to buy cars at auction.

9.	Enforcement

(a) Executive agrees that Executive’s violation of his Confidentiality Covenant or his Nonsolicitation and Noncompetition Covenant (Executive’s “Covenants”) would cause irreparable harm to Fenix for which money damages alone would be both difficult to determine and inadequate to compensate Fenix for its injury. Executive accordingly agrees that if Executive violates either of his Covenants, Fenix shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent Executive’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

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(b) This right to injunctive relief shall be in addition to any other remedies to which Fenix may be entitled. If Fenix prevails in its lawsuit against Executive, Executive shall pay Fenix’s attorneys’ fees and court costs in prosecuting its lawsuit.

(c) Executive agrees that if the court in which Fenix seeks injunctive relief, or otherwise seeks to enforce any provision of this Agreement, determines that either of Executive’s Covenants is too broad in scope or geographical area or too long in duration to be valid and enforceable, the scope, area or duration may be reduced to limits that the court considers reasonable and, as so reduced, the Executive’s Covenant may be enforced against Executive.

10.	Works

Executive acknowledges that all Works conceived of by Executive (either alone or with others) during Executive’s employment by Fenix shall be Fenix’s sole and exclusive property, and Executive hereby irrevocably assigns to Fenix all of Executive’s rights, if any, in respect of any such Works. This assignment shall not apply in respect of any Works for which no equipment, supplies, facilities or Confidential Information of Fenix or its Affiliates was used and which was developed entirely on Executive’s own time, unless (i) the Works relate to Fenix’s or an Affiliate’s business or its actual or demonstrably anticipated research or development or (ii) the Works result from any work performed for Fenix or an Affiliate by Executive.

11.	Termination

(a) This Agreement shall terminate prior to its expiration under Paragraph 3 upon the occurrence of any one of the following events:

(1) upon Executive’s resignation as an employee, by notice to Fenix effective as of the date of Executive’s notice or any later date that the notice may specify;

(2) upon Fenix’s termination of Executive’s employment for Cause, by notice to Executive effective as of the date of the Fenix’s notice;

(3) upon Fenix’s termination of Executive’s employment without Cause, by notice to Executive effective as of the date of Fenix’s notice; or

(4) upon Executive’s death.

(b) Upon the termination of Executive’s employment for any reason, Fenix shall pay Executive (or his estate) Executive’s accrued salary through the date of termination.

(c) Upon Fenix’s termination of Executive’s employment for Cause, Fenix shall have no obligation to continue to pay Executive any base salary payments or bonus payments (except as provided in Paragraph 11(b)).

(d) Upon Fenix’s termination of Executive’s employment without Cause, Fenix shall continue to pay Executive his base salary payments through the fifth anniversary of the Effective Date (but Fenix shall have no obligation to pay Executive any bonus payments).

(e) Upon Executive’s resignation for good reason, Fenix shall continue to pay Executive his base salary payments through the fifth anniversary of the Effective Date (but Fenix shall have no obligation to pay Executive

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any bonus payments). The term “good reason” means (i) Fenix’s assignment to Executive of any duties that are a materially adverse alteration in the nature or status of Executive’s initial responsibilities as an employee of Fenix, (ii) a reduction in the aggregate of Executive’s base salary and bonus opportunity in any year from that earned in the initial year of the Agreement, or (iii) a requirement that Executive work on a regular basis from a location more than 25 miles from Executive’s customary principal work locations without his prior written consent.

12.	Notices

Any notice or demand under this Agreement shall be effective only if it is in writing and is delivered in person or sent by certified or registered mail or overnight courier service. Any notice to Fenix shall be delivered or sent to it at its principal offices, and any notice to Executive shall be sent to him at his home address as shown on Fenix’s payroll records. A party may change his or its address for purposes of this Agreement by giving notice of the change to the other party in accordance with this Paragraph.

13.	Assignment

Fenix shall not assign this Agreement without Executive’s consent. To the extent permitted by law, Executive’s rights and benefits under this Agreement shall not be subject to voluntary or involuntary assignment or transfer.

14.	Amendment

No amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both parties.

15.	Governing Law

This Agreement shall be governed by the laws of the State of New Jersey.

16.	Binding Effect.

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns. In witness, the parties have signed this Agreement.

Fenix Parts, Inc.

By
	Name:	Joe Goodman
Title:

[Signature Page to Employment Agreement]

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Exhibit 1

Definitions

Affiliate means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

Business means a person, proprietorship, partnership, joint venture, limited liability company, corporation, enterprise or other entity, whether proprietary or not-for-profit in nature.

Competing Business means a Business that engages in the business of selling alternative vehicle collision replacement products from or at any location in a Restricted Area. For the avoidance of doubt, the parties expressly agree that Route 34 as it is currently operated (i.e., selling (i) whole used or damaged vehicles for purposes of repair (if necessary) and reuse as a motor vehicle by the buyer and (ii) body repair shop services) is not a Competing Business.

Cause means any one or more of the following: (i) the commission of any crime involving dishonesty, breach of trust or physical harm to any person, (ii) willfully engaging in conduct that is in bad faith or injurious to Fenix or its business (including, for example, fraud or embezzlement) or (iii) gross misconduct.

Confidential Information means any information relating to Fenix, its Affiliates or their business (regardless of who prepared the information), including: trade secrets; financial information and financial projections; marketing plans; vendor and customer information; sales and revenue information; product information; and technology and know-how.

The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by Executive in violation of this Agreement; (ii) becomes available to Executive on a non-confidential basis from a source other than Fenix or an Affiliate (provided, in case (ii), that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information); or (iii) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of Executive under this Agreement or the Combination Agreement, provided however that, if reasonably possible, Executive shall give Fenix written notice of such prior to any disclosure so that Fenix may seek a protective order or other similar remedy.

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

Restricted Area means anywhere within a radius of 100 miles of any location from or at which Fenix directly, or indirectly through one or more Affiliates, engaged in the business of selling alternative vehicle collision replacement products during the 12-month period ending on the date of termination of Employee’s employment.

Route 34 means Route 34 Auto Inc., a New Jersey corporation.

Works means any invention, discovery, concept, idea, work of authorship, method, technique, process, formula or computer program, whether or not patentable, reduced to practice or copyrightable.

Exhibit B

(Leesville Auto Wreckers, Inc.)

Consulting Agreement

(John J. Brennan)

This Agreement is entered into as of [—], 2014 (the “Effective Date”) by Fenix Parts, Inc., a Delaware corporation (“Fenix”), and John J. Brennan (“Consultant”).

Background

A. Fenix has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of selling alternative vehicle collision replacement products.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of Fenix common stock in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each Combining Company have transferred to Fenix all of their stock or other equity interests in the Combining Companies.

C. Consultant is an advisor to Leesville Auto Wreckers, Inc., one of the Combining Companies (the “Company”). He is also a shareholder of the Company, and as such, a party to the Combination Agreement dated as of August [—], 2014 entered into by Fenix, Consultant, and the Company (the “Combination Agreement”).

D. Fenix desires to retain Consultant’s services in connection with the operation of Fenix’s business, and Consultant desires to provide those services to Fenix, on the terms of this Agreement.

E. The parties’ execution and delivery of this Agreement is required under Section 2.6(c) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit 1.

2.	Consulting Services

Consultant shall provide the consulting services to Fenix at its request, with such duties as the board of directors of Fenix or its president and/or chief executive officer may assign, which shall be of a nature commensurate with the Consultant’s position and role with the Company. Consultant shall not be required to relocate from the Rahway, New Jersey area.

3.	Term

The term of this Agreement shall be for three years beginning on the Effective Date and ending on the third anniversary of the Effective Date (the “Initial Term”), automatically renewed for successive one-year terms thereafter, subject to earlier termination as provided in Paragraph 11.

4.	Consideration for Services

(a) In consideration for Consultant’s services under this Agreement and notwithstanding Consultant’s status as an independent contractor, Consultant shall be entitled to participate in all health care plans and other employee benefits that Fenix may provide to its employees generally (or to its executive officers and senior management) from time to time, including any incentive stock plan, in accordance with the terms of participation of the plans and policies under which those benefits are provided. Notwithstanding anything herein to the contrary, Fenix agrees that: (1) the health care plans and other employee benefits provided to Consultant shall, at a minimum, be substantially similar to the health care plans and other employee benefits received by Consultant from the Company prior to the closing of the IPO; and (2) if, at any time, the health care plans and other employee benefits that Fenix provides to its employees generally (or to its executive officers and senior management) are not substantially similar to the health care plans and other employee benefits received by Consultant from the Company prior to the closing of the IPO, Consultant shall be entitled to secure such benefits from a third party and be reimbursed by Fenix for any costs or premiums associated with same.

(b) Fenix shall reimburse Consultant for any and all ordinary and necessary expenses incurred in connection with Consultant’s performance of the consulting services pursuant to this Agreement.

5.	Facilities and Support

In furtherance of Consultant’s ability to provide the consulting services provided herein, Fenix shall provide to Consultant reasonable access to existing communication, support and infrastructure resources, office equipment, e-mail and the like, all of which shall at all times remain the property of Fenix and shall be returned to Fenix immediately upon termination of this Agreement. Consultant shall not be required to work out of Fenix’s offices and is permitted to work remotely unless Consultant’s physical presence is necessary in a particular circumstance.

6.	Hours

Consultant shall make himself available on a first-priority basis (as compared to other activities in which Consultant may be engaged) for a maximum of 2 hours of services per week, not to include travel time (if necessary).

7.	Confidentiality Covenant

(a) During Consultant’s engagement by Fenix and continuing indefinitely following the termination of Consultant’s engagement, regardless of the reason for or circumstances of Consultant’s termination, Consultant shall treat all Confidential Information as secret and confidential (Consultant’s “Confidentiality Covenant”).

(b) Consultant shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required in the normal course of Consultant’s duties or by a court order or as expressly authorized by Fenix’s board of directors or its president and chief executive officer) or (ii) use any Confidential Information for Consultant’s own account.

(c) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by Consultant or otherwise coming into Consultant’s possession, shall remain Fenix’s exclusive property. Upon the termination of Consultant’s engagement, or at any other time that Fenix requests, Consultant shall promptly turn over to Fenix all written or tangible Confidential Information that may be in Consultant’s possession or control (including all copies and summaries and notes derived from Confidential Information).

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8.	Nonsolicitation and Noncompetition Covenant

(a) Regardless of the reason for or circumstances of Consultant’s termination, for a period of 12 months beginning on the date of termination of Consultant’s engagement and ending on the first anniversary of that date (the “Covenant Period”), Consultant shall not directly or indirectly do any of the following (Consultant’s “Nonsolicitation and Noncompetition Covenant”):

(1) solicit for a Competing Business any customer or account of Fenix or an Affiliate that Consultant had dealings with or supervisory responsibility for, or had access to Confidential Information relating to, during the 12-month period ending on the date of termination of Consultant’s engagement; or

(2) solicit for employment or hire away any employee of Fenix or an Affiliate who was a full-time or part-time employee of Fenix or an Affiliate at any time during the 12-month period ending on the date of termination of Consultant’s engagement, regardless of whether the employee is or was employed on an “at will” basis or pursuant to a written agreement; or

(3) directly or indirectly engage in, accept employment with, or have a financial or other interest in any Competing Business.

(b) The duration of the Covenant Period shall be extended by a length of time equal to (i) the period during which Consultant is in violation of Consultant’s Nonsolicitation and Noncompetition Covenant and (ii) without duplication, any period during which litigation that Fenix institutes to enforce Consultant’s Nonsolicitation and Noncompetition Covenant is pending (to the extent that Consultant is in violation of Consultant’s Nonsolicitation and Noncompetition Covenant during this period). In no event, however, shall any such extension of the Covenant Period exceed 12 months.

(c) Consultant’s Nonsolicitation and Noncompetition Covenant shall apply to Consultant regardless of the capacity in which Consultant is acting, that is, whether as an employee, sole proprietor, partner, joint venturer, limited liability company manager or member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(d) Consultant’s Nonsolicitation and Noncompetition Covenant shall not be violated, however, (i) by reason of Consultant’s ownership of less than 3% of the outstanding shares of any publicly-traded corporation or other entity or (ii) if (A) Consultant’s services are provided to a subsidiary, division or branch of a Competing Business but the subsidiary, division or branch is not itself a Competing Business, or if (B) the services that Consultant provides as an employee of or consultant to a Competing Business are not the same or substantially similar in nature to the services that Consultant provided to Fenix during the 12-month period ending on the date of termination of Consultant’s engagement. Notwithstanding the foregoing, Consultant on behalf of Route 34 may (i) hire Mark Goodman or solicit or hire any other employee of Fenix or its Affiliates that is terminated by Fenix or its Affiliates (but not as a result of a voluntary departure by such employee) at any time after the closing of the transactions contemplated by the Combination Agreement and (ii) utilize the services, on an as needed basis, of Kevin Kennedy primarily to buy cars at auction.

9.	Enforcement

(a) Consultant agrees that Consultant’s violation of his Confidentiality Covenant or his Nonsolicitation and Noncompetition Covenant (Consultant’s “Covenants”) would cause irreparable harm to Fenix for which money damages alone would be both difficult to determine and inadequate to compensate Fenix for its injury. Consultant accordingly agrees that if Consultant violates either of his Covenants, Fenix shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent Consultant’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

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(b) This right to injunctive relief shall be in addition to any other remedies to which Fenix may be entitled. If Fenix prevails in its lawsuit against Consultant, Consultant shall pay Fenix’s attorneys’ fees and court costs in prosecuting its lawsuit.

(c) Consultant agrees that if the court in which Fenix seeks injunctive relief, or otherwise seeks to enforce any provision of this Agreement, determines that either of Consultant’s Covenants is too broad in scope or geographical area or too long in duration to be valid and enforceable, the scope, area or duration may be reduced to limits that the court considers reasonable and, as so reduced, the Consultant’s Covenant may be enforced against Consultant.

10.	Works

Consultant acknowledges that all Works conceived of by Consultant (either alone or with others) during Consultant’s engagement by Fenix shall be Fenix’s sole and exclusive property, and Consultant hereby irrevocably assigns to Fenix all of Consultant’s rights, if any, in respect of any such Works. This assignment shall not apply in respect of any Works for which no equipment, supplies, facilities or Confidential Information of Fenix or its Affiliates was used and which was developed entirely on Consultant’s own time, unless (i) the Works relate to Fenix’s or an Affiliate’s business or its actual or demonstrably anticipated research or development or (ii) the Works result from any work performed for Fenix or an Affiliate by Consultant.

11.	Termination

(a) This Agreement shall terminate prior to its expiration under Paragraph 3 upon the occurrence of any one of the following events:

(1) upon Consultant’s resignation as a consultant, by notice to Fenix effective as of the date of Consultant’s notice or any later date that the notice may specify;

(2) upon Fenix’s termination of Consultant’s engagement for Cause, by notice to Consultant effective as of the date of the Fenix’s notice;

(3) upon Fenix’s termination of Consultant’s engagement without Cause, by notice to Consultant effective as of the date of Fenix’s notice; or

(4) upon Consultant’s death.

(b) Upon the termination of Consultant’s engagement for any reason, Fenix shall provide Consultant (or his estate) with Consultant’s accrued benefits through the date of termination.

(c) Upon Fenix’s termination of Consultant’s engagement for Cause, Fenix shall have no obligation to continue to provide benefits to Consultant (except as provided in Paragraph 11(b)).

(d) Upon Fenix’s termination of Consultant’s engagement without Cause during the Initial Term, Fenix shall continue to provide benefits to Consultant through the duration of the Initial Term (determined as if the Agreement had not been terminated early).

(e) Upon Fenix’s termination of Consultant’s engagement without Cause during any renewal term, Fenix shall have no obligation to continue to provide benefits to Consultant (except as provided in Paragraph 11(b)).

(f) Upon Consultant’s resignation for good reason, Fenix shall continue to provide benefits to Consultant through the duration of the Initial Term (determined as if the Agreement had not been terminated early). The term

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“good reason” means (i) Fenix’s assignment to Consultant of any duties that are a materially adverse alteration in the nature or status of Consultant’s initial responsibilities as a consultant to Fenix, (ii) a requirement that Consultant work on a regular basis from a location more than 25 miles from Consultant’s customary principal work locations without his prior written consent, or (iii) a reduction in Consultant’s benefits.

12.	Notices

Any notice or demand under this Agreement shall be effective only if it is in writing and is delivered in person or sent by certified or registered mail or overnight courier service. Any notice to Fenix shall be delivered or sent to it at its principal offices, and any notice to Consultant shall be sent to him at his home address as shown on Fenix’s payroll records. A party may change his or its address for purposes of this Agreement by giving notice of the change to the other party in accordance with this Paragraph.

13.	Assignment

Fenix shall not assign this Agreement without Consultant’s consent. To the extent permitted by law, Consultant’s rights and benefits under this Agreement shall not be subject to voluntary or involuntary assignment or transfer.

14.	Amendment

No amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both parties.

15.	Governing Law

This Agreement shall be governed by the laws of the State of New Jersey.

16.	Binding Effect.

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns. In witness, the parties have signed this Agreement.

Fenix Parts, Inc.

By
Name:
Title:

John J. Brennan

[Signature Page to Consulting Agreement]

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Exhibit 1

Definitions

Affiliate means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

Business means a person, proprietorship, partnership, joint venture, limited liability company, corporation, enterprise or other entity, whether proprietary or not-for-profit in nature.

Competing Business means a Business that engages in the business of selling alternative vehicle collision replacement products from or at any location in a Restricted Area. For the avoidance of doubt, the parties expressly agree that Route 34 as it is currently operated (i.e., selling (i) whole used or damaged vehicles for purposes of repair (if necessary) and reuse as a motor vehicle by the buyer and (ii) body repair shop services) is not a Competing Business.

Cause means any one or more of the following: (i) the commission of any crime involving dishonesty, breach of trust or physical harm to any person, (ii) willfully engaging in conduct that is in bad faith or injurious to Fenix or its business (including, for example, fraud or embezzlement) or (iii) gross misconduct.

Confidential Information means any information relating to Fenix, its Affiliates or their business (regardless of who prepared the information), including: trade secrets; financial information and financial projections; marketing plans; vendor and customer information; sales and revenue information; product information; and technology and know-how.

The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant in violation of this Agreement; (ii) becomes available to Consultant on a non-confidential basis from a source other than Fenix or an Affiliate (provided, in case (ii), that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information); or (iii) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of Consultant under this Agreement or the Combination Agreement, provided however that, if reasonably possible, Consultant shall give Fenix written notice of such prior to any disclosure so that Fenix may seek a protective order or other similar remedy.

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

Restricted Area means anywhere within a radius of 100 miles of any location from or at which Fenix directly, or indirectly through one or more Affiliates, engaged in the business of selling alternative vehicle collision replacement products during the 12-month period ending on the date of termination of Consultant’s engagement.

Route 34 means Route 34 Auto Inc., a New Jersey corporation.

Works means any invention, discovery, concept, idea, work of authorship, method, technique, process, formula or computer program, whether or not patentable, reduced to practice or copyrightable.

Exhibit C

(Leesville Auto Wreckers, Inc.)

Consulting Agreement

(Kathleen Brennan)

This Agreement is entered into as of [—], 2014 (the “Effective Date”) by Fenix Parts, Inc., a Delaware corporation (“Fenix”), and Kathleen Brennan (“Consultant”).

Background

A. Fenix has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of selling alternative vehicle collision replacement products.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of Fenix common stock in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each Combining Company have transferred to Fenix all of their stock or other equity interests in the Combining Companies.

C. Consultant is an advisor to Leesville Auto Wreckers, Inc., one of the Combining Companies (the “Company”).

D. Fenix desires to retain Consultant’s services in connection with the operation of Fenix’s business, and Consultant desires to provide those services to Fenix, on the terms of this Agreement.

E. The parties’ execution and delivery of this Agreement is required under Section 2.6(d) of the Combination Agreement dated as of August [—], 2014 entered into by Fenix, John J. Brennan, and the Company (the “Combination Agreement”).

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit 1.

2.	Consulting Services

Consultant shall provide the consulting services to Fenix at its request, with such duties as the board of directors of Fenix or its president and/or chief executive officer may assign, which shall be of a nature commensurate with the Consultant’s position and role with the Company. Consultant shall not be required to relocate from the Rahway, New Jersey area.

3.	Term

The term of this Agreement shall be for three years beginning on the Effective Date and ending on the third anniversary of the Effective Date (the “Initial Term”), automatically renewed for successive one-year terms thereafter, subject to earlier termination as provided in Paragraph 11.

4.	Consideration for Services

(a) In consideration for Consultant’s services under this Agreement and notwithstanding Consultant’s status as an independent contractor, Consultant shall be entitled to participate in all health care plans and other employee benefits that Fenix may provide to its employees generally (or to its executive officers and senior management) from time to time, including any incentive stock plan, in accordance with the terms of participation of the plans and policies under which those benefits are provided. Notwithstanding anything herein to the contrary, Fenix agrees that: (1) the health care plans and other employee benefits provided to Consultant shall, at a minimum, be substantially similar to the health care plans and other employee benefits received by Consultant from the Company prior to the closing of the IPO; and (2) if, at any time, the health care plans and other employee benefits that Fenix provides to its employees generally (or to its executive officers and senior management) are not substantially similar to the health care plans and other employee benefits received by Consultant from the Company prior to the closing of the IPO, Consultant shall be entitled to secure such benefits from a third party and be reimbursed by Fenix for any costs or premiums associated with same.

(b) Fenix shall reimburse Consultant for any and all ordinary and necessary expenses incurred in connection with Consultant’s performance of the consulting services pursuant to this Agreement.

5.	Facilities and Support

In furtherance of Consultant’s ability to provide the consulting services provided herein, Fenix shall provide to Consultant reasonable access to existing communication, support and infrastructure resources, office equipment, e-mail and the like, all of which shall at all times remain the property of Fenix and shall be returned to Fenix immediately upon termination of this Agreement. Consultant shall not be required to work out of Fenix’s offices and is permitted to work remotely unless Consultant’s physical presence is necessary in a particular circumstance.

6.	Hours

Consultant shall make herself available on a first-priority basis (as compared to other activities in which Consultant may be engaged) for a maximum of 2 hours of services per week, not to include travel time (if necessary).

7.	Confidentiality Covenant

(a) During Consultant’s engagement by Fenix and continuing indefinitely following the termination of Consultant’s engagement, regardless of the reason for or circumstances of Consultant’s termination, Consultant shall treat all Confidential Information as secret and confidential (Consultant’s “Confidentiality Covenant”).

(b) Consultant shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required in the normal course of Consultant’s duties or by a court order or as expressly authorized by Fenix’s board of directors or its president and chief executive officer) or (ii) use any Confidential Information for Consultant’s own account.

(c) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by Consultant or otherwise coming into Consultant’s possession, shall remain Fenix’s exclusive property. Upon the termination of Consultant’s engagement, or at any other time that Fenix requests, Consultant shall promptly turn over to Fenix all written or tangible Confidential Information that may be in Consultant’s possession or control (including all copies and summaries and notes derived from Confidential Information).

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8.	Nonsolicitation and Noncompetition Covenant

(a) Regardless of the reason for or circumstances of Consultant’s termination, for a period of 12 months beginning on the date of termination of Consultant’s engagement and ending on the first anniversary of that date (the “Covenant Period”), Consultant shall not directly or indirectly do any of the following (Consultant’s “Nonsolicitation and Noncompetition Covenant”):

(1) solicit for a Competing Business any customer or account of Fenix or an Affiliate that Consultant had dealings with or supervisory responsibility for, or had access to Confidential Information relating to, during the 12-month period ending on the date of termination of Consultant’s engagement; or

(2) solicit for employment or hire away any employee of Fenix or an Affiliate who was a full-time or part-time employee of Fenix or an Affiliate at any time during the 12-month period ending on the date of termination of Consultant’s engagement, regardless of whether the employee is or was employed on an “at will” basis or pursuant to a written agreement; or

(3) directly or indirectly engage in, accept employment with, or have a financial or other interest in any Competing Business.

(b) The duration of the Covenant Period shall be extended by a length of time equal to (i) the period during which Consultant is in violation of Consultant’s Nonsolicitation and Noncompetition Covenant and (ii) without duplication, any period during which litigation that Fenix institutes to enforce Consultant’s Nonsolicitation and Noncompetition Covenant is pending (to the extent that Consultant is in violation of Consultant’s Nonsolicitation and Noncompetition Covenant during this period). In no event, however, shall any such extension of the Covenant Period exceed 12 months.

(c) Consultant’s Nonsolicitation and Noncompetition Covenant shall apply to Consultant regardless of the capacity in which Consultant is acting, that is, whether as an employee, sole proprietor, partner, joint venturer, limited liability company manager or member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(d) Consultant’s Nonsolicitation and Noncompetition Covenant shall not be violated, however, (i) by reason of Consultant’s ownership of less than 3% of the outstanding shares of any publicly-traded corporation or other entity or (ii) if (A) Consultant’s services are provided to a subsidiary, division or branch of a Competing Business but the subsidiary, division or branch is not itself a Competing Business, or if (B) the services that Consultant provides as an employee of or consultant to a Competing Business are not the same or substantially similar in nature to the services that Consultant provided to Fenix during the 12-month period ending on the date of termination of Consultant’s engagement.

9.	Enforcement

(a) Consultant agrees that Consultant’s violation of her Confidentiality Covenant or her Nonsolicitation and Noncompetition Covenant (Consultant’s “Covenants”) would cause irreparable harm to Fenix for which money damages alone would be both difficult to determine and inadequate to compensate Fenix for its injury. Consultant accordingly agrees that if Consultant violates either of her Covenants, Fenix shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent Consultant’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

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(b) This right to injunctive relief shall be in addition to any other remedies to which Fenix may be entitled. If Fenix prevails in its lawsuit against Consultant, Consultant shall pay Fenix’s attorneys’ fees and court costs in prosecuting its lawsuit.

(c) Consultant agrees that if the court in which Fenix seeks injunctive relief, or otherwise seeks to enforce any provision of this Agreement, determines that either of Consultant’s Covenants is too broad in scope or geographical area or too long in duration to be valid and enforceable, the scope, area or duration may be reduced to limits that the court considers reasonable and, as so reduced, the Consultant’s Covenant may be enforced against Consultant.

10.	Works

Consultant acknowledges that all Works conceived of by Consultant (either alone or with others) during Consultant’s engagement by Fenix shall be Fenix’s sole and exclusive property, and Consultant hereby irrevocably assigns to Fenix all of Consultant’s rights, if any, in respect of any such Works. This assignment shall not apply in respect of any Works for which no equipment, supplies, facilities or Confidential Information of Fenix or its Affiliates was used and which was developed entirely on Consultant’s own time, unless (i) the Works relate to Fenix’s or an Affiliate’s business or its actual or demonstrably anticipated research or development or (ii) the Works result from any work performed for Fenix or an Affiliate by Consultant.

11.	Termination

(a) This Agreement shall terminate prior to its expiration under Paragraph 3 upon the occurrence of any one of the following events:

(1) upon Consultant’s resignation as a consultant, by notice to Fenix effective as of the date of Consultant’s notice or any later date that the notice may specify;

(2) upon Fenix’s termination of Consultant’s engagement for Cause, by notice to Consultant effective as of the date of the Fenix’s notice;

(3) upon Fenix’s termination of Consultant’s engagement without Cause, by notice to Consultant effective as of the date of Fenix’s notice; or

(4) upon Consultant’s death.

(b) Upon the termination of Consultant’s engagement for any reason, Fenix shall provide Consultant (or her estate) with Consultant’s accrued benefits through the date of termination.

(c) Upon Fenix’s termination of Consultant’s engagement for Cause, Fenix shall have no obligation to continue to provide benefits to Consultant (except as provided in Paragraph 11(b)).

(d) Upon Fenix’s termination of Consultant’s engagement without Cause during the Initial Term, Fenix shall continue to provide benefits to Consultant through the duration of the Initial Term (determined as if the Agreement had not been terminated early).

(e) Upon Fenix’s termination of Consultant’s engagement without Cause during any renewal term, Fenix shall have no obligation to continue to provide benefits to Consultant (except as provided in Paragraph 11(b)).

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(f) Upon Consultant’s resignation for good reason, Fenix shall continue to provide benefits to Consultant through the duration of the Initial Term (determined as if the Agreement had not been terminated early). The term “good reason” means (i) Fenix’s assignment to Consultant of any duties that are a materially adverse alteration in the nature or status of Consultant’s initial responsibilities as a consultant to Fenix, (ii) a requirement that Consultant work on a regular basis from a location more than 25 miles from Consultant’s customary principal work locations without her prior written consent, or (iii) a reduction in Consultant’s benefits.

12.	Notices

Any notice or demand under this Agreement shall be effective only if it is in writing and is delivered in person or sent by certified or registered mail or overnight courier service. Any notice to Fenix shall be delivered or sent to it at its principal offices, and any notice to Consultant shall be sent to her at her home address as shown on Fenix’s payroll records. A party may change her or its address for purposes of this Agreement by giving notice of the change to the other party in accordance with this Paragraph.

13.	Assignment

Fenix shall not assign this Agreement without Consultant’s consent. To the extent permitted by law, Consultant’s rights and benefits under this Agreement shall not be subject to voluntary or involuntary assignment or transfer.

14.	Amendment

No amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both parties.

15.	Governing Law

This Agreement shall be governed by the laws of the State of New Jersey.

16.	Binding Effect.

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns. In witness, the parties have signed this Agreement.

Fenix Parts, Inc.

By
Name:
Title:

Kathleen Brennan

[Signature Page to Consulting Agreement]

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Exhibit 1

Definitions

Affiliate means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

Business means a person, proprietorship, partnership, joint venture, limited liability company, corporation, enterprise or other entity, whether proprietary or not-for-profit in nature.

Competing Business means a Business that engages in the business of selling alternative vehicle collision replacement products from or at any location in a Restricted Area.

Cause means any one or more of the following: (i) the commission of any crime involving dishonesty, breach of trust or physical harm to any person, (ii) willfully engaging in conduct that is in bad faith or injurious to Fenix or its business (including, for example, fraud or embezzlement) or (iii) gross misconduct.

Confidential Information means any information relating to Fenix, its Affiliates or their business (regardless of who prepared the information), including: trade secrets; financial information and financial projections; marketing plans; vendor and customer information; sales and revenue information; product information; and technology and know-how.

The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant in violation of this Agreement; (ii) becomes available to Consultant on a non-confidential basis from a source other than Fenix or an Affiliate (provided, in case (ii), that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information); or (iii) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of Consultant under this Agreement, provided however that, if reasonably possible, Consultant shall give Fenix written notice of such prior to any disclosure so that Fenix may seek a protective order or other similar remedy.

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

Restricted Area means anywhere within a radius of 100 miles of any location from or at which Fenix directly, or indirectly through one or more Affiliates, engaged in the business of selling alternative vehicle collision replacement products during the 12-month period ending on the date of termination of Consultant’s engagement.

Works means any invention, discovery, concept, idea, work of authorship, method, technique, process, formula or computer program, whether or not patentable, reduced to practice or copyrightable.

Exhibit D

(Leesville Auto Wreckers, Inc.)

Finder’s Agreement

This Finder’s Agreement (this “Agreement”) is entered into as of [—], 2014 by Fenix Parts, Inc., a Delaware corporation (“Fenix”), and [—] (“Finder”) in connection with Finder’s introduction of potential acquisitions to Fenix.

1.	Finder’s Services

(a) Fenix engages Finder to introduce to Fenix companies and businesses that have expressed to Finder an interest in exploring a possible acquisition by Fenix (“Target Companies”).

(b) In providing these services, Finder shall not be acting as Fenix’s agent and shall have no authority to bind Fenix in any respect.

(c) Fenix shall not be obligated to meet or otherwise communicate with any Target Company that Finder proposes to introduce to Fenix or to pursue an acquisition, or any business relationship of any kind, with any Target Company to which Fenix has been introduced by a Finder.

2.	Finder’s Fee

(a) If Finder introduces a Target Company to Fenix and Fenix, or any affiliate or direct or indirect subsidiary of Fenix, closes a merger or consolidation with the Target Company or the acquisition of all or substantially all of the Target Company’s assets or outstanding shares of stock (an “Acquisition”), Fenix shall pay a fee (the “Finder’s Fee”) to Finder if all four of the following conditions (the “Conditions”) are satisfied:

(1) the Acquisition is closed within 12 months from the date of Finder’s introduction;

(2) Finder is not owed a fee by the Target Company or any other party in connection with the Acquisition;

(3) Fenix was not in discussions with the Target Company about a possible Acquisition prior to Finder’s introduction; and

(4) no other party (including a finder under any comparable agreement or arrangement) has previously introduced the Target Company to Fenix (but this Condition shall not preclude Finder from working with another finder and sharing the Finder’s Fee).

(b) The Finder’s Fee shall be payable no later than 10 days after closing of the Acquisition and shall be in an amount equal to 2% of the purchase price.

(c) For purposes of determining the Finder’s Fee, the purchase price shall be considered the sum of (i) the cash that Fenix pays at closing, (ii) the value of the stock or other securities delivered by Fenix at closing, (iii) the principal amount of the note or notes that it delivers at closing, if any, and (iv) the principal amount of the Target Company’s indebtedness for borrowed money that Fenix assumes at closing, if any.

(d) The purchase price shall not be considered to include any earnout or other contingent payments.

3.	Term

(a) The term of this Agreement shall be for one year, expiring on the first anniversary of the date of this Agreement.

(b) If this Agreement expires after Finder has introduced a Target Company to Fenix but before Fenix has closed an Acquisition of the Target Company, a Finder’s Fee in respect of the Acquisition shall remain payable, notwithstanding this Agreement’s expiration, if all four of the Conditions are satisfied.

4.	Confidentiality and Non-Exclusivity

(a) In initially identifying companies and businesses to approach to see if they have an interest in exploring an Acquisition by Fenix, Finder shall not use Fenix’s name, or a description of Fenix that would enable it to be identified, in any correspondence, mailings, advertisements, website postings or other solicitations of interest.

(b) If and when Finder introduces a Target Company to Fenix, Finder shall not disclose to any third party that Finder has introduced the Target Company to Fenix.

(c) Prior to receipt of Fenix’s written or electronic confirmation that Fenix declines to explore or has ceased to explore a possible Acquisition of a Target Company that Finder has introduced to Fenix, Finder shall not introduce the Target Company to a third party with a view to a possible acquisition of the Target Company by the third party.

(d) Fenix may utilize finders other than Finder to introduce it to Target Companies.

5.	Claims by Other Finders

Finder acknowledges that Fenix has advised Finder that Fenix has entered into other finder’s agreements similar to this Agreement. Finder agrees that if there is a legitimate dispute between Finder and one or more other finders who are parties to an agreement similar to this Agreement (“other finders”) regarding who is entitled to the finder’s fee or to a share of the finder’s fee in respect of any Acquisition, Fenix shall not be required to make any payment to Finder or the other finders until Finder and the other finders have settled their dispute and provided Fenix with a copy of their signed settlement agreement specifying the amounts to be paid to Finder and the other finders. In no event shall Fenix be required to pay more than the maximum amount payable under this Agreement (or, if greater, the maximum amount payable under the any of the other finders’ finder’s fee agreements.

6.	Miscellaneous

This Agreement shall be governed by the laws of the State of Delaware. This Agreement may be amended only by the written agreement of the parties. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. If any provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

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In witness, the parties have signed this Agreement.

Fenix Parts, Inc.

By
Name:
Title:

[name]

[Signature page to Finder’s Agreement]

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Exhibit E

(Leesville Auto Wreckers, Inc.)

Noncompetition and Confidentiality Agreement

This Agreement is entered into as of [—], 2014 by Fenix Parts, Inc., a Delaware corporation (“Fenix”), and John J. Brennan (the “Shareholder”).

Background

A. Fenix has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of selling alternative vehicle collision replacement products.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of Fenix common stock in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each Combining Company have transferred to Fenix all of their stock or other equity interests in the Combining Companies.

C. The Shareholder is a shareholder of Leesville Auto Wreckers, Inc. (the “Company”), one of the Combining Companies, and as such, a party to the Combination Agreement dated as of August [—], 2014 entered into by Fenix, John J. Brennan, and the Company (the “Combination Agreement”).

D. The parties’ execution and delivery of this Agreement is required under Section 2.6(g) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit 1.

2.	Nonsolicitation and Noncompetition Covenant

(a) During the Restricted Period, the Shareholder shall not directly or indirectly do the following (the Shareholder’s “Covenant Not To Compete”):

(1) solicit for a Competing Business any customer or account of the Company during the Look-Back Period; or

(2) solicit for employment or hire away any employee of the Company or Fenix who was a full-time or part-time employee of the Company at any time during the Look-Back Period, regardless of whether the employee is or was employed on an “at will” basis or pursuant to a written agreement; or

(3) directly or indirectly engage in, accept employment with, or have a financial or other interest in any Competing Business.

(b) The duration of the Restricted Period shall be extended by a length of time equal to (i) the period during which the Shareholder is in violation of the Shareholder’s Covenant Not To Compete and

(ii) without duplication, any period during which litigation that Fenix institutes to enforce the Shareholder’s Covenant Not To Compete is pending (to the extent that the Shareholder is in violation of the Shareholder’s Covenant Not To Compete during this period). In no event, however, shall any such extension of the Restricted Period exceed three years.

(c) The Shareholder’s Covenant Not To Compete shall apply to the Shareholder regardless of the capacity in which the Shareholder is acting, that is, whether as an employee, sole proprietor, partner, joint venturer, limited liability company manager or member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(d) The Shareholder’s Covenant Not To Compete shall not be violated, however, (i) by reason of the Shareholder’s ownership of less than 3% of the outstanding shares of any publicly-traded corporation or other entity or (ii) if (A) the Shareholder’s services are provided to a subsidiary, division or branch of a Competing Business but the subsidiary, division or branch is not itself a Competing Business, or if (B) the services that the Shareholder provides as an employee of or consultant to a Competing Business are not the same or substantially similar in nature to the services that the Shareholder provided to the Company during the Look-Back Period. Notwithstanding the foregoing, the Shareholder on behalf of Route 34 may (i) hire Mark Goodman or solicit or hire any other employee of Fenix or its Affiliates that is terminated by Fenix or its Affiliates (but not as a result of a voluntary departure by such employee) at any time after the closing of the transactions contemplated by the Combination Agreement and (ii) utilize the services, on an as needed basis, of Kevin Kennedy primarily to buy cars at auction.

3.	Confidentiality Covenant

(a) The Shareholder shall treat all Confidential Information as secret and confidential (the Shareholder’s “Confidentiality Covenant”). The Shareholder shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required by a court order or as expressly authorized by Fenix’s board of directors or its president and chief executive officer) or (ii) use any Confidential Information for the Shareholder’s own account. The Shareholder’s Confidentiality Covenant shall continue indefinitely.

(b) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by the Shareholder or otherwise coming into the Shareholder’s possession, shall remain Fenix’s exclusive property. At any time that Fenix requests, the Shareholder shall promptly turn over to Fenix all written or tangible Confidential Information that may be in the Shareholder’s possession or control (including all copies and summaries and notes derived from Confidential Information).

4.	Acknowledgements

The Shareholder acknowledges that:

(a) the Consideration under the Combination Agreement reflects substantial value for the goodwill of the Company;

(b) the intent of this Agreement is, in part, to enable Fenix to secure the full benefit of its bargain under the Combination Agreement, including the full benefit of the goodwill of the Combining Company;

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(c) the Consideration that the Shareholder received at Closing is sufficient to support the Shareholder’s Covenant Not To Compete and Confidentiality Covenant;

(d) the Shareholder’s Covenant Not To Compete and Confidentiality Covenant (i) are imposed in the context of Fenix’s acquisition of the Company and (ii) are reasonable in scope, geographical area and duration, considering the scope and geographic area of the Combining Company’s activities and the contemplated scope and geographic area of those of Fenix;

(e) Fenix’s legitimate need for the protection afforded to its business by the Shareholder’s Covenant Not To Compete and Confidentiality Covenant is not outweighed by any hardship to the Shareholder or any injury likely to occur to the public or the public interest; and

(f) the Shareholder’s promises in this Agreement were and are material inducements to Fenix to close the transactions contemplated by the Combination Agreement.

5.	Enforcement

(a) The Shareholder agrees that the Shareholder’s violation of the Shareholder’s Covent Not To Compete or Confidentiality Covenant (the Shareholder’s “Covenants”) would cause irreparable harm to Fenix for which money damages alone would be both difficult to determine and inadequate to compensate Fenix for its injury. The Shareholder accordingly agrees that if the Shareholder violates either of the Shareholder’s Covenants, Fenix shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent the Shareholder’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

(b) This right to injunctive relief shall be in addition to any other remedies to which Fenix may be entitled. If Fenix prevails in its lawsuit against the Shareholder, the Shareholder shall pay Fenix’s attorneys’ fees and court costs in prosecuting its lawsuit.

(c) The Shareholder agrees that if the court in which Fenix seeks injunctive relief, or otherwise seeks to enforce any provision of this Agreement, determines that either of the Shareholder’s Covenants is too broad in scope or geographical area or too long in duration to be valid and enforceable, the scope, area or duration may be reduced to limits that the court considers reasonable and, as so reduced, the Shareholder’s Covenant may be enforced against the Shareholder.

6.	Counterparts

This Agreement may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

7.	Governing Law

This Agreement shall be governed by the laws of the State of New Jersey. The Shareholder consents to the enforcement of this Agreement in any federal or state court sitting in Newark, New Jersey and consents to the non-exclusive personal jurisdiction of those courts.

8.	Binding Effect

This Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

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In witness, the parties have signed this Agreement.

Fenix Parts, Inc.

By
Name:
Title:

John J. Brennan

[Signature page to Noncompetition and Confidentiality Agreement]

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Exhibit 1

Definitions

Business means a person, proprietorship, partnership, joint venture, limited liability company, corporation, enterprise or other entity, whether proprietary or not-for-profit in nature.

Closing Date has the same meaning that it has in the Combination Agreement.

Competing Business means a Business that engages in the business of selling alternative vehicle collision replacement products from or at any location in a Restricted Area. For the avoidance of doubt, the parties expressly agree that Route 34 as it is currently operated (i.e., selling (i) whole used or damaged vehicles for purposes of repair (if necessary) and reuse as a motor vehicle by the buyer and (ii) body repair shop services) is not a Competing Business.

Confidential Information means any information relating to the Company or its business (regardless of who prepared the information), including: trade secrets; financial information and financial projections; marketing plans; vendor and customer information; sales and revenue information; product information; and technology and know-how.

The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by the Shareholder in violation of this Agreement; (ii) becomes available to the Shareholder on a non-confidential basis from a source other than Fenix (provided that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information); or (iii) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of the Shareholder under this Agreement or the Combination Agreement, provided however that, if reasonably possible, the Shareholder shall give Fenix written notice of such prior to any disclosure so that Fenix may seek a protective order or other similar remedy.

Look-Back Period means the two-year period ending on the Closing Date.

Restricted Area means anywhere within a radius of 300 miles of any location from or at which the Company directly, or indirectly through one or more subsidiaries, engaged in the business of selling alternative vehicle collision replacement products during the Look-Back Period.

Restricted Period means the five-year period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.

Route 34 means Route 34 Auto Inc., a New Jersey corporation.

Exhibit F

(Leesville Auto Wreckers, Inc.)

Registration Rights Agreement

This Registration Rights Agreement (the “Agreement”) is entered into as of [—], 2014 by Fenix Parts, Inc., a Delaware corporation (“Fenix”), and John J. Brennan (the “Shareholder”).

Background:

A. Concurrently with entering into this Agreement, Fenix, the Shareholder and Leesville Auto Wreckers, Inc. (the “Company”) have closed their Combination Agreement dated August [—] 2014 (the “Combination Agreement”), pursuant to which the Shareholder has transferred his shares of stock in the Company to Fenix and have received in exchange cash and shares of Fenix common stock.

B. Concurrently with the closing of the Combination Agreement and the closing of other combination agreements with the shareholders of other combining companies (the “Other Combination Agreements”), and as part of a single transaction, Fenix has closed an underwritten initial public offering of shares of Fenix common stock.

C. The shares of Fenix common stock that the Shareholder received from Fenix at the closing of the Combination Agreement have not been registered under the Securities Act. Fenix has agreed to grant the Shareholder registration rights in respect of these shares on the terms and subject to the conditions of this Agreement.

D. Fenix has agreed to grant the same registration rights to the shareholders of the other combining companies in respect of the unregistered shares of Fenix Stock that they received at the closing of the Other Combination Agreements.

E. The parties are entering into this Agreement pursuant to Section 2.6(h) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

Certain capitalized terms used in this Agreement are defined in the attached Schedule I.

1.	Piggyback Registrations

(a) If at any time prior to January 1, 2016, Fenix proposes to register any shares of its common stock under the Securities Act and the registration form to be used may be used for the registration of Registrable Shares (a “Piggyback Registration”), Fenix shall promptly give written notice to all holders of Registrable Shares of its intention to effect the registration and shall include in the registration all Registrable Shares in respect of which Fenix has received written requests for inclusion within 20 days after receipt of Fenix’s notice.

(b) If (i) the Piggyback Registration is an underwritten primary registration on behalf of Fenix or an underwritten secondary registration on behalf of holders of Fenix common stock (other than holders of Registrable Shares) and (ii) the managing underwriter or underwriters advise Fenix in writing that in their opinion the number of Registrable Shares requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the number of Registrable Shares included in the registration shall be reduced by the excess, allocating this reduction pro rata among the holders of the Registrable Shares requesting inclusion in the registration on the basis of the number of Registrable Shares that they have requested to be included in the registration.

(c) Similarly, if (i) the Piggyback Registration is not an underwritten registration and (ii) Fenix, in its good faith judgment, determines that the number of Registrable Shares requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the number of Registrable Shares included in the registration shall be reduced by the excess, allocating this reduction pro rata among the holders of the Registrable Shares requesting inclusion in the registration on the basis of the number of Registrable Shares that they have requested to be included in the registration.

(d) If (i) Fenix has previously filed a registration statement in respect of Registrable Shares pursuant to this Paragraph 1 and (ii) the previous registration has not been withdrawn or abandoned, Fenix shall not file or effect any other registration of any shares of its common stock under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of its common stock, until a period of 90 days has elapsed from the effective date of the previous registration.

(e) Fenix shall pay the Registration Expenses of the holders of Registrable Shares in any Piggyback Registration.

(f) A holder of Registrable Shares shall have the right to withdraw its request for inclusion in the registration by written notice to Fenix.

2.	Holdback Agreements

(a) Each holder of Registrable Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of shares of Fenix common stock during the 30 days prior to and the 180 days following the effective date of any underwritten Piggyback Registration in which Registrable Shares are included (except as part of the underwritten registration), unless the underwriters managing the offering otherwise agree.

(b) Fenix shall not effect any public sale or distribution of shares of its common stock during such period prior to and following the effective date of any underwritten Piggyback Registration as Fenix and the underwriters managing the offering may agree.

3.	Registration Procedures

Whenever holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, Fenix shall use commercially reasonable efforts to effect the registration and the sale of the Registrable Shares in accordance with the intended method of disposition, In this regard, Fenix shall:

(a) prepare and file with the Securities and Exchange Commission a registration statement in respect of such Registrable Shares and use commercially reasonable efforts to cause the registration statement to become effective;

(b) notify each holder of Registrable Shares of the effectiveness of each registration statement filed under this Agreement, prepare and file with the Securities and Exchange

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Commission any amendments and supplements to the registration statement and the prospectus that may be necessary to keep the registration statement effective for a period of not less than 180 days, and comply with the provisions of the Securities Act in respect of the disposition of all shares of Fenix common stock covered by the registration statement during this 180-day period in accordance with the intended methods of disposition by the sellers described in the registration statement;

(c) furnish to each seller of Registrable Shares the number of copies of the registration statement, each amendment and supplement, the prospectus included in the registration statement (including each preliminary prospectus) and any other documents that each seller reasonably may request in order to facilitate the disposition of the seller’s Registrable Shares;

(d) use commercially reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the seller to consummate the disposition in those jurisdictions of the Registrable Shares owned by the seller (but Fenix shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify each seller of Registrable Shares, at any time when a prospectus relating to those securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and, at the request of any seller, Fenix shall prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Registrable Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading;

(f) cause all Registrable Shares to be quoted on The NASDAQ Stock Market;

(g) provide a transfer agent and registrar for all such Registrable Shares no later than the effective date of the registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all other actions that holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Shares;

(i) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any seller or underwriter, all financial and other records, pertinent corporate documents and properties of Fenix, and cause Fenix’s officers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the registration statement;

(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders,

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as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of Fenix’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158; and

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Fenix common stock included in the registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

4.	Registration Expenses

(a) All Registration Expenses shall be borne as provided in this Agreement, except that Fenix shall, in any case, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be quoted on The NASDAQ Stock Market.

(b) In connection with each Piggyback Registration, Fenix shall reimburse the holders of Registrable Shares included in the registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Shares included in the registration.

(c) To the extent that Registration Expenses are not required to be paid by Fenix, each holder of securities included in any registration under this Agreement shall pay those Registration Expenses allocable to the registration of the holder’s Registrable Shares so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

5.	Indemnification

(a) To the extent permitted by law, Fenix shall indemnify each holder of Registrable Shares, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any Violation, except insofar as the Violation is caused by or contained in any information furnished in writing to Fenix by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document or is caused by the holder’s failure to deliver a copy of the registration statement or prospectus or any amendment or supplements after Fenix has furnished the holder with a sufficient number of copies. In connection with an underwritten offering, Fenix shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent provided in this Paragraph 5(a) in respect of the indemnification of holders of Registrable Shares.

(b) In connection with any registration statement in which a holder of Registrable Shares is participating, the holder shall furnish to Fenix in writing such information and affidavits as Fenix reasonably requests for use in connection with the registration statement or prospectus and, to the extent permitted by law, shall indemnify Fenix, its directors and officers and each Person who controls Fenix (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation to the extent that the Violation is caused by or contained in any information furnished in writing to Fenix by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document. This obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by the holder from the sale of Registrable Shares pursuant to the registration statement.

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(c) Any Person entitled to indemnification under this Paragraph 5 shall give prompt written notice to the indemnifying party of any claim in respect of which the Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification to the extent that the failure has not prejudiced the indemnifying party). Unless in the indemnified party’s reasonable judgment a conflict of interest between the indemnified and indemnifying parties may exist in respect of the claim for indemnification, the indemnified party shall permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the defense of the claim is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but the indemnifying party shall not unreasonably withhold its consent). An indemnifying party who is not entitled to, or who elects not to, assume the defense of a claim for indemnification shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party in respect of the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any of the other indemnified parties with respect to the claim. The indemnification under this Paragraph 5 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party and shall survive the transfer of securities.

6.	Participation in Underwritten Registration

No Person may participate in any underwritten Piggyback Registration pursuant to this Agreement unless the Person (i) agrees to sell securities on the basis provided in the underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements. In no event, however, shall a holder of Registrable Shares included in any underwritten Piggyback Registration be required to make any representations or warranties to Fenix or the underwriters (other than representations and warranties regarding the holder and the holder’s intended method of distribution) or to undertake any indemnification obligations to Fenix or the underwriters except as otherwise provided in Paragraph 5.

7.	Notices

(a) All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, facsimile or personal delivery, as follows:

(1)	if to the Shareholder, to or in care of:

Mr. John Brennan

10264 Sand Cay Lane

West Palm Beach, FL 33412

Fax: 561-799-0489

with a required copy to:

Kaplin Stewart Meloff Reiter & Stein, P.C.

Union Meeting Corporate Center

910 Harvest Drive

P. O. Box 3037

Blue Bell, PA 19422

Fax: (610) 684-2025

Attention: Maury B. Reiter, Esquire

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(2)	if to Fenix, to:

Fenix Parts, Inc.

12901 SW 132nd Ave

Miami, FL 33186

Fax: (305) 397-1623

Attention: Mr. Kent Robertson

                 Chief Executive Officer

with a required copy to:

Johnson and Colmar

2201 Waukegan Road, Suite 260

Bannockburn, Illinois 60015

Fax: (312) 922-1980

Attention: Mr. Craig P. Colmar

(b) A Notice sent by certified or registered mail shall be considered to have been given three Business Days after being deposited in the mail. A Notice sent by overnight courier service, facsimile or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 7.

8.	Waiver

The failure or any delay by any Party in exercising any right under this Agreement or any document referred to in this Agreement shall not operate as a waiver of that right, and no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right. All waivers shall be in writing and signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

9.	Amendment

This Agreement may not be amended except by a written agreement signed by Fenix and holders of a majority of the Registrable Shares.

10.	Construction

All references in this Agreement to “Paragraph” or “Paragraphs” refer to the corresponding paragraph or paragraphs of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The captions of paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

11.	Severability

The invalidity or unenforceability of any term or provision, or part of any term or provision, of this Agreement shall not affect the validity and enforceability of the other terms and provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision, or part, had been omitted.

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12.	Counterparts

This Agreement may be signed in any number of counterparts (including by facsimile or portable document format (pdf)), all of which together shall constitute one and the same instrument.

13.	Governing Law

This Agreement shall be governed by the internal Laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other state) that would cause the laws of any state other than the State of Delaware to govern this Agreement.

14.	Binding Effect

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and permitted assigns.

In witness, the Parties have executed this Agreement.

Fenix Parts, Inc.

By
Name:
Title:

John J. Brennan

[Signature Page to Registration Rights Agreement]

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Schedule I

Definitions

Affiliate means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Party means Fenix or the Shareholder, and Parties means, as the context requires, both of them or Fenix on the one hand and the Shareholder on the other.

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

Registrable Shares means (i) any shares of Fenix common stock issued and delivered at the closing of the Combination Agreement and the Other Combination Agreements and (ii) any shares of Fenix common stock issued as a dividend or distribution in respect of, or in exchange for or replacement of, any shares of Fenix common stock described in clause (i). Any Registrable Shares shall cease to be Registrable Shares if and when they cease to be held by the initial holder of those shares or an Affiliate of the initial holder.

A list of the initial holders of Registrable Shares and the number of Registrable Shares held by each of them is attached as Exhibit A.

Registration Expenses means all expenses incident to Fenix’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Fenix and all independent certified public accountants, underwriters (excluding discounts, commissions and underwriters’ counsel fees) and other Persons retained by Fenix.

Securities Act means the Securities Act of 1933, as amended.

Violation means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any related preliminary or final prospectus, any amendment or supplement, or any document filed under state securities or “blue sky” laws, (ii) the omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus, amendment, supplement or document or necessary to make the statements in any such registration statement, prospectus, amendment, supplement or document not misleading, or (iii) any violation or alleged violation by Fenix of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

Exhibit G-1 (Leesville Auto Wreckers, Inc.)

INDUSTRIAL BUILDING LEASE

THIS LEASE is made this      day of             , 2014, by and between                      hereinafter sometimes referred to as “Landlord”) and Fenix Parts, Inc., a Delaware corporation (hereinafter sometimes referred to as “Tenant”), who hereby mutually covenant and agree as follows:

I. GRANT AND TERM

1.0 Grant. Landlord, for and in consideration of the rents herein reserved and the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the real estate commonly known as 186 Leesville, Avenel, NJ and legally described in Exhibit A, attached hereto and made a part hereof, together with all improvements now located or to be located thereon during the term of this Lease, together with all appurtenances and mineral rights in the land, belonging to or in any way pertaining to the said premises (such real estate, improvement and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as “Leased Premises”).

1.1 Term. The term of this Lease shall commence on             , 2014 (hereinafter sometimes referred to as “Commencement Date”) and shall end on             , 2029 unless sooner terminated as herein set forth (“Term”).

1.2 Option to Extend. Tenant shall have the right to extend the Term for three (3) additional periods of (5) years each upon the same terms and conditions by giving written notice of its intention to so extend not less than 120 days prior to the end of the then current Term.

II. POSSESSION

2.0 Possession. Tenant is in possession of the Leased Premises.

III. PURPOSE

3.0 Purpose. The Leased Premises shall be used and occupied for the purpose of auto dismantling and recycling, offices, warehouse and distribution of parts business and other lawful purposes related to its business.

IV. RENT

4.0 Rent. Beginning with the Commencement Date, Tenant shall pay to, or upon the order of,                      until otherwise notified in writing by Landlord, as rent for the Leased premises, at such place or places as Landlord may designate in writing from time to time, and in absence of such designation then at the office of the Landlord,                     , Rental in accordance with the following schedule:

Period	Annual Rent	Monthly Rent

Years 1	$132,000.00	$11,000.00
Year 2	$141,400.00	$11,783.33
Year 3	$151,140.00	$12,595.00
Year 4	$160,875.00	$13,406.25
Year 5	$170,625.00	$14,218.75
Years 6 – 10	$180,400.00	$15,033.33

Rent shall be payable monthly in advance on the first day of each month. All payments of rent shall be made without deduction, set off, discount or abatement in lawful money of the United States. Any payments made after the 10th day of the month shall be subject to a late fee in the amount of 5% of the payment due.

V. IMPOSITIONS

5.0 Payment by Tenant. Tenant shall pay as additional rent for the Leased Premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon, accruing or becoming due and payable during the term of the Lease including without limitation any assessment of common area costs by any association of owners of property in the complex or industrial park of which the Real Estate is a part, if applicable, and including fees and costs incurred by Landlord for the purpose of contesting or protesting tax assessments or rates to the extent that such fees and costs relate to savings realized during the term of the Lease and any extensions or renewals thereof. (“Impositions”); provided, however, that the general taxes levied against the Leased Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease term and prorated and payable as of the expiration date of the Lease term for the last year of the Lease term (on the basis of Landlord’s reasonable estimate thereof). Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay only those installments falling due during the term of this Lease.

5.1 Alternative Taxes. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Leased Premises, or the rent, additional rent or other income there from and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal, state and local income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

5.2 Right to Contest. Tenant shall not be required to pay any Imposition or charge upon or against the Leased Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the Imposition or charge so contested; provided that, pending any such legal proceedings Tenant shall give Landlord such security as may be deemed satisfactory to Landlord to insure payment of the amount of the Imposition or charge, and all interest and penalties thereon. If, at any time during the continuance of such contest, the Leased Premises or any part thereof is, in the judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such Imposition.

VI. INSURANCE

6.0 Kinds and Amounts. As additional rent for the Leased Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

(a)	The improvements at any time situated upon the Leased Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and extended Coverage Policy. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with all proceeds of insurance payable to Landlord.

(b)	Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $1,000,000.00, for injury to or death of more than one person in any one occurrence in an amount of not less than $2,000,000.00, and for damage to property in an amount of not less than $250,000.00 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Leased Premises.

(c)	Tenant from all workmen’s compensation claims; and

(d)	Landlord from loss of rents during the period while the Leased Premises are untenantable due to fire or other casualty (for the maximum period for which such insurance is available) but the purchase of such rent insurance shall not relieve Tenant from the primary obligation to pay rent during any such period of untenantability.

6.1 Form of Insurance. The aforesaid insurance shall be in companies and in form, substance and amount (where not stated above) satisfactory to Landlord and any mortgagee of Landlord, and shall contain standard mortgage clauses satisfactory to Landlord’s mortgagee. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord. Certificates of insurance policies evidencing the coverage shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

6.2 Fire Protection. Tenant shall conform to all applicable fire codes of any governmental authority having jurisdiction over the Leased Premises.

6.3 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or required under this Lease to be so insured, then the parties so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost thereupon keeping such release and waiver in full force and effect).

VII. DAMAGE OR DESTRUCTION

7.0. Restoration. If the building is damaged or destroyed by fire or other casualty, Tenant shall determine whether to rebuild or repair the building. In the event Tenant elects not to repair/rebuild, then the Lease shall be deemed terminated as of the date of the casualty loss and Tenant shall assign to Landlord all of Tenant’s interest under the property insurance policy and thereafter all insurance proceeds from the casualty loss shall belong to Landlord. In the event Tenant elects to repair/rebuild, Tenant agrees to commence construction work upon the insurance proceeds being made available and to restore the building as quickly as reasonably possible.

7.1. Rent Abatement. If such damage or destruction to the building on the Leased Premises results in the suspension of business in the Leased Premises, all rents and other charges payable by Tenant hereunder shall abate from the date of such suspension of business until the earlier of (a) the date such business is resumed, or (b) the date sixty (60) days following the completion of said repairs or restoration; and if such damage or destruction or the work of repairing or restoring said improvements results in only a partial suspension of business, the abatement shall be apportioned accordingly.

VIII. CONDEMNATION

8.0 Taking of Whole. If the whole of the Leased Premises shall be taken or condemned for a public or quasipublic use or purpose by any competent authority or if such a portion of the Leased Premises including, however, a portion of the improvements, shall be so taken that as a result thereof the balance cannot be used for the same purpose as expressed in Article III, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the “award”), shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Leased Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such award. Tenant shall continue to pay rent until the Lease term is terminated and any taxes and/or insurance premiums paid by Tenant, or any tax and insurance premium deposits with Landlord, shall be adjusted between the parties.

8.1 Partial Taking. If only a part of the Leased Premises shall be so taken or condemned, and as a result thereof the balance of the Leased Premises can be used for the same purpose as expressed in Article III, this Lease shall not terminate and Landlord, as its sole cost and expense, shall repair and restore the Leased Premises and all improvements thereon. Landlord shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements. If Landlord does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred twenty (120) days, then, Tenant shall have the right to terminate the Lease. There shall be no abatement or reduction in any rental because of such taking or condemnation.

8.2 Tenant shall have the right to maintain its own action against the condemning authority for any leasehold related damages.

IX. MAINTENANCE AND REPAIRS

9.0 Maintenance. Tenant shall keep and maintain the entire exterior and interior of the Leased Premises, specifically including without limitation, heating, ventilating and air conditioning equipment, the parking area and the roof, in good condition and repair. As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary nonstructural and structural repairs and replacements. Tenant shall, to the extent possible, keep the Leased Premises from falling temporarily out of repair or deteriorating. Tenant shall further keep and maintain the improvements at any time situated upon the Leased Premises and all sidewalks and areas adjacent thereto, safe, secure, clean and sanitary, specifically including but not by limitation, snow and ice clearance, if applicable and conforming with the lawful and valid requirements of any governmental authority having jurisdiction over the Leased Premises

9.1 Alterations. Except as otherwise provided herein, Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any alterations or additions to the Leased Premises without obtaining Landlord’s prior written consent which consent shall not be unreasonably withheld. Tenant shall make all additions, improvements, alterations and repairs, nonstructural and structural, on the Leased Premises and on and to the appurtenances and equipment thereof, required by any such governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private), including supporting the streets and alleys adjoining the Leased Premises. Tenant shall have the right to make non-structural alterations in an amount not to exceed $20,000.00 without Landlord’s consent. All work done pursuant to this Article IX shall be performed in a good and workmanlike manner. Upon completion of any work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation sworn contractor’s statements and supporting lien waivers) evidencing payment in full for such work.

X. ASSIGNMENT AND SUBLETTING

10.0 Consent Required. Tenant shall not, without Landlord’s prior written consent, (a) assign, convey or mortgage this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; or (c) sublet the entire Leased Premises. No permitted assignment or subletting shall relieve Tenant of Tenant’s covenants and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

Landlord agrees that its consent to any such assignment or sublease shall not be unreasonably withheld. Anything contained herein to the contrary notwithstanding, Tenant shall have the right to assign or sublet the premises to an affiliate of Tenant or to a company purchasing substantially all of Tenants assets at the Leased Premises or to sublet a part of the Leased Premises without Landlord’s consent, but with notice to Landlord.

10.1 Merger or Consolidation. Tenant may, without Landlord’s consent, assign this Lease to any corporation resulting from a merger or consolidation of the Tenant upon the following conditions: (a) that the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; (b) that Tenant is not at such time in default hereunder; (c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. If the aforesaid conditions are satisfied, Tenant shall be discharged from any further liability hereunder.

XI. LIENS AND ENCUMBRANCES

11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises to become subject to any mechanics’ laborers’ or materialman’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to insure payment thereof and to prevent and sale, foreclosure, or forfeiture of the Leased Premises by reason of non-payment therefor; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

XII. UTILITIES

12.0 Utilities. Tenant shall purchase all utility services, including but not limited to fuel, water, sewer and electricity from the utility or municipality providing such service and shall pay for such services when such payments are due.

XIII. INDEMNITY AND WAIVER

13.0 Indemnity. Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from any act or omission of Tenant or anyone claiming by, through, or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant’s expense, resist and defend such action, suit or proceeding.

XIV. RIGHTS RESERVED TO LANDLORD

14.0 Rights Reserved to Landlord. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its agents (and its beneficiary or beneficiaries and their agents if Landlord is an Illinois land trust) reserves the following rights, to be exercised at Landlord’s election:

(a)	To inspect the Leased Premises upon reasonable advance notice and to make repairs, additions or alterations to the Leased Premises;

(b)	To show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises; and

(c)	During the last year of the Lease term where an option to extend has not been exercised, to place and maintain the usual “For Rent” signs on the Leased Premises.

Landlord may enter upon the Leased Premises for any and all of the said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession of the Leased Premises, and without being liable in any manner to Tenant.

XV. QUIET ENJOYMENT

15.0 Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant’s quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

XVI. SUBORDINATION OR SUPERIORITY

16.0 Subordination or Superiority. The rights and interest of Tenant under this Lease shall be subject and subordinate to any first mortgage or trust deed creating a first mortgage that may be placed upon the Leased Premises by Landlord and to any and all advances to be made hereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default (which agreement may, at such mortgagee’s option, require attornment by Tenant). Any such mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant shall execute and deliver whatever instruments may be required for such purposes and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact an in its name, place, and stead so to do.

XVII. SURRENDER

17.0 Surrender. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear or damage by casualty loss excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident to the business of Tenant; articles of personal property incident to Tenant’s business are hereinafter referred to as “Trade Fixtures”). All additions, hardware, non-Trade Fixtures and improvements, temporary or permanent, in or upon the Leased Premises placed there by Tenant shall become Landlord’s property and shall remain upon the Leased Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant. Tenant shall deliver to Landlord all keys to all doors therein.

17.1 Removal of Tenant’s Property. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant’s Trade Fixtures provided, however, that Tenant shall repair any injury or damage to the Leased Premises that may result from such removals. If Tenant does not remove Tenant’s Trade Fixtures from the Leased Premises prior to the end of the term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

17.2 Holding Over. Any holding over by Tenant of the Leased Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at a rate of 125% of the then monthly rate of rent and other charges payable hereunder for the Lease term. Nothing contained in this Section 17.2 shall be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

XVIII. REMEDIES

18.0 Defaults. Tenant further agrees that any one or more of the following events shall be considered events of default as said term is used herein, that is to say, if

(a)	Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy law as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

(b)	Tenant shall file or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution or any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

(c)	Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(d)	The Leased Premises are levied upon by any revenue officer or similar officer; or

(e)	A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

(f)	Tenant shall default in any monthly payments of rent or in any other payment required to be made by Tenant hereunder when due as herein provided or shall default under Sections 6.0 or 6.1 hereof and such default shall continue for ten (10) days after notice thereof in writing to Tenant; or

(g)	Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

(h)	Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease. Upon termination of this Leases or of Tenant’s right to possession, Landlord may re-enter the Leased Premises with process of law using such force as may be necessary, and remove all persons, fixtures, and chattels therefrom and Landlord shall not be liable for any damages resulting therefrom. Upon termination of the Lease, or upon any termination of the Tenant’s right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with process of law and to repossess the Leased Premises as the Landlord’s former estate and to expel or remove the Tenant and any others who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord’s rights to rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages, all rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the value of the rent value of the Leased Premises for the residue of the stated term hereof, less the fair rental and other sums provided herein to be paid by Tenant for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the premises, preparation for reletting and for reletting itself), and (2) the cost of performing any other covenants to be performed by Tenant. If the Landlord elects to terminate the Tenant’s right to possession only, without terminating the Lease, the Landlord may, at the Landlord’s option enter into the Leased Premises, remove the Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant’s obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord shall use best efforts to relet all or any part of the Leased Premises for such rent and upon terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. if the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys’ fees and brokers’ commissions), to satisfy the rent herein provided to be paid for the remainder of the Lease term. Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. If Tenant shall default under subsection (i) hereof, and if such default cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the cause of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess the Leased Premises without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the term ended or to repossess without terminating the Lease, and to enforce all of its right and remedies hereunder for any other default not so cured.

18.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

18.2 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant’s right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant’s right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord.

XIX. SECURITY DEPOSIT

19.0 Security Deposit. None

XX. MISCELLANEOUS

20.0 Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior written request from Landlord execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee, a written statement certifying, if true, that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by Landlord or Landlord’s mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises, and their respective successors and assigns.

20.1 Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorney’s fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys’ fees) at the highest rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of twelve percent (12%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

20.2 Amendments Must Be in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner by altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party.

20.3 Notices All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if: (a) a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped; or (b) sent by a nationally recognized overnight carrier and addressed to Tenant as follows Fenix Parts, Inc.                      Miami, FL                      or at such address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if (a) a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped; or (b) sent by a nationally recognized overnight carrier and addressed to                      with a copy to Landlord’s mortgagee if Landlord requests that such notice be given and provides Tenant with the address of such mortgagee or at such other address as Landlord may theretofore have furnished by written notice to Tenant with a copy to any first mortgagee of the Leased Premises as to the identity and address of which Tenant shall have received written notice. The effective date of such notice shall be the date of receipt or the first day delivery if refused.

20.4 Short Form Lease. This lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the name of the parties, the legal description and the term of the Lease.

20.5 Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.6 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

20.7 Captions. The captions of this lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

20.8 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

20.9 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

20.10 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors,

administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

20.11 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Landlord’s broker                     , whose commission Landlord covenants and agrees to pay in the amount agreed between Landlord and Landlord’s broker. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof.

20.12 Landlord Means Owner. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

20.13 Lender’s Requirements. If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner, (other than in the description of the Leased Premises, the term, the purpose or the rent or other charges hereunder) Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant shall, within ten (10) days after the effective date of Landlord’s notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice. If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of Tenant’s written statement, Landlord shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

20.14 Signs. Tenant shall have the right to install exterior signs on the Leased Premises promoting the operation of its business which shall at all times be in compliance with all applicable municipal sign ordinances.

20.15 Attorneys’ Fees. In the event either party shall bring suit to enforce any provision of this Lease, then the prevailing party shall be entitled to receive from the non-prevailing party reimbursement of its reasonable attorneys’ fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of non-prevailing party under this Lease.

20.16 Condition. Landlord shall deliver the Leased Premises to Tenant clean and free of debris on the Commencement Date and warrants to Tenant that the existing plumbing, fire sprinkler system, if any, lighting, air-conditioning, heating and electrical, other than those constructed by Tenant and roof is watertight, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense.

20.17 Acceptance of Premises. Tenant hereby acknowledges: (a) that it has been advised by the Landlord and its agents to satisfy itself with respect to the condition of the Leased Premises (including but not limited to the electrical and fire protection systems, security, environmental aspects) and the present and future suitability of the Leased Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relates to Tenant’s occupancy of the Leased Premises and/or the term of this Lease; and (c) that neither the Landlord, nor any of its agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

20.18 Hazardous Waste. The term “Hazardous Materials”, as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined that said Permitted Materials are being improperly stored, used, or disposed of, Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the Lease Term, the Premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiring of this Lease.

During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders and decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the environmental protection agency of the State where the property is located or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

20.19 Environmental Representation. Landlord hereby represents to Tenant that: (a) all Hazardous Materials used on the Leased Premises and any adjacent property owned by Landlord have been used in compliance with all applicable federal, state, regional, county and local laws, statutes, regulations and ordinances relating to public health, safety or the environment or consistent with accepted industry practice and usage; (b) parties who have operated at the Leased Premises have all necessary environmental permits and authorizations, where required; (c) there have been no releases of Hazardous Materials at the Leased Premises or any adjacent property owned by Landlord; and (d) there are no pending environmental enforcement or administrative actions or claims against the Landlord or any current or former occupant of the Leased Premises or any adjacent property owned by Landlord. In the event Landlord received any notice of any violation of any Environmental Law whether related to any prior occupant to Tenant, Landlord agrees to promptly provide a copy of the notice to Tenant. Landlord agrees to indemnify, defend and hold harmless Tenant against all losses, claims, damages (actual or punitive) and liabilities of any kind that Tenant may incur arising out of a breach of the foregoing representations.

20.20 Right of First Refusal. Landlord hereby grants Tenant a right of first refusal (“First Refusal Right”) to purchase the Leased Premises in the event Landlord receives an offer to purchase that Landlord is willing to accept (“Acceptable Offer”) upon the same terms and conditions set forth in the Acceptable Offer. In the event Landlord receives an Acceptable Offer it shall send a copy of the offer to Tenant and Tenant shall have 14 days after receipt of the offer to elect to purchase the Leased Premises upon the same terms and conditions. If Tenant fails to respond within the time period or gives notice that it has chosen not to elect to purchase, then Landlord shall have the right to accept the Acceptable Offer and complete the sale.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD	TENANT

FENIX PARTS, INC.

By:	By
President

EXHIBIT A

LEGAL DESCRIPTION

Exhibit G-2 (Leesville Auto Wreckers, Inc.)

INDUSTRIAL BUILDING LEASE

THIS LEASE is made this     day of             , 2014, by and between                     hereinafter sometimes referred to as “Landlord”) and Fenix Parts, Inc., a Delaware corporation (hereinafter sometimes referred to as “Tenant”), who hereby mutually covenant and agree as follows:

I. GRANT AND TERM

1.0 Grant. Landlord, for and in consideration of the rents herein reserved and the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the real estate commonly known as 391 E. Inman Avenue, Rahway, NJ (Block 277, Lot 20) and legally described in Exhibit A, attached hereto and made a part hereof, together with all improvements now located or to be located thereon during the term of this Lease, together with all appurtenances and mineral rights in the land, belonging to or in any way pertaining to the said premises (such real estate, improvement and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as “Leased Premises”).

1.1 Term. The term of this Lease shall commence on             , 2014 (hereinafter sometimes referred to as “Commencement Date”) and shall end on             , 2029 unless sooner terminated as herein set forth (“Term”).

1.2 Option to Extend. Tenant shall have the right to extend the Term for three (3) additional periods of (5) years each upon the same terms and conditions by giving written notice of its intention to so extend not less than 120 days prior to the end of the then current Term.

II. POSSESSION

2.0 Possession. Tenant is in possession of the Leased Premises.

III. PURPOSE

3.0 Purpose. The Leased Premises shall be used and occupied for the purpose of auto dismantling and recycling, offices, warehouse and distribution of parts business and other lawful purposes related to its business.

IV. RENT

4.0 Rent. Beginning with the Commencement Date, Tenant shall pay to, or upon the order of, Loki-Lot until otherwise notified in writing by Landlord, as rent for the Leased premises, at such place or places as Landlord may designate in writing from time to time, and in absence of such designation then at the office of the Landlord, 3 Glenwood Avenue, Spring Lake, NJ 07762. Rental in accordance with the following schedule:

Period	Annual Rent	Monthly Rent

Years 1	$25,440.00	$2,120.00
Year 2	$28,100.00	$2,341.67
Year 3	$30,860.00	$2,571.67
Year 4	$33,625.00	$2,802.08
Year 5	$36,375.00	$3,031.25
Years 6 – 10	$39,100.00	$3,258.33

Rent shall be payable monthly in advance on the first day of each month. All payments of rent shall be made without deduction, set off, discount or abatement in lawful money of the United States. Any payments made after the 10th day of the month shall be subject to a late fee in the amount of 5% of the payment due.

V. IMPOSITIONS

5.0 Payment by Tenant. Tenant shall pay as additional rent for the Leased Premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon, accruing or becoming due and payable during the term of the Lease including without limitation any assessment of common area costs by any association of owners of property in the complex or industrial park of which the Real Estate is a part, if applicable, and including fees

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and costs incurred by Landlord for the purpose of contesting or protesting tax assessments or rates to the extent that such fees and costs relate to savings realized during the term of the Lease and any extensions or renewals thereof. (“Impositions”); provided, however, that the general taxes levied against the Leased Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease term and prorated and payable as of the expiration date of the Lease term for the last year of the Lease term (on the basis of Landlord’s reasonable estimate thereof). Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay only those installments falling due during the term of this Lease.

5.1 Alternative Taxes. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Leased Premises, or the rent, additional rent or other income there from and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal, state and local income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

5.2 Right to Contest. Tenant shall not be required to pay any Imposition or charge upon or against the Leased Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the Imposition or charge so contested; provided that, pending any such legal proceedings Tenant shall give Landlord such security as may be deemed satisfactory to Landlord to insure payment of the amount of the Imposition or charge, and all interest and penalties thereon. If, at any time during the continuance of such contest, the Leased Premises or any part thereof is, in the judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such Imposition.

VI. INSURANCE

6.0 Kinds and Amounts. As additional rent for the Leased Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

(a)	The improvements at any time situated upon the Leased Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and extended Coverage Policy. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with all proceeds of insurance payable to Landlord.

(b)	Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $1,000,000.00, for injury to or death of more than one person in any one occurrence in an amount of not less than $2,000,000.00, and for damage to property in an amount of not less than $250,000.00 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Leased Premises.

(c)	Tenant from all workmen’s compensation claims; and

(d)	Landlord from loss of rents during the period while the Leased Premises are untenantable due to fire or other casualty (for the maximum period for which such insurance is available) but the purchase of such rent insurance shall not relieve Tenant from the primary obligation to pay rent during any such period of untenantability.

6.1 Form of Insurance. The aforesaid insurance shall be in companies and in form, substance and amount (where not stated above) satisfactory to Landlord and any mortgagee of Landlord, and shall contain standard mortgage clauses satisfactory to Landlord’s mortgagee. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord. Certificates of insurance policies evidencing the coverage shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

6.2 Fire Protection. Tenant shall conform to all applicable fire codes of any governmental authority having jurisdiction over the Leased Premises.

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6.3 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or required under this Lease to be so insured, then the parties so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost thereupon keeping such release and waiver in full force and effect).

VII. DAMAGE OR DESTRUCTION

7.0. Restoration. If the building is damaged or destroyed by fire or other casualty, Tenant shall determine whether to rebuild or repair the building. In the event Tenant elects not to repair/rebuild, then the Lease shall be deemed terminated as of the date of the casualty loss and Tenant shall assign to Landlord all of Tenant’s interest under the property insurance policy and thereafter all insurance proceeds from the casualty loss shall belong to Landlord. In the event Tenant elects to repair/rebuild, Tenant agrees to commence construction work upon the insurance proceeds being made available and to restore the building as quickly as reasonably possible.

7.1. Rent Abatement. If such damage or destruction to the building on the Leased Premises results in the suspension of business in the Leased Premises, all rents and other charges payable by Tenant hereunder shall abate from the date of such suspension of business until the earlier of (a) the date such business is resumed, or (b) the date sixty (60) days following the completion of said repairs or restoration; and if such damage or destruction or the work of repairing or restoring said improvements results in only a partial suspension of business, the abatement shall be apportioned accordingly.

VIII. CONDEMNATION

8.0 Taking of Whole. If the whole of the Leased Premises shall be taken or condemned for a public or quasipublic use or purpose by any competent authority or if such a portion of the Leased Premises including, however, a portion of the improvements, shall be so taken that as a result thereof the balance cannot be used for the same purpose as expressed in Article III, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the “award”), shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Leased Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such award. Tenant shall continue to pay rent until the Lease term is terminated and any taxes and/or insurance premiums paid by Tenant, or any tax and insurance premium deposits with Landlord, shall be adjusted between the parties.

8.1 Partial Taking. If only a part of the Leased Premises shall be so taken or condemned, and as a result thereof the balance of the Leased Premises can be used for the same purpose as expressed in Article III, this Lease shall not terminate and Landlord, as its sole cost and expense, shall repair and restore the Leased Premises and all improvements thereon. Landlord shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements. If Landlord does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred twenty (120) days, then, Tenant shall have the right to terminate the Lease. There shall be no abatement or reduction in any rental because of such taking or condemnation.

8.2 Tenant shall have the right to maintain its own action against the condemning authority for any leasehold related damages.

IX. MAINTENANCE AND REPAIRS

9.0 Maintenance. Tenant shall keep and maintain the entire exterior and interior of the Leased Premises, specifically including without limitation, heating, ventilating and air conditioning equipment, the parking area and the roof, in good condition and repair. As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary nonstructural and structural repairs and replacements. Tenant shall, to the extent possible, keep the Leased Premises from falling temporarily out of repair or deteriorating. Tenant shall further keep and maintain the improvements at any time situated upon the Leased Premises and all sidewalks and areas adjacent thereto, safe, secure, clean and sanitary, specifically including but not by limitation, snow and ice clearance, if applicable and conforming with the lawful and valid requirements of any governmental authority having jurisdiction over the Leased Premises

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9.1 Alterations. Except as otherwise provided herein, Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any alterations or additions to the Leased Premises without obtaining Landlord’s prior written consent which consent shall not be unreasonably withheld. Tenant shall make all additions, improvements, alterations and repairs, nonstructural and structural, on the Leased Premises and on and to the appurtenances and equipment thereof, required by any such governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private), including supporting the streets and alleys adjoining the Leased Premises. Tenant shall have the right to make non-structural alterations in an amount not to exceed $20,000.00 without Landlord’s consent. All work done pursuant to this Article IX shall be performed in a good and workmanlike manner. Upon completion of any work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation sworn contractor’s statements and supporting lien waivers) evidencing payment in full for such work.

X. ASSIGNMENT AND SUBLETTING

10.0 Consent Required. Tenant shall not, without Landlord’s prior written consent, (a) assign, convey or mortgage this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; or (c) sublet the entire Leased Premises. No permitted assignment or subletting shall relieve Tenant of Tenant’s covenants and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

Landlord agrees that its consent to any such assignment or sublease shall not be unreasonably withheld. Anything contained herein to the contrary notwithstanding, Tenant shall have the right to assign or sublet the premises to an affiliate of Tenant or to a company purchasing substantially all of Tenants assets at the Leased Premises or to sublet a part of the Leased Premises without Landlord’s consent, but with notice to Landlord.

10.1 Merger or Consolidation. Tenant may, without Landlord’s consent, assign this Lease to any corporation resulting from a merger or consolidation of the Tenant upon the following conditions: (a) that the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; (b) that Tenant is not at such time in default hereunder; (c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. If the aforesaid conditions are satisfied, Tenant shall be discharged from any further liability hereunder.

XI. LIENS AND ENCUMBRANCES

11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises to become subject to any mechanics’ laborers’ or materialman’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to insure payment thereof and to prevent and sale, foreclosure, or forfeiture of the Leased Premises by reason of non-payment therefor; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

XII. UTILITIES

12.0 Utilities. Tenant shall purchase all utility services, including but not limited to fuel, water, sewer and electricity from the utility or municipality providing such service and shall pay for such services when such payments are due.

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XIII. INDEMNITY AND WAIVER

13.0 Indemnity. Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from any act or omission of Tenant or anyone claiming by, through, or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant’s expense, resist and defend such action, suit or proceeding.

XIV. RIGHTS RESERVED TO LANDLORD

14.0 Rights Reserved to Landlord. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its agents (and its beneficiary or beneficiaries and their agents if Landlord is an Illinois land trust) reserves the following rights, to be exercised at Landlord’s election:

(a)	To inspect the Leased Premises upon reasonable advance notice and to make repairs, additions or alterations to the Leased Premises;

(b)	To show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises; and

(c)	During the last year of the Lease term where an option to extend has not been exercised, to place and maintain the usual “For Rent” signs on the Leased Premises.

Landlord may enter upon the Leased Premises for any and all of the said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession of the Leased Premises, and without being liable in any manner to Tenant.

XV. QUIET ENJOYMENT

15.0 Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant’s quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

XVI. SUBORDINATION OR SUPERIORITY

16.0 Subordination or Superiority. The rights and interest of Tenant under this Lease shall be subject and subordinate to any first mortgage or trust deed creating a first mortgage that may be placed upon the Leased Premises by Landlord and to any and all advances to be made hereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default (which agreement may, at such mortgagee’s option, require attornment by Tenant). Any such mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant shall execute and deliver whatever instruments may be required for such purposes and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact an in its name, place, and stead so to do.

XVII. SURRENDER

17.0 Surrender. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear or damage by casualty loss excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident to the business of Tenant; articles of personal property incident to Tenant’s business are hereinafter referred to as

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“Trade Fixtures”). All additions, hardware, non-Trade Fixtures and improvements, temporary or permanent, in or upon the Leased Premises placed there by Tenant shall become Landlord’s property and shall remain upon the Leased Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant. Tenant shall deliver to Landlord all keys to all doors therein.

17.1 Removal of Tenant’s Property. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant’s Trade Fixtures provided, however, that Tenant shall repair any injury or damage to the Leased Premises that may result from such removals. If Tenant does not remove Tenant’s Trade Fixtures from the Leased Premises prior to the end of the term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

17.2 Holding Over. Any holding over by Tenant of the Leased Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at a rate of 125% of the then monthly rate of rent and other charges payable hereunder for the Lease term. Nothing contained in this Section 17.2 shall be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

XVIII. REMEDIES

18.0 Defaults. Tenant further agrees that any one or more of the following events shall be considered events of default as said term is used herein, that is to say, if

(a)	Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy law as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

(b)	Tenant shall file or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution or any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

(c)	Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(d)	The Leased Premises are levied upon by any revenue officer or similar officer; or

(e)	A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

(f)	Tenant shall default in any monthly payments of rent or in any other payment required to be made by Tenant hereunder when due as herein provided or shall default under Sections 6.0 or 6.1 hereof and such default shall continue for ten (10) days after notice thereof in writing to Tenant; or

(g)	Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

(h)	Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease. Upon termination of this

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Leases or of Tenant’s right to possession, Landlord may re-enter the Leased Premises with process of law using such force as may be necessary, and remove all persons, fixtures, and chattels therefrom and Landlord shall not be liable for any damages resulting therefrom. Upon termination of the Lease, or upon any termination of the Tenant’s right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with process of law and to repossess the Leased Premises as the Landlord’s former estate and to expel or remove the Tenant and any others who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord’s rights to rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages, all rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the value of the rent value of the Leased Premises for the residue of the stated term hereof, less the fair rental and other sums provided herein to be paid by Tenant for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the premises, preparation for reletting and for reletting itself), and (2) the cost of performing any other covenants to be performed by Tenant. If the Landlord elects to terminate the Tenant’s right to possession only, without terminating the Lease, the Landlord may, at the Landlord’s option enter into the Leased Premises, remove the Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant’s obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord shall use best efforts to relet all or any part of the Leased Premises for such rent and upon terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. if the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys’ fees and brokers’ commissions), to satisfy the rent herein provided to be paid for the remainder of the Lease term. Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. If Tenant shall default under subsection (i) hereof, and if such default cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the cause of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess the Leased Premises without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the term ended or to repossess without terminating the Lease, and to enforce all of its right and remedies hereunder for any other default not so cured.

18.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

18.2 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant’s right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant’s right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord.

XIX. SECURITY DEPOSIT

19.0 Security Deposit. None

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XX. MISCELLANEOUS

20.0 Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior written request from Landlord execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee, a written statement certifying, if true, that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by Landlord or Landlord’s mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises, and their respective successors and assigns.

20.1 Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorney’s fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys’ fees) at the highest rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of twelve percent (12%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

20.2 Amendments Must Be in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner by altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party.

20.3 Notices All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if: (a) a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped; or (b) sent by a nationally recognized overnight carrier and addressed to Tenant as follows Fenix Parts, Inc.                     Miami, FL                     or at such address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if (a) a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped; or (b) sent by a nationally recognized overnight carrier and addressed to Loki-Lot I, 3 Glenwood Avenue, Spring Lake, NJ 07762 Attn: Joseph Goodman with a copy to Landlord’s mortgagee if Landlord requests that such notice be given and provides Tenant with the address of such mortgagee or at such other address as Landlord may theretofore have furnished by written notice to Tenant with a copy to any first mortgagee of the Leased Premises as to the identity and address of which Tenant shall have received written notice. The effective date of such notice shall be the date of receipt or the first day delivery if refused.

20.4 Short Form Lease. This lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the name of the parties, the legal description and the term of the Lease.

20.5 Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.6 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

20.7 Captions. The captions of this lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

20.8 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

20.09 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

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20.10 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

20.11 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Landlord’s broker                     , whose commission Landlord covenants and agrees to pay in the amount agreed between Landlord and Landlord’s broker. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof.

20.12 Landlord Means Owner. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

20.13 Lender’s Requirements. If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner, (other than in the description of the Leased Premises, the term, the purpose or the rent or other charges hereunder) Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant shall, within ten (10) days after the effective date of Landlord’s notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice. If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of Tenant’s written statement, Landlord shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

20.14 Signs. Tenant shall have the right to install exterior signs on the Leased Premises promoting the operation of its business which shall at all times be in compliance with all applicable municipal sign ordinances.

20.15 Attorneys’ Fees. In the event either party shall bring suit to enforce any provision of this Lease, then the prevailing party shall be entitled to receive from the non-prevailing party reimbursement of its reasonable attorneys’ fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of non-prevailing party under this Lease.

21.0 Condition. Landlord shall deliver the Leased Premises to Tenant clean and free of debris on the Commencement Date and warrants to Tenant that the existing plumbing, fire sprinkler system, if any, lighting, air-conditioning, heating and electrical, other than those constructed by Tenant and roof is watertight, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense.

22.0 Acceptance of Premises. Tenant hereby acknowledges: (a) that it has been advised by the Landlord and its agents to satisfy itself with respect to the condition of the Leased Premises (including but not limited to the electrical and fire protection systems, security, environmental aspects) and the present and future suitability of the Leased Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relates to Tenant’s occupancy of the Leased Premises and/or the term of this Lease; and (c) that neither the Landlord, nor any of its agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

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23.0 Hazardous Waste. The term “Hazardous Materials”, as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined that said Permitted Materials are being improperly stored, used, or disposed of, Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the Lease Term, the Premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiring of this Lease.

During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders and decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the environmental protection agency of the State where the property is located or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

24.0 Environmental Representation. Landlord hereby represents to Tenant that: (a) all Hazardous Materials used on the Leased Premises and any adjacent property owned by Landlord have been used in compliance with all applicable federal, state, regional, county and local laws, statutes, regulations and ordinances relating to public health, safety or the environment or consistent with accepted industry practice and usage; (b) parties who have operated at the Leased Premises have all necessary environmental permits and authorizations, where required; (c) there have been no releases of Hazardous Materials at the Leased Premises or any adjacent property owned by Landlord; and (d) there are no pending environmental enforcement or administrative actions or claims against the Landlord or any current or former occupant of the Leased Premises or any adjacent property owned by Landlord. In the event Landlord received any notice of any violation of any Environmental Law whether related to any prior occupant to Tenant, Landlord agrees to promptly provide a copy of the notice to Tenant. Landlord agrees to indemnify, defend and hold harmless Tenant against all losses, claims, damages (actual or punitive) and liabilities of any kind that Tenant may incur arising out of a breach of the foregoing representations.

25.0 Right of First Refusal. Landlord hereby grants Tenant a right of first refusal (“First Refusal Right”) to purchase the Leased Premises in the event Landlord receives an offer to purchase that Landlord is willing to accept (“Acceptable Offer”) upon the same terms and conditions set forth in the Acceptable Offer. In the event Landlord receives an Acceptable Offer it shall send a copy of the offer to Tenant and Tenant shall have 14 days after receipt of the offer to elect to purchase the Leased Premises upon the same terms and conditions. If Tenant fails to respond within the time period or gives notice that it has chosen not to elect to purchase, then Landlord shall have the right to accept the Acceptable Offer and complete the sale.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD	TENANT

FENIX PARTS, INC.

By:	By
President

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EXHIBIT A

LEGAL DESCRIPTION

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Exhibit G-3 (Leesville Auto Wreckers, Inc.)

INDUSTRIAL BUILDING LEASE

THIS LEASE is made this     day of             , 2014, by and between                     hereinafter sometimes referred to as “Landlord”) and Fenix Parts, Inc., a Delaware corporation (hereinafter sometimes referred to as “Tenant”), who hereby mutually covenant and agree as follows:

I. GRANT AND TERM

1.0 Grant. Landlord, for and in consideration of the rents herein reserved and the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the real estate commonly known as 20 Leesville Avenue, Avenel, NJ (Block 893, Lots 90-103) and legally described in Exhibit A, attached hereto and made a part hereof, together with all improvements now located or to be located thereon during the term of this Lease, together with all appurtenances and mineral rights in the land, belonging to or in any way pertaining to the said premises (such real estate, improvement and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as “Leased Premises”).

1.1 Term. The term of this Lease shall commence on             , 2014 (hereinafter sometimes referred to as “Commencement Date”) and shall end on             , 2029 unless sooner terminated as herein set forth (“Term”).

1.2 Option to Extend. Tenant shall have the right to extend the Term for three (3) additional periods of (5) years each upon the same terms and conditions by giving written notice of its intention to so extend not less than 120 days prior to the end of the then current Term.

II. POSSESSION

2.0 Possession. Tenant is in possession of the Leased Premises.

III. PURPOSE

3.0 Purpose. The Leased Premises shall be used and occupied for the purpose of auto dismantling and recycling, offices, warehouse and distribution of parts business and other lawful purposes related to its business.

IV. RENT

4.0 Rent. Beginning with the Commencement Date, Tenant shall pay to, or upon the order of, Loki-Lot II until otherwise notified in writing by Landlord, as rent for the Leased premises, at such place or places as Landlord may designate in writing from time to time, and in absence of such designation then at the office of the Landlord, 3 Glenwood Avenue, Spring Lake, NJ 07762. Rental in accordance with the following schedule:

Period	Annual Rent	Monthly Rent

Years 1	$25,440.00	$2,120.00
Year 2	$28,100.00	$2,341.67
Year 3	$30,860.00	$2,571.67
Year 4	$33,625.00	$2,802.08
Year 5	$36,375.00	$3,031.25
Years 6 – 10	$39,100.00	$3,258.33

Rent shall be payable monthly in advance on the first day of each month. All payments of rent shall be made without deduction, set off, discount or abatement in lawful money of the United States. Any payments made after the 10th day of the month shall be subject to a late fee in the amount of 5% of the payment due.

V. IMPOSITIONS

5.0 Payment by Tenant. Tenant shall pay as additional rent for the Leased Premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon, accruing or becoming due and payable during the term of the Lease including without limitation any assessment of common area costs by any association of owners of property in the complex or industrial park of which the Real Estate is a part, if applicable, and including fees and costs incurred by Landlord for the purpose of contesting or protesting tax assessments or rates to the extent that such fees and costs relate to savings realized during the term of the Lease and any extensions or renewals thereof. (“Impositions”); provided, however, that the general taxes levied against the Leased Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease term and prorated and payable as of the expiration date of the Lease term for the last year of the Lease term (on the basis of Landlord’s reasonable estimate thereof). Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay only those installments falling due during the term of this Lease.

5.1 Alternative Taxes. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Leased Premises, or the rent, additional rent or other income there from and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal, state and local income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

5.2 Right to Contest. Tenant shall not be required to pay any Imposition or charge upon or against the Leased Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the Imposition or charge so contested; provided that, pending any such legal proceedings Tenant shall give Landlord such security as may be deemed satisfactory to Landlord to insure payment of the amount of the Imposition or charge, and all interest and penalties thereon. If, at any time during the continuance of such contest, the Leased Premises or any part thereof is, in the judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such Imposition.

VI. INSURANCE

6.0 Kinds and Amounts. As additional rent for the Leased Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

(a)	The improvements at any time situated upon the Leased Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and extended Coverage Policy. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with all proceeds of insurance payable to Landlord.

(b)	Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $1,000,000.00, for injury to or death of more than one person in any one occurrence in an amount of not less than $2,000,000.00, and for damage to property in an amount of not less than $250,000.00 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Leased Premises.

(c)	Tenant from all workmen’s compensation claims; and

(d)	Landlord from loss of rents during the period while the Leased Premises are untenantable due to fire or other casualty (for the maximum period for which such insurance is available) but the purchase of such rent insurance shall not relieve Tenant from the primary obligation to pay rent during any such period of untenantability.

6.1 Form of Insurance. The aforesaid insurance shall be in companies and in form, substance and amount (where not stated above) satisfactory to Landlord and any mortgagee of Landlord, and shall contain standard mortgage clauses satisfactory to Landlord’s mortgagee. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord. Certificates of insurance policies evidencing the coverage shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

6.2 Fire Protection. Tenant shall conform to all applicable fire codes of any governmental authority having jurisdiction over the Leased Premises.

6.3 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or required under this Lease to be so insured, then the parties so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost thereupon keeping such release and waiver in full force and effect).

VII. DAMAGE OR DESTRUCTION

7.0. Restoration. If the building is damaged or destroyed by fire or other casualty, Tenant shall determine whether to rebuild or repair the building. In the event Tenant elects not to repair/rebuild, then the Lease shall be deemed terminated as of the date of the casualty loss and Tenant shall assign to Landlord all of Tenant’s interest under the property insurance policy and thereafter all insurance proceeds from the casualty loss shall belong to Landlord. In the event Tenant elects to repair/rebuild, Tenant agrees to commence construction work upon the insurance proceeds being made available and to restore the building as quickly as reasonably possible.

7.1. Rent Abatement. If such damage or destruction to the building on the Leased Premises results in the suspension of business in the Leased Premises, all rents and other charges payable by Tenant hereunder shall abate from the date of such suspension of business until the earlier of (a) the date such business is resumed, or (b) the date sixty (60) days following the completion of said repairs or restoration; and if such damage or destruction or the work of repairing or restoring said improvements results in only a partial suspension of business, the abatement shall be apportioned accordingly.

VIII. CONDEMNATION

8.0 Taking of Whole. If the whole of the Leased Premises shall be taken or condemned for a public or quasipublic use or purpose by any competent authority or if such a portion of the Leased Premises including, however, a portion of the improvements, shall be so taken that as a result thereof the balance cannot be used for the same purpose as expressed in Article III, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the “award”), shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Leased Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such award. Tenant shall continue to pay rent until the Lease term is terminated and any taxes and/or insurance premiums paid by Tenant, or any tax and insurance premium deposits with Landlord, shall be adjusted between the parties.

8.1 Partial Taking. If only a part of the Leased Premises shall be so taken or condemned, and as a result thereof the balance of the Leased Premises can be used for the same purpose as expressed in Article III, this Lease shall not terminate and Landlord, as its sole cost and expense, shall repair and restore the Leased Premises and all improvements thereon. Landlord shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements. If Landlord does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred twenty (120) days, then, Tenant shall have the right to terminate the Lease. There shall be no abatement or reduction in any rental because of such taking or condemnation.

8.2 Tenant shall have the right to maintain its own action against the condemning authority for any leasehold related damages.

IX. MAINTENANCE AND REPAIRS

9.0 Maintenance. Tenant shall keep and maintain the entire exterior and interior of the Leased Premises, specifically including without limitation, heating, ventilating and air conditioning equipment, the parking area and the roof, in good condition and repair. As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary nonstructural and structural repairs and replacements. Tenant shall, to the extent possible, keep the Leased Premises from falling temporarily out of repair or deteriorating. Tenant shall further keep and maintain the improvements at any time situated upon the Leased Premises and all sidewalks and areas adjacent thereto, safe, secure, clean and sanitary, specifically including but not by limitation, snow and ice clearance, if applicable and conforming with the lawful and valid requirements of any governmental authority having jurisdiction over the Leased Premises

9.1 Alterations. Except as otherwise provided herein, Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any alterations or additions to the Leased Premises without obtaining Landlord’s prior written consent which consent shall not be unreasonably withheld. Tenant shall make all additions, improvements, alterations and repairs, nonstructural and structural, on the Leased Premises and on and to the appurtenances and equipment thereof, required by any such governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private), including supporting the streets and alleys adjoining the Leased Premises. Tenant shall have the right to make non-structural alterations in an amount not to exceed $20,000.00 without Landlord’s consent. All work done pursuant to this Article IX shall be performed in a good and workmanlike manner. Upon completion of any work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation sworn contractor’s statements and supporting lien waivers) evidencing payment in full for such work.

X. ASSIGNMENT AND SUBLETTING

10.0 Consent Required. Tenant shall not, without Landlord’s prior written consent, (a) assign, convey or mortgage this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; or (c) sublet the entire Leased Premises. No permitted assignment or subletting shall relieve Tenant of Tenant’s covenants and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

Landlord agrees that its consent to any such assignment or sublease shall not be unreasonably withheld. Anything contained herein to the contrary notwithstanding, Tenant shall have the right to assign or sublet the premises to an affiliate of Tenant or to a company purchasing substantially all of Tenants assets at the Leased Premises or to sublet a part of the Leased Premises without Landlord’s consent, but with notice to Landlord.

10.1 Merger or Consolidation. Tenant may, without Landlord’s consent, assign this Lease to any corporation resulting from a merger or consolidation of the Tenant upon the following conditions: (a) that the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; (b) that Tenant is not at such time in default hereunder; (c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. If the aforesaid conditions are satisfied, Tenant shall be discharged from any further liability hereunder.

XI. LIENS AND ENCUMBRANCES

11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises to become subject to any mechanics’ laborers’ or materialman’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to insure payment thereof and to prevent and sale, foreclosure, or forfeiture of the Leased Premises by reason of non-payment therefor; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

XII. UTILITIES

12.0 Utilities. Tenant shall purchase all utility services, including but not limited to fuel, water, sewer and electricity from the utility or municipality providing such service and shall pay for such services when such payments are due.

XIII. INDEMNITY AND WAIVER

13.0 Indemnity. Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from any act or omission of Tenant or anyone claiming by, through, or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant’s expense, resist and defend such action, suit or proceeding.

XIV. RIGHTS RESERVED TO LANDLORD

14.0 Rights Reserved to Landlord. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its agents (and its beneficiary or beneficiaries and their agents if Landlord is an Illinois land trust) reserves the following rights, to be exercised at Landlord’s election:

(a)	To inspect the Leased Premises upon reasonable advance notice and to make repairs, additions or alterations to the Leased Premises;

(b)	To show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises; and

(c)	During the last year of the Lease term where an option to extend has not been exercised, to place and maintain the usual “For Rent” signs on the Leased Premises.

Landlord may enter upon the Leased Premises for any and all of the said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession of the Leased Premises, and without being liable in any manner to Tenant.

XV. QUIET ENJOYMENT

15.0 Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant’s quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

XVI. SUBORDINATION OR SUPERIORITY

16.0 Subordination or Superiority. The rights and interest of Tenant under this Lease shall be subject and subordinate to any first mortgage or trust deed creating a first mortgage that may be placed upon the Leased Premises by Landlord and to any and all advances to be made hereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default (which agreement may, at such mortgagee’s option, require attornment by Tenant). Any such mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant shall execute and deliver whatever instruments may be required for such purposes and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact an in its name, place, and stead so to do.

XVII. SURRENDER

17.0 Surrender. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear or damage by casualty loss excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident to the business of Tenant; articles of personal property incident to Tenant’s business are hereinafter referred to as

“Trade Fixtures”). All additions, hardware, non-Trade Fixtures and improvements, temporary or permanent, in or upon the Leased Premises placed there by Tenant shall become Landlord’s property and shall remain upon the Leased Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant. Tenant shall deliver to Landlord all keys to all doors therein.

17.1 Removal of Tenant’s Property. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant’s Trade Fixtures provided, however, that Tenant shall repair any injury or damage to the Leased Premises that may result from such removals. If Tenant does not remove Tenant’s Trade Fixtures from the Leased Premises prior to the end of the term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

17.2 Holding Over. Any holding over by Tenant of the Leased Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at a rate of 125% of the then monthly rate of rent and other charges payable hereunder for the Lease term. Nothing contained in this Section 17.2 shall be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

XVIII. REMEDIES

18.0 Defaults. Tenant further agrees that any one or more of the following events shall be considered events of default as said term is used herein, that is to say, if

(a)	Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy law as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

(b)	Tenant shall file or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution or any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

(c)	Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(d)	The Leased Premises are levied upon by any revenue officer or similar officer; or

(e)	A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

(f)	Tenant shall default in any monthly payments of rent or in any other payment required to be made by Tenant hereunder when due as herein provided or shall default under Sections 6.0 or 6.1 hereof and such default shall continue for ten (10) days after notice thereof in writing to Tenant; or

(g)	Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

(h)	Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease. Upon termination of this

Leases or of Tenant’s right to possession, Landlord may re-enter the Leased Premises with process of law using such force as may be necessary, and remove all persons, fixtures, and chattels therefrom and Landlord shall not be liable for any damages resulting therefrom. Upon termination of the Lease, or upon any termination of the Tenant’s right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with process of law and to repossess the Leased Premises as the Landlord’s former estate and to expel or remove the Tenant and any others who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord’s rights to rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages, all rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the value of the rent value of the Leased Premises for the residue of the stated term hereof, less the fair rental and other sums provided herein to be paid by Tenant for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the premises, preparation for reletting and for reletting itself), and (2) the cost of performing any other covenants to be performed by Tenant. If the Landlord elects to terminate the Tenant’s right to possession only, without terminating the Lease, the Landlord may, at the Landlord’s option enter into the Leased Premises, remove the Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant’s obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord shall use best efforts to relet all or any part of the Leased Premises for such rent and upon terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. if the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys’ fees and brokers’ commissions), to satisfy the rent herein provided to be paid for the remainder of the Lease term. Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. If Tenant shall default under subsection (i) hereof, and if such default cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the cause of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess the Leased Premises without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the term ended or to repossess without terminating the Lease, and to enforce all of its right and remedies hereunder for any other default not so cured.

18.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

18.2 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant’s right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant’s right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord.

XIX. SECURITY DEPOSIT

19.0 Security Deposit. None

XX. MISCELLANEOUS

20.0 Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior written request from Landlord execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee, a written statement certifying, if true, that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by Landlord or Landlord’s mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises, and their respective successors and assigns.

20.1 Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorney’s fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys’ fees) at the highest rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of twelve percent (12%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

20.2 Amendments Must Be in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner by altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party.

20.3 Notices All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if: (a) a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped; or (b) sent by a nationally recognized overnight carrier and addressed to Tenant as follows Fenix Parts, Inc.                     Miami, FL                     or at such address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if (a) a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped; or (b) sent by a nationally recognized overnight carrier and addressed to Loki-Lot II, 3 Glenwood Avenue, Spring Lake, NJ 07762 Attn: Joseph Goodman with a copy to Landlord’s mortgagee if Landlord requests that such notice be given and provides Tenant with the address of such mortgagee or at such other address as Landlord may theretofore have furnished by written notice to Tenant with a copy to any first mortgagee of the Leased Premises as to the identity and address of which Tenant shall have received written notice. The effective date of such notice shall be the date of receipt or the first day delivery if refused.

20.4 Short Form Lease. This lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the name of the parties, the legal description and the term of the Lease.

20.5 Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.6 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

20.7 Captions. The captions of this lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

20.8 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

20.09 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

20.10 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

20.11 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Landlord’s broker                     , whose commission Landlord covenants and agrees to pay in the amount agreed between Landlord and Landlord’s broker. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof.

20.12 Landlord Means Owner. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

20.13 Lender’s Requirements. If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner, (other than in the description of the Leased Premises, the term, the purpose or the rent or other charges hereunder) Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant shall, within ten (10) days after the effective date of Landlord’s notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice. If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of Tenant’s written statement, Landlord shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

20.14 Signs. Tenant shall have the right to install exterior signs on the Leased Premises promoting the operation of its business which shall at all times be in compliance with all applicable municipal sign ordinances.

20.15 Attorneys’ Fees. In the event either party shall bring suit to enforce any provision of this Lease, then the prevailing party shall be entitled to receive from the non-prevailing party reimbursement of its reasonable attorneys’ fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of non-prevailing party under this Lease.

21.0 Condition. Landlord shall deliver the Leased Premises to Tenant clean and free of debris on the Commencement Date and warrants to Tenant that the existing plumbing, fire sprinkler system, if any, lighting, air-conditioning, heating and electrical, other than those constructed by Tenant and roof is watertight, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense.

22.0 Acceptance of Premises. Tenant hereby acknowledges: (a) that it has been advised by the Landlord and its agents to satisfy itself with respect to the condition of the Leased Premises (including but not limited to the electrical and fire protection systems, security, environmental aspects) and the present and future suitability of the Leased Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relates to Tenant’s occupancy of the Leased Premises and/or the term of this Lease; and (c) that neither the Landlord, nor any of its agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

23.0 Hazardous Waste. The term “Hazardous Materials”, as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined that said Permitted Materials are being improperly stored, used, or disposed of, Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the Lease Term, the Premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiring of this Lease.

During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders and decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the environmental protection agency of the State where the property is located or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

24.0 Environmental Representation. Landlord hereby represents to Tenant that: (a) all Hazardous Materials used on the Leased Premises and any adjacent property owned by Landlord have been used in compliance with all applicable federal, state, regional, county and local laws, statutes, regulations and ordinances relating to public health, safety or the environment or consistent with accepted industry practice and usage; (b) parties who have operated at the Leased Premises have all necessary environmental permits and authorizations, where required; (c) there have been no releases of Hazardous Materials at the Leased Premises or any adjacent property owned by Landlord; and (d) there are no pending environmental enforcement or administrative actions or claims against the Landlord or any current or former occupant of the Leased Premises or any adjacent property owned by Landlord. In the event Landlord received any notice of any violation of any Environmental Law whether related to any prior occupant to Tenant, Landlord agrees to promptly provide a copy of the notice to Tenant. Landlord agrees to indemnify, defend and hold harmless Tenant against all losses, claims, damages (actual or punitive) and liabilities of any kind that Tenant may incur arising out of a breach of the foregoing representations.

25.0 Right of First Refusal. Landlord hereby grants Tenant a right of first refusal (“First Refusal Right”) to purchase the Leased Premises in the event Landlord receives an offer to purchase that Landlord is willing to accept (“Acceptable Offer”) upon the same terms and conditions set forth in the Acceptable Offer. In the event Landlord receives an Acceptable Offer it shall send a copy of the offer to Tenant and Tenant shall have 14 days after receipt of the offer to elect to purchase the Leased Premises upon the same terms and conditions. If Tenant fails to respond within the time period or gives notice that it has chosen not to elect to purchase, then Landlord shall have the right to accept the Acceptable Offer and complete the sale.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD	TENANT

FENIX PARTS, INC.

By:	By
President

EXHIBIT A

LEGAL DESCRIPTION

Exhibit G-4 (Leesville Auto Wreckers, Inc.)

INDUSTRIAL BUILDING LEASE

THIS LEASE is made this         day of             , 2014, by and between                     hereinafter sometimes referred to as “Landlord”) and Fenix Parts, Inc., a Delaware corporation (hereinafter sometimes referred to as “Tenant”), who hereby mutually covenant and agree as follows:

I. GRANT AND TERM

1.0 Grant. Landlord, for and in consideration of the rents herein reserved and the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the real estate commonly known as 63 Adele Street, Rahway, NJ and legally described in Exhibit A, attached hereto and made a part hereof, together with all improvements now located or to be located thereon during the term of this Lease, together with all appurtenances and mineral rights in the land, belonging to or in any way pertaining to the said premises (such real estate, improvement and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as “Leased Premises”).

1.1 Term. The term of this Lease shall commence on             , 2014 (hereinafter sometimes referred to as “Commencement Date”) and shall end on             , 2029 unless sooner terminated as herein set forth (“Term”).

1.2 Option to Extend. Tenant shall have the right to extend the Term for three (3) additional periods of (5) years each upon the same terms and conditions by giving written notice of its intention to so extend not less than 120 days prior to the end of the then current Term.

II. POSSESSION

2.0 Possession. Tenant is in possession of the Leased Premises.

III. PURPOSE

3.0 Purpose. The Leased Premises shall be used and occupied for the purpose of auto dismantling and recycling, offices, warehouse and distribution of parts business and other lawful purposes related to its business.

IV. RENT

4.0 Rent. Beginning with the Commencement Date, Tenant shall pay to, or upon the order of, PPP Group until otherwise notified in writing by Landlord, as rent for the Leased premises, at such place or places as Landlord may designate in writing from time to time, and in absence of such designation then at the office of the Landlord, 3 Glenwood Avenue, Spring Lake, NJ 07762. Rental in accordance with the following schedule:

Period	Annual Rent	Monthly Rent

Years 1	$90,000.00	$7,500.00
Year 2	$99,400.00	$8,283.33
Year 3	$109,140.00	$9,095.00
Year 4	$118,875.00	$9,906.25
Year 5	$128,625.00	$10,718.75
Years 6 – 10	$138,400.00	$11,533.33

Rent shall be payable monthly in advance on the first day of each month. All payments of rent shall be made without deduction, set off, discount or abatement in lawful money of the United States. Any payments made after the 10th day of the month shall be subject to a late fee in the amount of 5% of the payment due.

V. IMPOSITIONS

5.0 Payment by Tenant. Tenant shall pay as additional rent for the Leased Premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon, accruing or becoming due and payable during the term of the Lease including without limitation any assessment of common area costs by any association of owners of property in the complex or industrial park of which the Real Estate is a part, if applicable, and including fees

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and costs incurred by Landlord for the purpose of contesting or protesting tax assessments or rates to the extent that such fees and costs relate to savings realized during the term of the Lease and any extensions or renewals thereof. (“Impositions”); provided, however, that the general taxes levied against the Leased Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease term and prorated and payable as of the expiration date of the Lease term for the last year of the Lease term (on the basis of Landlord’s reasonable estimate thereof). Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay only those installments falling due during the term of this Lease.

5.1 Alternative Taxes. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Leased Premises, or the rent, additional rent or other income there from and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal, state and local income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

5.2 Right to Contest. Tenant shall not be required to pay any Imposition or charge upon or against the Leased Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the Imposition or charge so contested; provided that, pending any such legal proceedings Tenant shall give Landlord such security as may be deemed satisfactory to Landlord to insure payment of the amount of the Imposition or charge, and all interest and penalties thereon. If, at any time during the continuance of such contest, the Leased Premises or any part thereof is, in the judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such Imposition.

VI. INSURANCE

6.0 Kinds and Amounts. As additional rent for the Leased Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

(a)	The improvements at any time situated upon the Leased Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and extended Coverage Policy. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with all proceeds of insurance payable to Landlord.

(b)	Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $1,000,000.00, for injury to or death of more than one person in any one occurrence in an amount of not less than $2,000,000.00, and for damage to property in an amount of not less than $250,000.00 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Leased Premises.

(c)	Tenant from all workmen’s compensation claims; and

(d)	Landlord from loss of rents during the period while the Leased Premises are untenantable due to fire or other casualty (for the maximum period for which such insurance is available) but the purchase of such rent insurance shall not relieve Tenant from the primary obligation to pay rent during any such period of untenantability.

6.1 Form of Insurance. The aforesaid insurance shall be in companies and in form, substance and amount (where not stated above) satisfactory to Landlord and any mortgagee of Landlord, and shall contain standard mortgage clauses satisfactory to Landlord’s mortgagee. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord. Certificates of insurance policies evidencing the coverage shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

6.2 Fire Protection. Tenant shall conform to all applicable fire codes of any governmental authority having jurisdiction over the Leased Premises.

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6.3 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or required under this Lease to be so insured, then the parties so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost thereupon keeping such release and waiver in full force and effect).

VII. DAMAGE OR DESTRUCTION

7.0. Restoration. If the building is damaged or destroyed by fire or other casualty, Tenant shall determine whether to rebuild or repair the building. In the event Tenant elects not to repair/rebuild, then the Lease shall be deemed terminated as of the date of the casualty loss and Tenant shall assign to Landlord all of Tenant’s interest under the property insurance policy and thereafter all insurance proceeds from the casualty loss shall belong to Landlord. In the event Tenant elects to repair/rebuild, Tenant agrees to commence construction work upon the insurance proceeds being made available and to restore the building as quickly as reasonably possible.

7.1. Rent Abatement. If such damage or destruction to the building on the Leased Premises results in the suspension of business in the Leased Premises, all rents and other charges payable by Tenant hereunder shall abate from the date of such suspension of business until the earlier of (a) the date such business is resumed, or (b) the date sixty (60) days following the completion of said repairs or restoration; and if such damage or destruction or the work of repairing or restoring said improvements results in only a partial suspension of business, the abatement shall be apportioned accordingly.

VIII. CONDEMNATION

8.0 Taking of Whole. If the whole of the Leased Premises shall be taken or condemned for a public or quasipublic use or purpose by any competent authority or if such a portion of the Leased Premises including, however, a portion of the improvements, shall be so taken that as a result thereof the balance cannot be used for the same purpose as expressed in Article III, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the “award”), shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Leased Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such award. Tenant shall continue to pay rent until the Lease term is terminated and any taxes and/or insurance premiums paid by Tenant, or any tax and insurance premium deposits with Landlord, shall be adjusted between the parties.

8.1 Partial Taking. If only a part of the Leased Premises shall be so taken or condemned, and as a result thereof the balance of the Leased Premises can be used for the same purpose as expressed in Article III, this Lease shall not terminate and Landlord, as its sole cost and expense, shall repair and restore the Leased Premises and all improvements thereon. Landlord shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements. If Landlord does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred twenty (120) days, then, Tenant shall have the right to terminate the Lease. There shall be no abatement or reduction in any rental because of such taking or condemnation.

8.2 Tenant shall have the right to maintain its own action against the condemning authority for any leasehold related damages.

IX. MAINTENANCE AND REPAIRS

9.0 Maintenance. Tenant shall keep and maintain the entire exterior and interior of the Leased Premises, specifically including without limitation, heating, ventilating and air conditioning equipment, the parking area and the roof, in good condition and repair. As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary nonstructural and structural repairs and replacements. Tenant shall, to the extent possible, keep the Leased Premises from falling temporarily out of repair or deteriorating. Tenant shall further keep and maintain the improvements at any time situated upon the Leased Premises and all sidewalks and areas adjacent thereto, safe, secure, clean and sanitary, specifically including but not by limitation, snow and ice clearance, if applicable and conforming with the lawful and valid requirements of any governmental authority having jurisdiction over the Leased Premises

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9.1 Alterations. Except as otherwise provided herein, Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any alterations or additions to the Leased Premises without obtaining Landlord’s prior written consent which consent shall not be unreasonably withheld. Tenant shall make all additions, improvements, alterations and repairs, nonstructural and structural, on the Leased Premises and on and to the appurtenances and equipment thereof, required by any such governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private), including supporting the streets and alleys adjoining the Leased Premises. Tenant shall have the right to make non-structural alterations in an amount not to exceed $20,000.00 without Landlord’s consent. All work done pursuant to this Article IX shall be performed in a good and workmanlike manner. Upon completion of any work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation sworn contractor’s statements and supporting lien waivers) evidencing payment in full for such work.

X. ASSIGNMENT AND SUBLETTING

10.0 Consent Required. Tenant shall not, without Landlord’s prior written consent, (a) assign, convey or mortgage this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; or (c) sublet the entire Leased Premises. No permitted assignment or subletting shall relieve Tenant of Tenant’s covenants and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

Landlord agrees that its consent to any such assignment or sublease shall not be unreasonably withheld. Anything contained herein to the contrary notwithstanding, Tenant shall have the right to assign or sublet the premises to an affiliate of Tenant or to a company purchasing substantially all of Tenants assets at the Leased Premises or to sublet a part of the Leased Premises without Landlord’s consent, but with notice to Landlord.

10.1 Merger or Consolidation. Tenant may, without Landlord’s consent, assign this Lease to any corporation resulting from a merger or consolidation of the Tenant upon the following conditions: (a) that the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; (b) that Tenant is not at such time in default hereunder; (c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. If the aforesaid conditions are satisfied, Tenant shall be discharged from any further liability hereunder.

XI. LIENS AND ENCUMBRANCES

11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises to become subject to any mechanics’ laborers’ or materialman’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to insure payment thereof and to prevent and sale, foreclosure, or forfeiture of the Leased Premises by reason of non-payment therefor; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

XII. UTILITIES

12.0 Utilities. Tenant shall purchase all utility services, including but not limited to fuel, water, sewer and electricity from the utility or municipality providing such service and shall pay for such services when such payments are due.

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XIII. INDEMNITY AND WAIVER

13.0 Indemnity. Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from any act or omission of Tenant or anyone claiming by, through, or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant’s expense, resist and defend such action, suit or proceeding.

XIV. RIGHTS RESERVED TO LANDLORD

14.0 Rights Reserved to Landlord. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its agents (and its beneficiary or beneficiaries and their agents if Landlord is an Illinois land trust) reserves the following rights, to be exercised at Landlord’s election:

(a)	To inspect the Leased Premises upon reasonable advance notice and to make repairs, additions or alterations to the Leased Premises;

(b)	To show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises; and

(c)	During the last year of the Lease term where an option to extend has not been exercised, to place and maintain the usual “For Rent” signs on the Leased Premises.

Landlord may enter upon the Leased Premises for any and all of the said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession of the Leased Premises, and without being liable in any manner to Tenant.

XV. QUIET ENJOYMENT

15.0 Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant’s quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

XVI. SUBORDINATION OR SUPERIORITY

16.0 Subordination or Superiority. The rights and interest of Tenant under this Lease shall be subject and subordinate to any first mortgage or trust deed creating a first mortgage that may be placed upon the Leased Premises by Landlord and to any and all advances to be made hereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default (which agreement may, at such mortgagee’s option, require attornment by Tenant). Any such mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant shall execute and deliver whatever instruments may be required for such purposes and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact an in its name, place, and stead so to do.

XVII. SURRENDER

17.0 Surrender. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear or damage by casualty loss excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident to the business of Tenant; articles of personal property incident to Tenant’s business are hereinafter referred to as

5

“Trade Fixtures”). All additions, hardware, non-Trade Fixtures and improvements, temporary or permanent, in or upon the Leased Premises placed there by Tenant shall become Landlord’s property and shall remain upon the Leased Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant. Tenant shall deliver to Landlord all keys to all doors therein.

17.1 Removal of Tenant’s Property. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant’s Trade Fixtures provided, however, that Tenant shall repair any injury or damage to the Leased Premises that may result from such removals. If Tenant does not remove Tenant’s Trade Fixtures from the Leased Premises prior to the end of the term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

17.2 Holding Over. Any holding over by Tenant of the Leased Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at a rate of 125% of the then monthly rate of rent and other charges payable hereunder for the Lease term. Nothing contained in this Section 17.2 shall be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

XVIII. REMEDIES

18.0 Defaults. Tenant further agrees that any one or more of the following events shall be considered events of default as said term is used herein, that is to say, if

(a)	Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy law as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

(b)	Tenant shall file or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution or any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

(c)	Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(d)	The Leased Premises are levied upon by any revenue officer or similar officer; or

(e)	A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

(f)	Tenant shall default in any monthly payments of rent or in any other payment required to be made by Tenant hereunder when due as herein provided or shall default under Sections 6.0 or 6.1 hereof and such default shall continue for ten (10) days after notice thereof in writing to Tenant; or

(g)	Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

(h)	Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease. Upon termination of this

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Leases or of Tenant’s right to possession, Landlord may re-enter the Leased Premises with process of law using such force as may be necessary, and remove all persons, fixtures, and chattels therefrom and Landlord shall not be liable for any damages resulting therefrom. Upon termination of the Lease, or upon any termination of the Tenant’s right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with process of law and to repossess the Leased Premises as the Landlord’s former estate and to expel or remove the Tenant and any others who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord’s rights to rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages, all rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the value of the rent value of the Leased Premises for the residue of the stated term hereof, less the fair rental and other sums provided herein to be paid by Tenant for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the premises, preparation for reletting and for reletting itself), and (2) the cost of performing any other covenants to be performed by Tenant. If the Landlord elects to terminate the Tenant’s right to possession only, without terminating the Lease, the Landlord may, at the Landlord’s option enter into the Leased Premises, remove the Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant’s obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord shall use best efforts to relet all or any part of the Leased Premises for such rent and upon terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. if the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys’ fees and brokers’ commissions), to satisfy the rent herein provided to be paid for the remainder of the Lease term. Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. If Tenant shall default under subsection (i) hereof, and if such default cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the cause of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess the Leased Premises without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the term ended or to repossess without terminating the Lease, and to enforce all of its right and remedies hereunder for any other default not so cured.

18.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

18.2 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant’s right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant’s right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord.

XIX. SECURITY DEPOSIT

19.0 Security Deposit. None

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XX. MISCELLANEOUS

20.0 Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior written request from Landlord execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee, a written statement certifying, if true, that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by Landlord or Landlord’s mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises, and their respective successors and assigns.

20.1 Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorney’s fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys’ fees) at the highest rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of twelve percent (12%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

20.2 Amendments Must Be in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner by altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party.

20.3 Notices All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if: (a) a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped; or (b) sent by a nationally recognized overnight carrier and addressed to Tenant as follows Fenix Parts, Inc.                     Miami, FL                     or at such address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if (a) a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped; or (b) sent by a nationally recognized overnight carrier and addressed to PPP Group, 3 Glenwood Avenue, Spring Lake, NJ 07762 Attn: Joseph Goodman with a copy to Landlord’s mortgagee if Landlord requests that such notice be given and provides Tenant with the address of such mortgagee or at such other address as Landlord may theretofore have furnished by written notice to Tenant with a copy to any first mortgagee of the Leased Premises as to the identity and address of which Tenant shall have received written notice. The effective date of such notice shall be the date of receipt or the first day delivery if refused.

20.4 Short Form Lease. This lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the name of the parties, the legal description and the term of the Lease.

20.5 Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.6 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

20.7 Captions. The captions of this lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

20.8 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

20.09 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

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20.10 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

20.11 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Landlord’s broker                     , whose commission Landlord covenants and agrees to pay in the amount agreed between Landlord and Landlord’s broker. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof.

20.12 Landlord Means Owner. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

20.13 Lender’s Requirements. If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner, (other than in the description of the Leased Premises, the term, the purpose or the rent or other charges hereunder) Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant shall, within ten (10) days after the effective date of Landlord’s notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice. If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of Tenant’s written statement, Landlord shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

20.14 Signs. Tenant shall have the right to install exterior signs on the Leased Premises promoting the operation of its business which shall at all times be in compliance with all applicable municipal sign ordinances.

20.15 Attorneys’ Fees. In the event either party shall bring suit to enforce any provision of this Lease, then the prevailing party shall be entitled to receive from the non-prevailing party reimbursement of its reasonable attorneys’ fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of non-prevailing party under this Lease.

21.0 Condition. Landlord shall deliver the Leased Premises to Tenant clean and free of debris on the Commencement Date and warrants to Tenant that the existing plumbing, fire sprinkler system, if any, lighting, air-conditioning, heating and electrical, other than those constructed by Tenant and roof is watertight, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense.

22.0 Acceptance of Premises. Tenant hereby acknowledges: (a) that it has been advised by the Landlord and its agents to satisfy itself with respect to the condition of the Leased Premises (including but not limited to the electrical and fire protection systems, security, environmental aspects) and the present and future suitability of the Leased Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relates to Tenant’s occupancy of the Leased Premises and/or the term of this Lease; and (c) that neither the Landlord, nor any of its agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

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23.0 Hazardous Waste. The term “Hazardous Materials”, as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined that said Permitted Materials are being improperly stored, used, or disposed of, Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the Lease Term, the Premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiring of this Lease.

During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders and decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the environmental protection agency of the State where the property is located or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

24.0 Environmental Representation. Landlord hereby represents to Tenant that: (a) all Hazardous Materials used on the Leased Premises and any adjacent property owned by Landlord have been used in compliance with all applicable federal, state, regional, county and local laws, statutes, regulations and ordinances relating to public health, safety or the environment or consistent with accepted industry practice and usage; (b) parties who have operated at the Leased Premises have all necessary environmental permits and authorizations, where required; (c) there have been no releases of Hazardous Materials at the Leased Premises or any adjacent property owned by Landlord; and (d) there are no pending environmental enforcement or administrative actions or claims against the Landlord or any current or former occupant of the Leased Premises or any adjacent property owned by Landlord. In the event Landlord received any notice of any violation of any Environmental Law whether related to any prior occupant to Tenant, Landlord agrees to promptly provide a copy of the notice to Tenant. Landlord agrees to indemnify, defend and hold harmless Tenant against all losses, claims, damages (actual or punitive) and liabilities of any kind that Tenant may incur arising out of a breach of the foregoing representations.

25.0 Right of First Refusal. Landlord hereby grants Tenant a right of first refusal (“First Refusal Right”) to purchase the Leased Premises in the event Landlord receives an offer to purchase that Landlord is willing to accept (“Acceptable Offer”) upon the same terms and conditions set forth in the Acceptable Offer. In the event Landlord receives an Acceptable Offer it shall send a copy of the offer to Tenant and Tenant shall have 14 days after receipt of the offer to elect to purchase the Leased Premises upon the same terms and conditions. If Tenant fails to respond within the time period or gives notice that it has chosen not to elect to purchase, then Landlord shall have the right to accept the Acceptable Offer and complete the sale.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD	TENANT

PPP GROUP	FENIX PARTS, INC.

By:	By
President

11

EXHIBIT A

LEGAL DESCRIPTION

12

Exhibit H to Leesville Auto Wreckers, Inc. Combination Agreement - Retention Bonuses

Name	Gross	Cash	Stock

Goodman, Joseph	2000000	800000	1200000
Kennedy, Kevin	600000	240000	360000
Goodman, Mark	600000	240000	360000
Maurer, Paul Sr	600000	240000	360000
Brennan, Kathleen	250000	100000	150000
Czerepak, Ryszard	15000	10000	5000
Riporti, Patrick	15000	10000	5000

Adamiec, Jeanne	10000	10000	0
Grabowski, Thomas	10000	10000	0
Kidwell, Michael	10000	10000	0
Welch, Robert	10000	10000	0
Yagla, Edward	10000	10000	0

Benevento, Donna	7500	7500	0
Maurer, Paul Jr	7500	7500	0
Mitchell, Elizabeth	7500	7500	0
Sabat, Stanislaw	7500	7500	0
Wyludka, Daniel	7500	7500	0

Gerba, Vladimir	6000	6000	0
Gonzalez, Albert	6000	6000	0
Hospod, Piotr	6000	6000	0
Howarth, Richard	6000	6000	0
Jencsik, Michael	6000	6000	0

Kowalski, Artur	5000	5000	0
Pluta, Andrzej	5000	5000	0

Brys, Pawel	2500	2500	0
Chrominski, Ryszard	2500	2500	0
Howarth, Robert	2500	2500	0
Kita, Artur	2500	2500	0
Kowalski, Zdzislaw	2500	2500	0
Latek, Stanislaw	2500	2500	0
Mizicka, Vladimir	2500	2500	0
Mrowczyk, Arkadiusz	2500	2500	0
Pitera, Jan	2500	2500	0
Pluta, Piotr	2500	2500	0
Rzeznik, Janusz	2500	2500	0
Rzeznik, Kamil	2500	2500	0
Tango, Patsy	2500	2500	0
Vasil, Peter	2500	2500	0
Vasilnak, Matej	2500	2500	0

Aiello, William	1000	1000	0
Kolasar, Henrich	1000	1000	0
Morgan, Daniel	1000	1000	0
Robles, Robert	1000	1000	0
Setar, Thomas	1000	1000	0
Sniezek, Tadeusz	1000	1000	0
Valo, Tomas	1000	1000	0
	4252000	1812000	2440000